As filed with the Securities and Exchange Commission on October 21, 2025
Registration No. 333-284368

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	2834	46-5087339
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2450 Holcombe Blvd.
Suite X
Houston, TX 77021
713-913-5608
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark J. Rosenblum
Acting Chief Executive Officer, Executive Vice President and Chief Financial Officer
2450 Holcombe Blvd.
Suite X
Houston, TX 77021
713-913-5608
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew L. Strong, Esq. Stephen M. Nicolai, Esq. Hogan Lovells US LLP 609 Main Street, Suite 4200 Houston, TX 77002 (713) 632-1400	Jeffrey Kuras, Esq. Honigman LLP 2290 First National Building 600 Woodward Avenue Detroit, MI 48226-3506 (313) 465-7454	Michael Nertney, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

The information in this preliminary prospectus is not complete and may be changed. Salarius may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED OCTOBER 21, 2025
1,960,784 Shares of Common Stock
or
Pre-Funded Warrants to Purchase up to 1,960,784 Shares of Common Stock,
Series A Warrants to Purchase up to 1,960,784 Shares of Common Stock,
Series B Warrants to Purchase up to 1,960,784 Shares of Common Stock,
Representative Warrants to Purchase up to 98,039 Shares of Common Stock,
and
Up to 5,980,391 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants, Series A Warrants, Series B Warrants and Representative Warrants
Salarius is offering 1,960,784 shares of its common stock, par value $0.0001 per share (the “common stock”), Series A Warrants to purchase up to 1,960,784 shares of its common stock which will expire five (5) years from the date of issuance (the “Series A Warrants”) and Series B Warrants to purchase up to 1,960,784 shares of its common stock which will expire one (1) year from the date of issuance (the “Series B Warrants” and, together with the Series A Warrants, the “common warrants”) at an assumed combined public offering price of $4.08 per share of common stock and accompanying common warrants, which was the closing price of Salarius’ common stock on The Nasdaq Capital Market (“Nasdaq”) on October 10, 2025.
The common warrants will be exercisable upon issuance. See “Description of Securities Salarius is Offering” on page 90 of this prospectus for more information regarding the terms of the common warrants.
Salarius is also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of Salarius’ outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, up to 1,960,784 pre-funded warrants to purchase shares of common stock, in lieu of shares of common stock. The purchase price of each pre-funded warrant (and accompanying common warrants) will be equal to the public offering price for the common stock (and accompanying common warrants) in this offering, minus $0.0001. Each pre-funded warrant is exercisable for one (1) share of Salarius’ common stock and has an exercise price of $0.0001 per share. For each pre-funded warrant that Salarius sells, the number of shares of common stock Salarius is offering will be reduced on a one-for-one basis. Each pre-funded warrant will be exercisable at any time after the date of issuance.
The common stock (or pre-funded warrants) and the common warrants will be sold in combination, with each share of common stock (or pre-funded warrant to purchase one share of common stock) accompanied by one Series A Warrant to purchase one share of common stock, and one Series B Warrant to purchase one share of common stock. This prospectus also relates to the offering of common stock issuable upon exercise of the pre-funded warrants and common warrants. Salarius collectively refers to the shares of common stock, pre-funded warrants and common warrants offering hereby, including the shares of common stock underlying the pre-funded warrants and common warrants, as the “securities.”
Salarius and Decoy Therapeutics Inc. (“Decoy”) have entered into an Agreement and Plan of Merger, dated January 10, 2025 and amended on March 28, 2025, June 10, 2025, July 18, 2025, July 29, 2025 and September 17, 2025 (as amended, the “Merger Agreement”), pursuant to which wholly owned subsidiaries of Salarius will merge with and into Decoy, with Decoy surviving as a wholly owned subsidiary of Salarius (the “Merger”). The Decoy transaction is structured as a two-step transaction. In step one of the transaction, the Merger will be consummated and all of Decoy’s outstanding equity interests will be exchanged based on an exchange ratio for consideration of shares of Salarius’ Series A Preferred Stock. Additionally, certain holders of Decoy’s non-convertible promissory notes (the “Decoy Promissory Notes”) will exchange their notes for shares of Salarius’ Series B Preferred Stock pursuant to note exchange agreements entered into in connection with the Merger, with the closing of such exchange to occur at the Merger Closing. The Series A Preferred Stock and the Series B Preferred Stock are newly designated series of preferred stock (collectively, the “Preferred Stock”) that are intended to have economic rights equivalent to the Salarius common stock, but with only limited voting rights. The Series B Preferred Stock is identical in all material respects to the Series A Preferred Stock, except for certain redemption and conversion provisions that require (i) fifty percent (50%) of net proceeds from Salarius’ “at-the-market” equity program and equity line of credit to be used for mandatory redemption of the Series B Preferred Stock until fully redeemed, (ii) optional redemption allowing Salarius to redeem all or any portion of the outstanding Series B Preferred Stock at any time following the Merger Closing, and (iii) optional conversion at the discretion of the holders upon stockholder approval of the conversion of the Series B Preferred Stock and Salarius’ achievement of the Nasdaq initial listing standards for a period of one year following such approvals, at which time remaining shares of Series B Preferred Stock shall automatically convert into Company common stock at the conversion ratio. The number of shares of common stock to be issued at the closing of the Merger (the “Merger Closing”) and the number of shares of Salarius common stock underlying the Series A Preferred Stock and Series B Preferred Stock to be issued at Merger Closing is based on an exchange ratio set forth in the Merger Agreement that, before taking into account the dilutive effects of this offering and after giving effect to the expected adjustment to the conversion ratio of the Preferred Stock based on the assumed offering price of $4.08 per share in this offering, would result in Salarius’ legacy stockholders retaining approximately 14.8% of Salarius and Decoy stockholders owning approximately 85.2% of Salarius. Based on the exchange ratio, the total number of shares underlying the Series A Preferred Stock and the Series B Preferred Stock at

the Merger Closing will initially be 1,719,324 shares of common stock. However, the Series A Preferred Stock and the Series B Preferred Stock contain price protection provisions such that the conversion ratio (initially 1:1,000) will be adjusted such that the number of shares of common stock underlying each share of Preferred Stock will be equal to the product of 1,000 multiplied by a fraction, the numerator of which is $10.50 (the “Initial Issuance Price”) and the denominator of which is the effective per share price in this offering or any future financing, provided that in no event will the denominator be less than $3.75 (the “Floor Price”). Accordingly, the number of shares of Salarius common stock issuable upon conversion of the Preferred Stock may be much higher, up to a maximum of 4,814,106 shares of Salarius common stock, which would occur if the per share price in this offering or any future financing is equal to or lower than $3.75. Based on the assumed offering price of $4.08 per share in this offering, the number of shares of Salarius common stock underlying the Preferred Stock is expected to be 4,424,730 shares of Salarius common stock.
The Merger Closing contemplated by step one of the transaction is conditioned upon, among other things, minimum proceeds from financings of at least $6.0 million (collectively, the “Qualified Financing”) and the continued listing of Salarius common stock on Nasdaq. Salarius has already satisfied the requirement of a Qualified Financing and the Merger Closing is expected to occur concurrently with the closing of this financing. For the avoidance of doubt, while the Merger Closing contemplated by step one of the transaction is conditioned on Salarius’ continued listing on Nasdaq, neither this financing nor such Merger Closing is contingent on Nasdaq’s approval of an initial listing application, which is expected to be filed following the consummation of this financing and the Merger Closing in connection with step two of the transaction.
In step two of the Decoy transaction, Salarius has agreed to call a special stockholder meeting to approve, among other things, the conversion of the Preferred Stock to be issued at Merger Closing into shares of Salarius common stock (the “Conversion Proposal”). The Preferred Stock issued at the Merger Closing will not convert into Salarius common stock until Salarius obtains stockholder approval to approve the Conversion Proposal. Nasdaq has informed Salarius that the Decoy transaction constitutes a business combination that will result in a “Change of Control” pursuant to Listing Rule 5110(a) in connection with step two of the transaction and that the post-transaction entity will be required to satisfy all of Nasdaq’s initial listing criteria and to complete Nasdaq’s initial listing process prior to Salarius’ stockholder meeting to seek approval for the Conversion Proposal. Salarius therefore intends to commence the initial listing process following the consummation of this financing and the Merger Closing at such time that the post-transaction entity is expected to satisfy all of the applicable Nasdaq initial listing criteria. The Preferred Stock issued at the Merger Closing in connection with step one of the Decoy transaction will not be convertible into Salarius common stock until Nasdaq’s approval of the initial listing application and stockholder approval of the Conversion Proposal. Please see “Prospectus Summary – Recent Developments - Description of the Merger with Decoy” and “Prospectus Summary – Recent Developments – Summary of Transaction Steps” for more information.
Salarius’ common stock is listed on Nasdaq under the symbol “SLRX.” All share numbers included in this prospectus are based upon an assumed public offering price of $4.08, the closing price of Salarius’ common stock on Nasdaq on October 10, 2025. The price of Salarius’ common stock on Nasdaq during recent periods will only be one of many factors in determining the final public offering price. Other factors to be considered in determining the final public offering price include Salarius’ history, its prospects, the industry in which Salarius operates, Salarius’ past and present operating results, the general condition of the securities markets at the time of this offering and discussions between the underwriters and prospective investors. The recent market price used throughout this prospectus may not be indicative of the final public offering price. There is no established trading market for the pre-funded warrants or common warrants, and Salarius does not expect a market to develop. Salarius does not intend to apply for a listing of the pre-funded warrants or common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants or common warrants will be limited.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total
Public offering price(1)	$	$	$
Underwriting discounts and commissions(1)(2)	$	$	$
Proceeds to Salarius, before expenses(3)	$	$	$
__________________
(1)The public offering price and underwriting discount corresponds to (i) a public offering price per share of common stock of $          ($          net of the underwriting discount) or $          per pre-funded warrant ($          net of the underwriting discount), (ii) a public offering price per one Series A Warrant of $           ($          net of the underwriting discount) and (iii) a public offering price per one Series B Warrant of $          ($          net of the underwriting discount).
(2)Salarius has agreed to reimburse the representative for certain expenses. See “Underwriting” on page 103 for additional information regarding underwriting compensation.
(3)The above summary of offering proceeds does not give effect to any proceeds from the exercise of any warrants being issued in this offering.
Salarius has granted a 45-day option to the underwriters to purchase up to 294,118 shares of Salarius’ common stock, and/or Series A Warrants to purchase up to 294,118 shares of Salarius’ common stock, and/or Series B Warrants to purchase up to 294,118 shares of Salarius’ common Stock at their respective public offering prices, less the underwriting discounts and commissions. The option may be used to purchase such shares of common stock and/or common warrants, or any combination thereof, as determined by the underwriters.
Salarius has agreed to issue to the representative warrants to purchase the number of shares of Salarius common stock equal to 5% of the aggregate number of shares of common stock and/or pre-funded warrants sold in this offering (the “representative warrants”). The representative warrants will have an exercise price of $     (equal to 155% of the combined public offering price per share of common stock and accompanying common warrants) and will be exercisable for five (5) years from the commencement of sales of the offering.

The underwriters expect to deliver the securities to the purchasers in the offering on or about            , 2025.
You should also read this prospectus, together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in any of Salarius’ securities.
Salarius is a “smaller reporting company” as defined under the federal securities laws and, as such, Salarius has elected to comply with certain reduced public company reporting requirements for this prospectus, the documents incorporated by reference herein and future filings. Please see “Prospectus Summary – Implications of Being a Smaller Reporting Company.”
Investing in Salarius’ securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 34 of this prospectus, and under similar headings in any amendments or supplements to this prospectus or in any other documents incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Ladenburg Thalmann
The date of this prospectus is            , 2025.

References to “Salarius” and “Decoy” in this prospectus refer to Salarius Pharmaceuticals, Inc. and Decoy Therapeutics, Inc., respectively. References to the “combined company” refer to Salarius and its wholly owned subsidiary, Decoy, after the Merger, assuming the Merger is consummated. Except as otherwise noted, references to “we,” “us” or “our” refer to Salarius. References to “First Merger Sub” refer to Decoy Therapeutics MergerSub I, Inc., a newly formed, wholly owned subsidiary of Salarius and references to “Second Merger Sub” refer to Decoy Therapeutics MergerSub II, LLC, a newly formed, wholly owned subsidiary of Salarius.
References to the “Merger Agreement” refer to that certain Agreement and Plan of Merger dated as of January 10, 2025, among Salarius, First Merger Sub, Second Merger Sub and Decoy, as amended from time to time. References to the “Merger” refers collectively to the merger of First Merger Sub with and into Decoy, with Decoy surviving as the surviving entity and as a wholly owned subsidiary of Salarius, and the merger of Decoy with and into Second Merger Sub, with Second Merger Sub being the surviving entity and continuing under the name “Decoy Therapeutics, LLC” as a wholly owned subsidiary of Salarius, in each case as contemplated under the Merger Agreement.
i

ABOUT THIS PROSPECTUS
Salarius incorporates by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Incorporation of Certain Information by Reference.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in Salarius’ securities.
Neither Salarius nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus that Salarius has authorized for use in connection with this offering. Salarius takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.
The underwriters are offering to sell, and seeking offers to buy, Salarius’ securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any free writing prospectus that Salarius has authorized for use in connection with this offering is accurate only as of the respective dates thereof, and the information in the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or of any sale of Salarius’ securities. Salarius’ business, financial condition, results of operations, and prospects may have changed since such dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read both this prospectus, as well as the documents incorporated by reference into this prospectus and the additional information described under “Incorporation of Certain Information by Reference” in this prospectus, before investing in Salarius’ securities.
Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning Salarius’ and Decoy’s respective businesses and the industries and markets in which they operate, including with respect to their business prospects, market position and opportunity, and the competitive landscape, is based on information from Salarius’ and Decoy’s respective management’s estimates, as well as from industry publications, surveys, and studies conducted by third parties. Salarius’ and Decoy’s respective management’s estimates are derived from publicly available information, their knowledge of the respective party’s business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while Salarius and Decoy believe that information contained in the industry publications, surveys, and studies has been obtained from reliable sources, neither party has independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed.
Although Salarius is not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, including in Salarius’ Annual Report on Form 10-K filed on March 21, 2025 and Salarius’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed on May 14, 2025 and August 12, 2025, respectively. Accordingly, you should not place undue reliance on this information.
For investors outside the United States: Salarius and the underwriters have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Basis of Presentation
On June 14, 2024, Salarius filed a Certificate of Amendment to its amended and restated certificate of incorporation (the “2024 Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-8 reverse stock split of Salarius’ issued and outstanding shares of common stock, par value $0.0001 per share (the “ 2024 reverse split”), which became effective on that date.
On August 15, 2025, Salarius filed a Certificate of Amendment to its amended and restated certificate of incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-15 reverse stock split of Salarius’ issued and outstanding shares of common stock, par value $0.0001 per share (the “2025 reverse split” and together with the 2024 reverse split, the “reverse splits”), which became effective on that date. All historical share and per share amounts with respect to Salarius reflected throughout this prospectus have been adjusted to reflect the reverse splits.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents Salarius has filed with the SEC that are incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the plans, strategies and prospects, both business and financial, of Salarius, Decoy and the combined company. These statements are based on the beliefs and assumptions of Salarius’ and Decoy’s management. Although Salarius and Decoy believe that these plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the parties cannot assure you that they will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “target,” “goal,” “forecasts,” “may,” “will,” “potential,” “should,” “would,” “could,” “future,” “seeks,” “plans,” “predicts,” “propose,” “scheduled,” “anticipates,” “intends,” or similar expressions.
Forward-looking statements in this prospectus include, but are not limited to, statements about the following:
•the expected benefits of, and potential value created by, the Merger for the securityholders of Salarius and Decoy;
•the likelihood of the satisfaction of certain conditions to the completion of the Merger, including the conditions related to this offering, whether and when the Merger will be consummated and that Salarius’ common stock remains listed on Nasdaq;
•the effects of the Merger and this offering on the ownership percentages of the Decoy’s stockholders and Salarius’ stockholders in the combined company;
•Salarius’ expectations regarding the timing of the combined company’s ability to satisfy the Nasdaq initial listing standard and obtain stockholder approval for the conversion of the Preferred Stock into common stock in connection with step two of the Decoy transaction;
•the plans, strategies and objectives of management for future operations, including the execution of integration plans and the anticipated timing of filings, commencement of preclinical studies or clinical trials and release of data from such studies or trials;
•plans to develop and commercialize additional products candidates including planned preclinical, clinical, regulatory, commercialization and manufacturing activities;
•the attraction and retention of highly qualified personnel;
•the ability to protect and enhance the combined company’s products and intellectual property;
•developments and projections relating to the combined company’s competitors or industry;
•the combined company’s financial performance;
•Salarius’ or Decoy’s relationships and actions with third parties;
•Salarius’ and the combined company’s ability to maintain the listing of its shares of common stock on Nasdaq, and the potential liquidity and trading of such shares of common stock;
•the ability of Salarius and the combined company to successfully manage its cash and cash equivalents and any anticipated proceeds from this offering or other financing transactions;
•Salarius’ and the combined company’s ability to acquire sufficient sources of funding if and when needed;
•future regulatory, judicial and legislative changes in Salarius’ or Decoy’s respective industries; and

•the use of proceeds from this offering.
These forward-looking statements should not be relied upon as predictions of future events as Salarius and Decoy cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:
•Salarius’ and Decoy’s stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger and this offering;
•the Merger consideration may have greater or lesser value at the closing of the Merger than at the time the Merger Agreement was signed;
•failure to complete the Merger may result in either party paying a termination fee or expenses to the other party and could harm the future business and operations of each company;
•if the conditions to the Merger are not met the Merger may not occur;
•the timing of the consummation of the Merger is uncertain as is the ability of each of Salarius and Decoy to consummate the Merger;
•the Merger may be completed even though material adverse changes may occur;
•Salarius may not be able to correctly estimate its operating expenses and its expenses associated with the Merger and may have a significantly lower cash on the closing date of the Merger than currently estimated;
•Salarius may not be able to maintain its Nasdaq listing following the Merger Closing and may not be able to satisfy the initial listing standards;
•as a result of this financing, Salarius’ stockholders or Decoy’s stockholders are expected to own less of the combined company than is currently anticipated;
•the market price of Salarius’ common stock may decline following the Merger;
•restrictions in the Merger Agreement may prevent Salarius and Decoy from entering into a business combination with another party at a favorable price;
•certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement;
•the combined company may never earn a profit;
•the combined company will be subject to the uncertainties associated with the clinical development and regulatory approval of its product candidates including potential delays in the commencement, enrollment and completion of clinical trials and that the results of prior clinical trials may not be predictive of future results;
•the combined company will be required to raise additional funds to finance its operations and remain a going concern and may be required to do so sooner than it expects;
•the combined company may not be able to raise additional funds when necessary, and/or on acceptable terms;

•the combined company’s small public float, low market capitalization, limited operating history, and lack of revenue may make it difficult and expensive for the combined company to raise additional funds;
•Salarius and Decoy may not be able to protect their respective intellectual property rights;
•there may be changes in expected or existing competition for the combined company’s product candidates;
•the Merger will result in changes to the combined company’s board of directors that may affect the combined company’s business strategy and operations;
•both companies expect the price of the combined company’s common stock may be volatile and may fluctuate substantially following the Merger and the transactions contemplated thereby;
•if the combined company were to be delisted from Nasdaq, it would reduce the visibility, liquidity and price of its common stock;
•a significant portion of the combined company’s total outstanding shares of common stock may be sold into the public market at any point, which could cause the market price of the combined company’s common stock to drop significantly, even if the combined company is doing well;
•there may be adverse reactions or changes in business relationships resulting from announcement or completion of the Merger;
•the combined company will have broad discretion in the use of its cash reserves and may not use them effectively;
•the combined company expects to continue to incur increased costs as a result of operating as a public company, and its management will be required to devote substantial time to compliance initiatives and corporate governance practices;
•the combined company does not anticipate paying any cash dividends on its capital stock in the foreseeable future;
•provisions in the combined company’s certificate of incorporation, its bylaws or Delaware law might discourage, delay or prevent a change in control of the company or changes in its management, which may depress the price of its common stock;
•securities analysts’ published reports could cause a decline in the price of the combined company’s stock.
The foregoing risks should not be construed as exhaustive and should be read in conjunction with statements that are included herein. For further discussion of the factors that may cause Salarius, Decoy or the combined company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risks associated with the ability of Salarius and Decoy to complete the Merger and the effect of the Merger on the business of Salarius, Decoy and the combined company, see the section entitled “Risk Factors” in this prospectus.
If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of operations of Salarius, Decoy or the combined company could differ materially from the forward-looking statements. All forward-looking statements in this prospectus are current only as of the date of this prospectus. Salarius and Decoy do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made, the occurrence of unanticipated events or any new information that becomes available in the future.
Salarius discusses in greater detail, and incorporates by reference into this prospectus and the accompanying prospectus, many of these risks, uncertainties and assumptions under the heading “Risk Factors.” Additional cautionary statements or discussions of risks, uncertainties, and assumptions that could affect Salarius’ results or the achievement of the expectations described in forward-looking statements are also contained in the documents

Salarius incorporates by reference into this prospectus. Any forward-looking statement made by Salarius in this prospectus, or any of the documents incorporated by reference in this prospectus, speaks only as of the date on which it was made. Salarius expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.
You should read this prospectus and the documents that Salarius incorporates by reference in this prospectus completely and with the understanding that Salarius’, Decoy’s and the combined company’s actual future results, levels of activity, and performance as well as other events and circumstances may be materially different from what Salarius, Decoy and the combined company expects. Salarius qualifies all of the forward-looking statements in this prospectus by these cautionary statements.

PROSPECTUS SUMMARY
This summary highlights certain information about Salarius, Decoy, this offering, the Merger and information appearing elsewhere in this prospectus and in the documents Salarius incorporates by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus beginning on page 34, in Salarius’ Annual Report on Form 10-K filed with the SEC on March 21, 2025, and Salarius’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed on May 14, 2025 and August 12, 2025, respectively, together with any free writing prospectus Salarius has authorized for use in connection with this offering and the financial statements and all other information included or incorporated by reference in this prospectus.
Overview of Salarius Pharmaceuticals, Inc.
Salarius is a clinical-stage biopharmaceutical company that has been focused on developing effective treatments for patients with cancer with high, unmet medical need. Specifically, Salarius has been concentrated on developing treatments for cancers caused by dysregulated gene expression (i.e., genes which are incorrectly turned on or off). Salarius has two classes of drugs that address gene dysregulation: targeted protein inhibitors and targeted protein degraders. Salarius’ technologies have the potential to work in both liquid and solid tumors. Salarius’ current pipeline consists of two small molecule drugs: (1) SP-3164, a targeted protein degrader, and (2) seclidemstat (“SP-2577”), a targeted protein inhibitor.
SP-3164 – Targeted Protein Degradation
Salarius’ plan had been to develop SP-3164 in high unmet need hematological indications and solid tumors. Salarius’ goal was to file an investigational new drug (“IND”) application with the U.S. Food and Drug Administration (“FDA”) for SP-3164 in the first half of 2023, and begin a Phase 1/2 clinical trial in the second half of 2023, however the lack of funding required Salarius to curtail spending necessary to begin the clinical trial program. The combined company plans to integrate Salarius’ assets, particularly the proprietary compound SP-3164, to expand its opportunities in creating a novel class of peptide conjugates called peptide-based proteolysis targeting chimeras (PPROTACs).
SP-2577 Ewing Sarcoma
On July 19, 2024, Salarius announced that it determined to close its ongoing Phase 1/2 clinical trial evaluating SP-2577 for Ewing sarcoma, including closing the remaining clinical trial sites. Salarius terminated the ongoing clinical trial in an effort to conserve cash. Salarius continues supporting The University of Texas MD Anderson Cancer Center (“MDACC”) in MDACC’s sponsored clinical trial evaluating SP-2577 in combination with azacytidine in adult patients with myelodysplastic syndromes and chronic myelomonocytic leukemia. In July 2024, the FDA placed the trial on partial clinical hold following a serious and unexpected grade 4 adverse event, encephalopathy, which was reversible. In February 2025, Salarius announced that MDACC had addressed the FDA’s questions and the partial clinical hold had been lifted, with patient enrollment resuming in the trial. Salarius received FDA fast track designation for SP-2577 as a potential treatment for a rare pediatric disease in Ewing’s Sarcoma.
For more information about Salarius, please refer to other documents that Salarius has filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”
Recent Developments
Entry into Merger Agreement with Decoy Therapeutics, Inc. (“Decoy”) and Amendment Nos. 1 through 5
On August 8, 2023, Salarius announced that it retained Canaccord Genuity, LLC to lead a comprehensive review of strategic alternatives focusing on maximizing stockholder value, including but not limited to, an acquisition, merger, reverse merger, divestiture of assets, licensing, or other strategic transactions involving the company. On January 10, 2025, Salarius entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Decoy Therapeutics MergerSub I, Inc., a Delaware corporation and a wholly owned subsidiary of Salarius (“First Merger Sub”), Decoy Therapeutics MergerSub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Salarius (“Second Merger Sub”), and Decoy. The Decoy transaction is structured as a two-step transaction. In step one of the transaction, Salarius will combine with Decoy (the “Merger”) by causing First Merger Sub to be merged with and into Decoy, with Decoy surviving the merger as a wholly owned subsidiary of Salarius (the “First Merger”). Immediately following the First Merger, Decoy will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity and continuing under the name “Decoy Therapeutics, LLC” as a wholly owned subsidiary of Salarius. The closing of the Merger contemplated by step one of the transaction (the “Closing”) is conditioned upon, among other things, minimum proceeds from offerings of at least $6.0 million (collectively, the “Qualified Financing”) and the continued listing of Salarius’ common stock (“common stock”) on Nasdaq (as the term is defined below). Salarius has already satisfied the requirement of a Qualified Financing and the Merger Closing is expected to occur concurrently with the closing of this financing. For the avoidance of doubt, while the Merger Closing contemplated by step one of the transaction is conditioned on Salarius’ continued listed on Nasdaq, neither this financing nor the Merger Closing is contingent on Nasdaq’s approval of an initial listing application, which is expected to be filed following the consummation of this financing and the Merger Closing in connection with step two of the transaction.
In step two of the Decoy transaction, Salarius has agreed to call a special stockholder meeting to approve, among other things, the conversion of the Preferred Stock to be issued at Merger Closing into shares of Salarius common stock (the “Conversion Proposal”). The Preferred Stock issued at the Merger Closing will not convert into Salarius common stock until Salarius obtains stockholder approval to approve the Conversion Proposal. Nasdaq has informed Salarius that the Decoy transaction constitutes a business combination that will result in a “Change of Control” pursuant to Listing Rule 5110(a) in connection with step two of the transaction and that the post-transaction entity will be required to satisfy all of Nasdaq’s initial listing criteria and to complete Nasdaq’s initial listing process prior to Salarius’ stockholder meeting to seek approval for the Conversion Proposal. Salarius therefore intends to commence the initial listing process following the consummation of this financing and the Merger Closing at such time that the post-transaction entity is expected to satisfy all of the applicable Nasdaq initial listing criteria. The Preferred Stock issued at the Merger Closing in connection with step one of the Decoy transaction will not be convertible into Salarius common stock until Nasdaq’s approval of the initial listing application and stockholder approval of the Conversion Proposal. Salarius intends to register the issuance of the shares of Salarius common stock underlying the Preferred Stock within 60 days of the Merger Closing. Please see “Prospectus Summary – Recent Developments – Summary of Transaction Steps” for more information.
The original Merger Agreement provided that the number of shares of Salarius common stock and the number of shares of Salarius common stock underlying the Series A Preferred Stock to be issued at Merger Closing was based on an exchange ratio which assumed a base value of $28.0 million for Decoy and $4.6 million for Salarius. In the original Merger Agreement, this ratio was subject to adjustment based on the balance sheet cash available to each of Salarius and Decoy at Merger Closing (excluding any proceeds raised in any Qualified Financing).
On March 28, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 1 to the Merger Agreement (“Amendment No.1”), pursuant to which the parties agreed to eliminate the adjustment based on the relative balance sheet cash available to Salarius and Decoy at Closing. Accordingly, under Amendment No. 1, the relative ownership percentages of the combined company was effectively fixed before taking into account the dilutive effects of the Qualified Financing and any issuance of securities pursuant to such Qualified Financing after January 10, 2025, the date of entry into the original Merger Agreement.
On June 10, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 2 to the Merger Agreement (“Amendment No. 2”) to address significant changes in market conditions and secure necessary consents from Decoy noteholders for the completion of the transaction.
Since the execution of the original Merger Agreement in January 2025 and following the execution of Amendment No. 1, Salarius’ common stock price has experienced substantial deterioration, materially affecting the relative valuations underlying the exchange ratio. As a result, the parties have agreed to reduce Salarius’ relative valuation from $4.6 million at the time of the original Merger Agreement to $2.31 million.
In addition, Amendment No. 2 revised the form of Certificate of Designation (as defined further below) for Preferred Stock that will be filed upon Merger Closing to include post-closing anti-dilution price protection for holders of Preferred Stock whereby if, following completion of the Qualified Financing and the Merger, Salarius conducts any subsequent dilutive financing of at least $2 million at a weighted average effective price per share below the offering price offered to the public in the Qualified Financing, the conversion ratio will be reset to provide additional shares to Preferred Stockholders in an amount proportional to the dilution caused by such offering, with such protection applying for one year from issuance. The revised Certificate of Designation also provides that the Preferred Stock will not be convertible until the combined company meets the relevant initial listing standards of Nasdaq and contains a provision designed to prevent Preferred Stockholders from engaging in short sales of Salarius’ common stock. As provided in the original Certificate of Designation, the Preferred Stock will also not convert until Salarius obtains stockholder approval pursuant to Nasdaq listing rule 5635. Salarius intends to register the issuance of the shares of Salarius common stock underlying the Preferred Stock within 60 days of the Merger Closing.
On July 18, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 3 to the Merger Agreement (“Amendment No. 3”) to allow certain holders of Decoy’s non-convertible promissory notes (the “Decoy Promissory Notes”) to exchange such debt for shares of Salarius' newly created Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”) pursuant to note exchange agreements between the holders of Decoy Promissory Notes and Decoy (the “Note Exchange Agreements”). The number of shares underlying the Series B Preferred Stock will be calculated by dividing the principal and interest owed on the exchanged Decoy Promissory Notes by the per share offering price in the Qualified Financing, with the shares underlying the Series A Preferred Stock being reduced on a one-for-one basis by the number of shares underlying the Series B Preferred Stock, such that the relative percentage ownerships (before giving effect to any conversion price adjustments) remain unchanged. The Series B Preferred Stock is identical in all material respects to the Series A Preferred Stock, including a conversion ratio of 1,000 shares of common stock per preferred share, and subject to similar adjustment and conversion restrictions, except for certain redemption and conversion provisions that include: (i) mandatory redemption requiring fifty percent (50%) of net proceeds from Salarius’ at-the-market equity program and equity line of credit to be used for redemption of the Series B Preferred Stock until fully redeemed, (ii) optional redemption allowing Salarius to redeem all or any portion of the outstanding Series B Preferred Stock at any time following the Merger Closing, and (iii) optional conversion at the discretion of the holders upon stockholder approval of the conversion of the Series B Preferred Stock and Salarius’ achievement of the Nasdaq initial listing standards for a period of one year following such approvals, at which time remaining shares of Series B Preferred Stock shall automatically convert into Company common stock at the conversion ratio. Amendment No. 3 also requires Salarius to effectuate the transactions contemplated by the Note Exchange Agreements, with the closing of such agreements to occur at the Merger Closing.
On July 29, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 4 to the Merger Agreement (“Amendment No. 4) to modify the conversion terms of Salarius’ form of Certificate of Designations of Series A Preferred Stock and Series B Preferred Stock to further incentivize the consent and conversion by the holders of certain convertible and non-convertible notes of Decoy. Specifically, the Fourth Amendment modifies the Certificate of Designations for each series of Preferred Stock to (i) remove the $2 million threshold requirement for triggering a “subsequent financing” under Section 7(e) that results in a proportional adjustment to the conversion ratio, (ii) change the conversion price adjustment calculation from a weighted average pricing mechanism to the actual per share offering price in any subsequent financing, and (iii) eliminate the one-year limitation on adjustments to the conversion ratio such that the adjustment will apply until such time as Salarius’ stockholders approve the conversion of the Preferred Stock and Salarius meets applicable Nasdaq initial listing standards.
On September 17, 2025, Salarius entered into Amendment No. 5 to the Merger Agreement (“Amendment No. 5”) to modify the conversion terms of Salarius’ form of Certificate of Designations of Series A Preferred Stock and Series B Preferred Stock to establish a baseline conversion price from which to calculate a proportional adjustment to the conversion ratio in the event of a dilutive “subsequent financing” under Section 7(e) of the designations for each series. The prior terms of the Certificate of Designations for each series of Preferred Stock contained price protection provisions that were to be calculated based on the difference between the effective per share price in the Qualified Financing and any subsequent financing. Amendment No. 5 modifies the Certificate of Designations for each series of Preferred Stock (i) to specify a threshold price of $10.50 per share (the “Initial Issuance Price”) as the baseline assumed conversion price and (ii) to change the conversion price adjustment calculation such that the number of shares of common stock underlying each share of Preferred Stock will be equal to the product of 1,000 multiplied by a fraction, the numerator of which is the Initial Issuance Price and the denominator of which is the effective per share price in this offering or any future financing, provided that in no event will the denominator be less than $3.75 (the “Floor Price”). Before taking into account the dilutive effects of this offering and after giving effect to the expected adjustment to the conversion ratio of the Preferred Stock based on the assumed offering price of $4.08 per share in this offering, Amendment No. 5 is expected to result in Salarius’ legacy stockholders retaining approximately 14.8% of Salarius and Decoy stockholders owning approximately 85.2% of Salarius.
In addition, the Fifth Amendment modifies the Certificate of Designations of Series B Preferred Stock to change the redemption price per share of Series B Preferred Stock to the Initial Issuance Price multiplied by 1,000. Except as modified by Amendment No. 5, the terms of the original Merger Agreement and Amendment Nos. 1, 2, 3 and 4 remain in full force and effect.
A majority of Decoy’s outstanding non-convertible notes will be exchanged for shares of Series B Preferred Stock pursuant to Note Exchange Agreements to be effective at the Merger Closing. Decoy’s remaining outstanding non-convertible notes have an aggregate principal balance of up to approximately $785,000 (which amount includes $140,000 of non-interest bearing notes issued to certain of Decoy’s founders and officers). Of this amount, the parties expect approximately $645,000 of the proceeds from this offering will be used to pay down certain of the remaining outstanding non-convertible notes. For the avoidance of doubt, none of the proceeds from this offering are being utilized to repay the approximately $140,000 of notes held by Decoy’s founders or principals, including without limitation, Rick Pierce, Barbara Hibner and Peter Marschel. Such officer notes will remain outstanding and have maturity dates that extend 12 months beyond the Merger Closing.
Description of Decoy’s Business and the Combined Company’s Proposed Business
Decoy is a pre-clinical stage biotechnology company that was incorporated on April 17, 2020.
Decoy’s proprietary Immediate Peptide/PPMO/P-PROTAC Alpha-helical Conjugate Technology platform (“IMP3ACTTM”) represents a paradigm shift in peptide conjugate drug discovery and manufacturing, leveraging machine learning (“ML”) and artificial intelligence (“AI”) tools alongside high- speed synthesis techniques to rapidly engineer, optimize and manufacture peptide conjugates that target serious unmet medical needs. Peptide conjugates are emerging as a major therapeutic drug modality, with the potential to transform multiple therapeutic areas. This innovative class of drugs, exemplified by successful diabetes and weight loss treatments like Ozempic, Wegovy, Mounjaro and ZepBound, combines small a-helical peptides with functional moieties to enhance solubility and extend the duration of action. By decreasing the complexity of peptide conjugate development, Decoy aims to establish itself as a leader in this advancing drug class. Decoy’s goal is to build a robust portfolio of novel peptide conjugate therapeutics, initially focusing on infectious diseases and oncology. Through this approach, Decoy intends to revolutionize the design, development, and commercialization of peptide conjugate therapeutics, becoming a fully integrated biopharmaceutical company at the forefront of this exciting field.
The peptide conjugate drug class is extremely modular and flexible, making it applicable to a wide range of human disease states and medical indications. Decoy expects that its drug candidates may be used both chronically, like current diabetes or weight loss drugs, or acutely, as is typical of antiviral treatments. Decoy is planning to engineer its peptide conjugates to be delivered via a variety of routes that can be optimally matched to the targeted disease state, including intranasal and pulmonary inhalation, extended-release dermal patches, oral, subcutaneous (SC) injection, and intravenous. Peptide drug conjugates can also be designed to deliver payloads, including radionucleotides or approved small molecule or biological drugs, to a specific target or tissue of interest, such as cancerous tumors, to achieve highly precise delivery with increased tissue penetration and lower cost compared to antibody-drug conjugates (“ADCs”). As with ADCs, the goal of this strategy is to widen the “therapeutic window” by increasing efficacy while reducing the overall dose and consequent side-effects of the payload. Decoy believes the peptide conjugate modality is ideally suited to this strategy. Decoy believes its integration with Salarius expands the combined company’s opportunities to create an additional novel class of peptide conjugates, specifically, peptide-based proteolysis targeting chimeras (“P-PROTACs”), utilizing the Salarius compound SP-3164 as an important building block in these peptide conjugate drugs.
The combined company plans to integrate Salarius’ assets, particularly the proprietary compound SP-3164, to expand its opportunities in creating a novel class of peptide conjugates called peptide-based proteolysis targeting chimeras (PPROTACs). SP-3164, which specifically binds to the E3 ligase complex CRLCBRN, is expected to be combined with Decoy’s peptide engineering platform to target various disease-relevant intracellular proteins. This integration allows Decoy to leverage the advantages of peptides in protein targeting, potentially expanding the range of targetable proteins beyond what can be achieved with small molecule inhibitors and improving the safety window via peptide based precision medicine tissue targeting.
The combined company’s business is expected to focus on developing innovative peptide conjugates as a major therapeutic drug modality. Decoy's proprietary IMP3ACT platform leverages machine learning and artificial intelligence tools alongside high-speed synthesis techniques to rapidly engineer, optimize, and manufacture peptide conjugates targeting significant unmet medical needs. Decoy aims to build a robust portfolio of novel peptide conjugate therapeutics, initially focusing on infectious diseases and oncology, with the goal of becoming a fully integrated biopharmaceutical company at the forefront of this exciting field.
Salarius and Decoy believe the synergies between Decoy and Salarius are evident in their combined approach to drug development. Decoy’s expertise in peptide conjugates complements Salarius’ small molecule assets. This combination could enable the combined company to address a wider range of diseases and potentially “undruggable” targets. Additionally, the Merger is expected to expand Decoy’s focus to include exploratory research on P-PROTACs for metastatic colorectal cancer, while also continuing support for MDACC’s ongoing investigator initiated clinical trial evaluating seclidemstat (SP-2577) in combination with azacytidine for certain blood disorders while conducting a thorough review of this small molecule program.
Decoy’s IMP3ACT™ platform strategy for antiviral therapeutics focuses on a mechanism that is broadly conserved across viruses, making it possible to use AI and ML to design peptide-conjugate antiviral drug candidates with unprecedented activity against multiple viruses. Unlike preventive vaccines, these candidates act directly on the virus, and not on human cells or the immune system, to potentially stop or slow the virus from replicating, thereby reducing the severity or shortening the duration of the disease in infected persons. As demonstrated by these candidates, Decoy believes the IMP3ACT™ platform has the potential to change the economics of antiviral drug development by addressing multiple high health burden viruses such as respiratory syncytial virus (RSV) and human parainfluenza virus 3 (hPIV3) and preparing the world for emerging future threats with a single drug. On March 26, 2025, Decoy announced that these antiviral drug candidates previously designed by its IMP3ACT™ platform to be broadly effective against viruses of the paramyxoviridae family like RSV and hPIV3 also showed promising in silico activity against measles and Nipah viruses based on molecular dynamics modeling.
In connection with the molecular dynamics modeling process, the amino acid sequences of the HR1 and HR2 domains from fusion proteins of Measles and Nipah viruses were extracted. AlphaFold2 multimer (AF2 multimer) was used to evaluate the possibility for the formation of six helical bundles between the rationally designed hPIV3 fusion inhibitor and the HR1 domain from Measles or Nipah. The results showed that the possibility of the expected six helical bundles formation is very high, and are very close to the corresponding structure determined experimentally. Molecular Dynamics simulations and Molecular Mechanics Generalized Born Surface Area (MD/MMGBSA) calculation was performed for the AF2 multimer predicted structures to estimate the free binding energy. The MD/MMGBSA calculation was also carried out for the native six helical bundle complex determined experimentally. In comparison to the free binding energy calculated for the native complex, the rationally designed fusion inhibitor can bind to the HR1 domain of Measles or Nipah with a similar level of affinity. Additionally, the calculated free binding energy of the rationally designed fusion inhibitor to Measles and Nipah is approximately the same as its calculated free binding energy to hPIV3, RSV A, and RSV B. However, in those latter cases, the rationally designed fusion inhibitor has been synthesized and tested against those viruses in in vitro pseudotype viral assays, with demonstrated activity against all three viruses (EC50 < 1 uM). Decoy therefore believes that there is a reasonable probability that the rationally designed fusion inhibitor will show similar activity against Measles and

Nipah in in vitro pseudotype assays. However, this belief cannot be confirmed until the relevant experiments are performed and similar results from the molecular dynamics model may not be replicable in in vitro studies, in vivo studies and clinical trials.
Description of the Merger with Decoy
The Decoy transaction is structured as a two-step transaction. The Merger contemplated by step one of the transaction is structured as a stock-for-stock transaction pursuant to which all of Decoy’s outstanding equity interests will be exchanged based on an exchange ratio for consideration of a combination of (a) shares of Salarius’ common stock par value $0.0001 (the “common stock”) in an amount up to (i) 19.9% of Salarius’ total shares outstanding as of January 10, 2025 minus (ii) any shares of Salarius common stock issued in any private placement between January 10, 2025 and the effective time of the First Merger (the “First Effective Time”), and (b) shares of Series A Preferred Stock, which is a newly designated series of preferred stock (“Preferred Stock”) that is intended to have economic rights equivalent to the common stock, but with only limited voting rights, such that the total amount of common stock and common stock underlying the Series A Preferred Stock shall equal the exchange ratio minus the number of shares of common stock underlying the Series B Preferred Stock to be issued in exchange for certain holders of Decoy’s non-convertible promissory notes (the “Decoy Promissory Notes”), in addition to the assumption of outstanding and unexercised stock options to purchase shares of common stock from the Decoy Therapeutics Inc. 2020 Equity Incentive Plan. As a result of the number of shares issued in various financings since January 10, 2025, the 19.9% limitation set forth above has been exceeded and only Series A Preferred Stock will be issued as merger consideration. The Merger Agreement requires Salarius to effectuate the Note Exchange Agreements with specified holders of Decoy Promissory Notes, with the closing of such agreements to occur at the Merger Closing. The number of shares of common stock to be issued at Merger Closing (as defined below) and the number of shares of Common stock underlying the Series A Preferred Stock and the Series B Preferred Stock to be issued at closing of the Merger (the “Merger Closing”) is based on an exchange ratio which assumes a base value of $28.0 million for Decoy and $2.31 million for Salarius (excluding any proceeds raised the “Qualified Financing,” as defined below). Based on the exchange ratio, the total number of shares underlying the Series A Preferred Stock and the Series B Preferred Stock at the Merger Closing will initially be 1,719,324 shares of common stock. However, the Series A Preferred Stock and the Series B Preferred Stock contain price protection provisions such that the conversion ratio (initially 1:1,000) will be adjusted based on the difference between the assumed conversion price of $10.50 and the effective price per share in this offering or any future financing while the Preferred Stock remains outstanding. Accordingly, the number of shares issuable upon conversion of the Preferred Stock may be much higher, up to a maximum of 4,814,106 shares of common stock, which would occur if the conversion ratio (initially 1:1,000) gets adjusted such that the number of shares of common stock underlying each share of Preferred Stock becomes equal to the product of 1,000 multiplied by a fraction, the numerator of which is the Initial Issuance Price and the denominator hits the Floor Price. Based on the assumed offering price of $4.08 per share in this offering, the number of shares of Salarius common stock underlying the Preferred Stock is expected to be 4,424,730 shares of Salarius common stock, which, before taking into account the dilutive effect of this offering, would result in Salarius’ legacy stockholders retaining approximately 14.8% of Salarius and Decoy stockholders owning approximately 85.2% of Salarius.
The Merger Agreement contains customary representations and warranties by each of Salarius and Decoy, as well as covenants relating to operating each respective business in the ordinary course prior to Merger Closing. The Merger Closing contemplated by step one of the transaction is conditioned upon, among other things, minimum proceeds from future offerings of at least $6.0 million (collectively, the “Qualified Financing”), and the continued listing of Salarius common stock on Nasdaq. Salarius has satisfied the requirement of a Qualified Financing. The Merger Closing contemplated by step one of the transaction is expected to be consummated concurrently with the closing of this financing. For the avoidance of doubt, while the Merger Closing contemplated by step one of the transaction is conditioned on Salarius’ continued listing on Nasdaq, neither this financing nor such Merger Closing is contingent on Nasdaq’s approval of an initial listing application, which is expected to be filed following the consummation of this financing and the Merger Closing in connection with step two of the transaction.
The rights of the Series A Preferred Stock will be set forth in a Certificate of Designation of Preferences, Rights and Limitations that Salarius will file with the Secretary of State of the State of Delaware (the “Certificate of Designation”). The Certificate of Designation provides that the preferred stock will be convertible into shares of common stock on a 1-for-1000 basis, subject to stockholder approval and adjustment as described herein. The Certificate of Designation includes a post-closing anti-dilution price protection for holders of Preferred Stock whereby if, following completion of the Merger, Salarius conducts any subsequent dilutive financing (which may include this offering) at an effective price per share below the Initial Issuance Price, the conversion ratio will be reset to provide additional shares to preferred stockholders in an amount proportional to the dilution caused by such offering, with such protection applying until stockholder approval of the conversion of Preferred Stock and Salarius’ achievement of the Nasdaq initial listing standards. The Certificate of Designation also sets a floor price of $3.75 to be used in the calculation of the price protection triggered by this offering or any subsequent financing. The Series B Preferred Stock is identical in all material respects to the Series A Preferred Stock except for certain redemption and conversion provisions that include: (i) mandatory redemption requiring fifty percent (50%) of net proceeds from Salarius’ at-the-market equity program and equity line of credit to be used for redemption of the Series B Preferred Stock until fully redeemed, (ii) optional redemption allowing Salarius to redeem all or any portion of the outstanding Series B Preferred Stock at any time following the Merger Closing, and (iii) optional conversion at the discretion of the holders upon stockholder approval of the conversion of the Series B Preferred Stock and Salarius’ achievement of the Nasdaq initial listing standards for a period of one year following such approvals, at which time remaining shares of Series B Preferred Stock shall automatically convert into Company common stock at the conversion ratio. Please see “Description of Capital Stock-Description of Preferred Stock” for a complete description of the Certificates of Designation and the rights of the Series A Preferred Stock and Series B Preferred Stock. The Merger was approved by Salarius’ board of directors and the board of directors of Decoy.
In step two of the Decoy transaction, Salarius has agreed to call a special stockholder meeting to approve (i) the conversion of the preferred stock to be issued at Merger Closing into shares of common stock (the “Conversion Proposal”), (ii) a new equity incentive plan in form reasonably agreed to by the parties (the “Equity Plan Proposal”), and (iii) if necessary and advisable, a reverse stock split in a ratio to be approved by Salarius’ board of directors (the “Reverse Stock Split Proposal” and together with the Conversion Proposal and the Equity Plan Proposal, the “Salarius Stockholder Matters”). The Preferred Stock issued at the Merger Closing will not convert into Salarius common stock until Salarius obtains stockholder approval to approve the Conversion Proposal. Nasdaq has informed Salarius that the Decoy transaction constitutes a business combination that will result in a “Change of Control” pursuant to Listing Rule 5110(a) in connection with step two of the transaction and that the post-transaction entity will be required to satisfy all of Nasdaq’s initial listing criteria and to complete Nasdaq’s initial listing process prior to Salarius’ stockholder meeting to seek approval for the Conversion Proposal. Salarius therefore intends to commence the initial listing process following the consummation of this financing and the Merger Closing at such time that the post-transaction entity is expected to satisfy all of the applicable Nasdaq initial listing criteria. The Preferred Stock issued at the Merger Closing in connection with step one of the Decoy transaction will not be convertible into Salarius common stock until Nasdaq’s approval of the initial listing application and stockholder approval of the Conversion Proposal. Salarius intends to register the issuance of the shares of Salarius common stock underlying the Preferred Stock within 60 days of the Merger Closing. Please see “Prospectus Summary – Recent Developments – Summary of Transaction Steps” for more information.
In connection with the execution of the Merger Agreement, Salarius entered into stockholder support agreements (the “Salarius Support Agreements”) with certain of its officers and directors, who collectively own an aggregate of approximately 0.07% of the outstanding shares of the common stock. The Salarius Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of common stock owned by such stockholder in favor of the Salarius Stockholder Matters at a special or annual meeting of Salarius’ stockholders to be held in connection therewith. In addition, Decoy officers and directors, in their capacities as stockholders of Decoy, entered into stockholder support agreements (the “Decoy Support Agreements”) with Decoy. The Decoy Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of common stock owned by such stockholder in favor of the proposed Merger.
Concurrently and in connection with the execution of the Merger Agreement, certain Decoy officers and directors, and certain of Salarius’ directors and officers entered into lock-up agreements with Salarius and Decoy, pursuant to which each such stockholder will be subject to a 180-day lockup on the sale or transfer of shares of common stock held by each such stockholder at the Merger Closing, including those shares received by Decoy stockholders in the Merger.
Reasons for the Merger
In approving the Merger, the Salarius board of directors considered the pros and cons of the Merger versus other alternatives, which is likely a liquidation and discontinuation of Salarius if the Merger is not completed, and the opportunities and risks presented with the Merger.
In particular, the Salarius board of directors took into account the following reasons, facts and circumstances in approving the Merger:
•the potential for Decoy’s product candidates to create long term value creation for Salarius’ stockholders;
•the potential synergies available when combining Salarius’ existing technology with Decoy’s technology;
•the ability of the business combination to facilitate entry into the growing market for peptide conjugate technology;
•Decoy’s commitment to continuing to pursue development of existing Salarius technology;
•the ability to leverage Decoy’s experienced management team and established life science investors;
•the potential enhanced ability to raise capital utilizing a broader potential product portfolio;
•Salarius’ projected cash position and the difficulties Salarius has encountered in raising sufficient capital on a stand-alone basis;
•the risks of continuing to operate Salarius on a stand-alone basis, including uncertainty regarding Salarius’ product development and the need to raise significant additional financing for future clinical and commercial development;
•the low valuation of Salarius on a stand-alone basis currently evidenced by the trading value of Salarius’ common stock; and
•the strategic alternatives to the Merger, including the discussions that Salarius’ management and advisors previously conducted with other potential partners, and the lack of any viable alternatives.
The Salarius board of directors believed that, as a result of arm’s length negotiations with Decoy, Salarius and its management team negotiated the most favorable implied value and equity split for its stockholders that Decoy was willing to agree to, and that the terms of the Merger Agreement include the most favorable terms to Salarius in the aggregate to which Decoy was willing to agree. Immediately prior to signing the Merger Agreement, Salarius’ stock price was approximately $23.47 per share, as quoted on Nasdaq on January 10, 2025. Immediately prior to the signing of Amendment No. 2, Salarius’ stock price was approximately $11.05 per share, as quoted on Nasdaq on June 10, 2025. Reflecting this diminution in value and market conditions, in Amendment No. 2 Salarius and Decoy agreed that Salarius would have a valuation of $2.31 million, and Decoy would have a valuation of $28.0 million in the Merger at the time of Merger Closing.
The Salarius board of directors also believed, after a thorough review of strategic alternatives and discussions with Salarius’ senior management, its financial advisors and legal counsel, that the Merger is more favorable to its stockholders than the potential value that might have resulted from other strategic options available to Salarius, which would likely be a liquidation of Salarius and the distribution of any available cash if the Merger is not consummated.
After giving consideration to these and other factors, the Salarius board of directors approved the Merger, which the Salarius board of directors believes better positions Salarius for long-term success.

Certain Salarius Preliminary Financial Information
As of October 14, 2025, Salarius estimates that it has approximately $4.3 million in cash and cash equivalents.
This estimate of Salarius’ cash and cash equivalents is preliminary and subject to completion. As a result, this unaudited preliminary financial information reflects Salarius’ preliminary estimate with respect to such information, based on information currently available to management, and may vary from Salarius’ actual financial results and position. Further, this preliminary estimate is not a comprehensive statement or estimate of Salarius’ financial results or financial condition as of and for the quarter ended September 30, 2025. The unaudited preliminary cash and cash equivalents included herein has been prepared by, and is the responsibility of, management. Salarius’ independent registered public accounting firm, Ernst & Young LLP, has not audited, reviewed, compiled or completed its procedures with respect to such unaudited financial information and, accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. It is possible that Salarius or its independent registered public accounting firm may identify items that require Salarius to make adjustments to the financial information set forth above. This estimate should not be viewed as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not draw any conclusions based on the foregoing estimates and should not place undue reliance on this preliminary estimate. Salarius assumes no duty to update these preliminary estimates except as required by law.
Warrant Cancellation Agreement
On January 10, 2025, Salarius entered into a Warrant Cancellation Agreement (the “Warrant Cancellation Agreement”) with an accredited investor (“Investor”). Salarius previously issued to the Investor a Series A-1 Common Stock Purchase Warrant to purchase 30,303 shares (on a post-2025 reverse split basis) of its common stock pursuant to the offering described in Salarius’ Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 16, 2023 (the “Warrant”). Pursuant to the Warrant Cancellation Agreement, on January 10, 2025, Salarius paid the Investor an aggregate amount in cash of $350,000 in exchange for the surrender and cancellation of the Warrant.
Securities ELOC Agreement
On December 12, 2024, Salarius entered into a securities purchase agreement (the “ELOC Agreement”) with C/M Capital Master Fund, LP (the “Purchaser”), pursuant to which Salarius, subject to the restrictions and satisfaction of the conditions in the ELOC Agreement, has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to the lesser of (i) $10 million of newly issued shares (the “Purchase Shares”) of Salarius’ common stock and (ii) the Exchange Cap (as defined below). As consideration for the Purchaser’s execution and delivery of the ELOC Agreement, Salarius has agreed to issue to the Purchaser, simultaneously with the delivery of any and all Purchase Shares purchased under the ELOC Agreement, a number of shares of Salarius common stock equal to one percent (1%) of the number of Purchase Shares actually sold in each sale under the ELOC Agreement (the “Commitment Shares” and, together with the Purchase Shares, the “Securities”).
Between January 13, 2025 and October 10, 2025, Salarius issued and sold 444,424 shares (the “Purchase Shares”) of its common stock to the Purchaser pursuant to the ELOC Agreement at a weighted average exercise price of $10.73 for an aggregate purchase price of $4,767,050. These issuances and sales were made following written notice delivered by Salarius to Investor, directing Investor to purchase the Purchase Shares. Salarius also issued 4,444 shares of its common stock to the Purchaser as commitment shares pursuant to the terms of the ELOC Agreement.
At Salarius’ special meeting of stockholders held on July 8, 2025, Salarius’ stockholders approved a proposal to remove the Exchange Cap under the ELOC Agreement so that Salarius can issue additional shares of common stock pursuant to the ELOC Agreement up to the maximum of $10 million of newly issued shares. To the extent that Salarius sells shares of its common stock pursuant to the ELOC Agreement or any similar program in the future, investors purchasing shares of Salarius’ common stock in this offering could experience significant additional dilution.

ATM Sales
Between January 1, 2025 and October 10, 2025, Salarius issued 506,930 shares of its common stock under its At the Market Offering Agreement, dated February 5, 2021, with Ladenburg Thalmann & Co. Inc. for gross proceeds of $3.0 million. To the extent that Salarius sells shares of its common stock pursuant to the at-the-market offering program or any similar program in the future, investors purchasing shares of Salarius’ common stock in this offering could experience significant additional dilution.
Entry into Promissory Note Agreements with Decoy Therapeutics, Inc.
On September 2, 2025, Salarius issued a promissory note (“Note 1”) to Decoy in the principal amount of $200,000. Note 1 bears interest at an annual rate of 0% and matures on the earlier of (i) three business days following the closing of the Merger Agreement and (ii) October 17, 2025. In the event of default, a penalty amount of $75,000 will be added to the principal balance, and interest will accrue and be payable on the revised principal amount at an annual rate of 18%. Salarius further extended the Note 1 maturity date to November 13, 2025.
On October 1, 2025, Salarius issued a promissory note (“Note 2”) to Decoy in the principal amount of $100,000. Note 2 bears interest at an annual rate of 0% and matures on the earlier of (i) three business days following the closing of the Merger Agreement and (ii) October 17, 2025. In the event of default, a penalty amount of $37,500 will be added to the principal balance, and interest will accrue and be payable on the revised principal amount at an annual rate of 18%. Salarius further extended the Note 2 maturity date to November 13, 2025.
On October 6, 2025, Salarius issued a promissory note (“Note 3”) to Decoy in the principal amount of $270,000. Note 3 bears interest at an annual rate of 0% and matures on the earlier of (i) three business days following the closing of the Merger Agreement and (ii) November 5, 2025. In the event of default, a penalty amount of $101,250 will be added to the principal balance, and interest will accrue and be payable on the revised principal amount at an annual rate of 18%.
Nasdaq Compliance
On September 4, 2025, Salarius received a letter from the Nasdaq Hearings Panel (the “Hearings Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying Salarius that it had regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), as required by the Hearings Panel. To regain compliance with the Bid Price Rule, Salarius’ common stock was required to maintain a closing bid price of $1.00 per share or more for at least 10 consecutive business days.
On October 10, 2025, Salarius received a letter from the Hearings Panel notifying Salarius that it had regained compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard”), as required by the Hearings Panel.
Salarius will be subject to Mandatory Panel Monitor for a period of one year from the date of each respective Hearings Panel letter. If, within that one-year monitoring period, the Listing Qualifications Staff (“Staff”） finds Salarius out of compliance with the applicable rule that was the subject of the exception, the Staff will issue a delisting determination letter and Salarius will have the opportunity to request a hearing with the Hearings Panel.
Transaction Bonus
On October 21, 2025, the Salarius board of directors approved the grant of a transaction bonus to Mark J. Rosenblum, Salarius’ Acting Chief Executive Officer, Executive Vice President and Chief Financial Officer, pursuant to which Mr. Rosenblum will be entitled to receive a cash bonus in the amount of $225,000 following the Merger Closing. Payment of the transaction bonus will be subject to Mr. Rosenblum’s continued employment with Salarius through the Merger Closing, and will be paid at or prior to Salarius’ next payroll payment date following the Merger Closing.

Management Following the Merger
The following table lists names, ages and positions of the individuals who are expected to serve as executive officers and directors of the combined company following completion of the Merger. In addition to Mr. Pierce and Ms. Hibner, following stockholder approval of conversion of the Preferred Stock to be issued upon completion of the Merger, additional non-employee directors will be designated by Decoy and/or Salarius as contemplated by the Merger Agreement.

Name	Age	Position
Executive Officers
Frederick E. Pierce	64	Chief Executive Officer and Director
Mark J. Rosenblum	72	Chief Financial Officer
Peter Marschel	51	Chief Business Officer
Barbara Hibner	64	Chief Scientific Officer and Director
Summary of Transaction Steps
•On January 10, 2025, Salarius, Decoy, First Merger Sub and Second Merger Sub entered into the Merger Agreement, which was subsequently amended on March 28, 2025, June 10, 2025, July 18, 2025, July 29, 2025, and September 17, 2025.
•In connection with the Merger Closing in step one of the transaction, Decoy would become a wholly owned subsidiary of Salarius, Salarius would issue shares to the former Decoy stockholders in accordance with the exchange ratio set forth in the Merger Agreement, members of Decoy’s former management team (including its Chief Executive Officer, Chief Business Officer and Chief Scientific Officer) would become members of the Salarius management team (joining Salarius’ existing Chief Financial Officer), and two members of Decoy’s board of directors would join Salarius’ existing board of directors. For the avoidance of doubt, while the Merger Closing contemplated by step one of the transaction is conditioned on Salarius’ continued listing on Nasdaq, neither this financing nor such Merger Closing is contingent on Nasdaq’s approval of an initial listing application, which is expected to be filed following the consummation of this financing and the Merger Closing in connection with step two of the transaction.
•In step two of the Decoy transaction, Salarius has agreed to call a special stockholder meeting to approve (i) the conversion of the preferred stock to be issued at Merger Closing into shares of common stock (the “Conversion Proposal”), (ii) a new equity incentive plan in form reasonably agreed to by the parties (the “Equity Plan Proposal”), and (iii) if necessary and advisable, a reverse stock split in a ratio to be approved by Salarius’ board of directors (the “Reverse Stock Split Proposal” and together with the Conversion Proposal and the Equity Plan Proposal, the “Salarius Stockholder Matters”). The Preferred Stock issued at the Merger Closing will not convert into Salarius common stock until Salarius obtains stockholder approval to approve the Conversion Proposal. Nasdaq has informed Salarius that the Decoy transaction constitutes a business combination that will result in a “Change of Control” pursuant to Listing Rule 5110(a) in connection with step two of the transaction and that the post-transaction entity will be required to satisfy all of Nasdaq’s initial listing criteria and to complete Nasdaq’s initial listing process prior to Salarius’ stockholder meeting to seek approval for the Conversion Proposal. Salarius therefore intends to commence the initial listing process following the consummation of this financing and the Merger Closing at such time that the post-transaction entity is expected to satisfy all of the applicable Nasdaq initial listing criteria. The Preferred Stock issued at the Merger Closing in connection with step one of the Decoy transaction will not be convertible into Salarius common stock until Nasdaq’s approval of the initial listing application and stockholder approval of the Conversion Proposal. Salarius intends to register the issuance of the shares of Salarius common stock underlying the Preferred Stock within 60 days of the Merger Closing.
•At such time that the post-transaction entity is expected to satisfy all of the Nasdaq initial listing criteria, Salarius expects to (i) commence the initial listing process by submitting an initial listing application for the

Nasdaq Capital Market pursuant to Nasdaq Listing Rules 5505(a) and 5505(b)(1) (the “Equity Standard”) and calling a special meeting of stockholders to approve the Salarius Stockholder Matters.
•If Nasdaq approves the post-transaction entity’s initial listing application and the Conversion Proposal is approved by stockholders at the special meeting, the Preferred Stock will be convertible into Salarius common stock and the Salarius board of directors will be reconstituted as follows: (i) if the Salarius board of directors is comprised of five members, one such member shall be designated by Salarius with the remaining designated by Decoy, (ii) if the Salarius board of directors is comprised of seven members, two such members shall be designated by Salarius with the remaining designated by Decoy, and (iii) if the board of directors is greater than seven members, Salarius shall have the right to appoint a similar number of board members that is commensurate with Salarius’ existing stockholders’ percentage ownership in the post-transaction entity following application of the Exchange Ratio.
Summary Risk Factors
Investing in Salarius’ securities involves risks. If any of these risks actually occur, Salarius’ and the combined company’s business, financial condition and results of operations would likely be materially adversely affected. You should carefully consider all the information contained in this prospectus before making a decision to invest in Salarius’ securities. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 34. Some of these risks related to Salarius’, Decoy’s and the combined company’s business, operations, financial performance and industry, as well as this offering and Salarius’ securities, are summarized below.
•The Merger may be completed even though certain events occur prior to the Merger Closing that materially and adversely affect Salarius or Decoy.
•Salarius may never be able to satisfy the Nasdaq initial listing standards, which would prevent Salarius from calling a special meeting of stockholders to approve the conversion of the Preferred Stock into common stock;
•Stockholders may experience substantial additional dilution if Salarius continues selling newly issued shares pursuant to the ELOC Agreement and the ATM Agreement;
•Stockholders of the combined company may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger and this financing.
•The historical unaudited pro forma condensed combined financial information may not be representative of the combined company’s results after the Merger.
•During the pendency of the Merger, Salarius and Decoy may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.
•Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.
•Pursuant to the terms of the Merger Agreement, Salarius is required to recommend that its stockholders approve the conversion of all outstanding shares of its Preferred Stock into shares of its common stock. Salarius cannot guarantee that its stockholders will approve this matter, and if they fail to do so its operations may be materially harmed.
•Because the lack of a public market for Decoy’s capital stock makes it difficult to evaluate the value of Decoy’s capital stock, the stockholders of Decoy may receive shares of Salarius common stock in the Merger that have a value that is greater than, the fair market value of Decoy’s capital stock.

•The combined company may become involved in securities class action litigation that could divert management’s attention and harm the combined company’s business and insurance coverage may not be sufficient to cover all costs and damages.
•The Merger Agreement between Salarius and Decoy may be terminated in accordance with its terms and the Merger may not be completed.
•Salarius may not be able to effect the Merger pursuant to the Merger Agreement, and failure to complete the Merger could negatively impact Salarius’ stock price and the future business and financial results of Salarius.
•The market price of Salarius’ common stock following the Merger may decline as a result of the Merger.
•Salarius and Decoy securityholders will have a reduced ownership and voting interest in, and will exercise less influence over the management of, the combined company following the Merger Closing as compared to their current ownership and voting interest in the respective companies.
•The combined company will need to raise additional capital by issuing securities or debt or through licensing or other strategic arrangements, which may cause dilution to the combined company’s stockholders or restrict the combined company's operations or impact its proprietary rights.
•You will experience immediate and substantial dilution if you purchase Salarius’ securities in this offering.
•Substantial future sales or other issuances of Salarius common stock could depress the market for Salarius’ common stock.
•Salarius has broad discretion in how it uses the proceeds of this offering and may not use these proceeds effectively, which could affect Salarius’ results of operations and cause its common stock to decline.
•Salarius does not currently intend to pay dividends on its common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of Salarius common stock.
•The trading price of the shares of Salarius’ common stock could be highly volatile, and purchasers of Salarius’ common stock could incur substantial losses.
•There is no public market for the pre-funded warrants or common warrants being offered in this offering.
•Holders of the pre-funded warrants and accompanying common warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants or common warrants and acquire Salarius common stock.
•Salarius may not receive any additional funds upon the exercise of the pre-funded warrants or common warrants.
•Significant holders or beneficial holders of Salarius common stock may not be permitted to exercise pre-funded warrants or common warrants that they hold.
•If the Merger is not completed, Salarius may not be able to otherwise source adequate liquidity to fund its operations, meet its obligations, and continue as a going concern. Salarius’ board of directors may decide to pursue a dissolution and liquidation of Salarius. In such an event, there can be no assurances as to the amount or timing of available cash left, if any, to distribute to its stockholders after paying its debts and other obligations and setting aside funds for reserves.
•The pendency of the Merger could have an adverse effect on the trading price of Salarius’ common stock and its business, financial condition and prospects.
•Decoy’s financial condition raises substantial doubt regarding its ability to continue as a going concern.

•Decoy has never generated revenue from product sales and all of Decoy’s product candidates are currently in the preclinical stage, and Decoy may continue to incur significant losses for the foreseeable future and never generate revenue from product sales.
•Because Decoy has yet to generate revenue from product sales on which to evaluate its potential for future success and to determine if Decoy will be able to execute its business plan, it is difficult to evaluate Decoys’ prospects and the likelihood of success or failure of its business.
•Because early-stage drug development requires major capital investment, as Decoy continues to incur operating losses, it will need to raise additional capital or form strategic partnerships to support its research and development activities in the future.
•If any strategic alliances on which Decoy depends are unsuccessful or are terminated, Decoy may be unable to develop or commercialize certain product candidates and it may be unable to generate revenues from its development programs.
•Since Decoy expects to rely on third parties to conduct, supervise and monitor any future clinical trials, if those third parties fail to perform in a satisfactory manner and one that meets applicable regulatory, scientific and safety requirements, it may materially harm Decoy’s business.
•Because the approach Decoy is taking to discover and develop drugs is novel, it may never lead to marketable products.
•If Decoy does not succeed in its efforts to identify or discover additional potential product candidates, your investment may be lost.
These risks and other risks are discussed in greater detail under the section entitled “Risk Factors” in this prospectus. Salarius and Decoy both encourage you to read and consider all of these risks carefully.
Material U.S. Federal Income Tax Consequences
Because the Salarius stockholders and holders of pre-funded warrants and common warrants will not surrender or exchange any shares of Salarius common stock, pre-funded warrants or common warrants in the Merger, there will be no material U.S. federal income tax consequences to Salarius stockholders or holders of pre-funded warrants or common warrants as a result of the Merger. Please see the section entitled “Material U.S. Federal Income Tax Consequences” for a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of Salarius’ common stock, pre-funded warrants and common warrants issued pursuant to this offering.
Implications of Being a Smaller Reporting Company
Salarius is a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Salarius may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of Salarius’ voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of its second fiscal quarter or (ii) Salarius’ annual revenue is less than $100 million during the most recently completed fiscal year and the market value of its voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of its second fiscal quarter. Specifically, as a smaller reporting company, Salarius may choose to present only the two most recent fiscal years of audited financial statements in its Annual Reports on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, as long as Salarius is a smaller reporting company with less than $100 million in annual revenue, it is not required to obtain an attestation report on internal control over financial reporting from its independent registered public accounting firm.

Salarius Corporate Information
Salarius was incorporated as Flex Pharma, Inc. (“Flex Pharma”), in Delaware in February 2014. In July 2019, Salarius’ wholly owned subsidiary, Falcon Acquisition Sub, LLC, merged with and into Salarius Pharmaceuticals, LLC (“Private Salarius”), with Private Salarius becoming Salarius’ wholly owned subsidiary, and Salarius changed its name to Salarius Pharmaceuticals, Inc. Salarius’ principal executive offices are located at 2450 Holcombe Blvd., Suite X, Houston, Texas 77021 and its telephone number is (713) 913-5608. Salarius’ website address is www.salariuspharma.com. Salarius does not incorporate the information on, or accessible through, Salarius’ website into this prospectus, and Salarius should not consider any information on, or accessible through, Salarius’ website as part of this prospectus.
Salarius files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like Salarius, that file electronically with the SEC. Salarius also maintains a website at www.salariuspharma.com. Salarius makes available, free of charge, on its investor relations website at investors.salariuspharma.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on or accessible through Salarius’ website is not a part of or incorporated by reference into this prospectus and the inclusion of Salarius’ website and investor relations website addresses in this prospectus is an inactive textual reference only.

SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
The following tables present summary historical financial data for Decoy, summary unaudited pro forma condensed combined financial data for Salarius and Decoy, and comparative historical and unaudited pro forma per share data for Salarius and Decoy.
Selected Historical Financial Data of Salarius
The following selected statement of operations data for the years ended December 31, 2024 and 2023 and the selected balance sheet data as of December 31, 2024 and 2023 was derived from Salarius’ audited financial statements incorporated by referenced into this prospectus. The following selected financial data as of and for the six months ended June 30, 2025 and 2024 are derived from Salarius’ unaudited condensed financial statements incorporated by reference into this prospectus.
Salarius’ historical results are not necessarily indicative of the results that may be expected in the future. You should read the selected financial data below in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Salarius” and Salarius’ financial statements and related notes incorporated by reference into this prospectus.

	December 31,
	2024		2023
Assets
Current assets:
Cash and cash equivalents	$2,434,528		$5,899,910
Prepaid expenses and other current assets	553,034		619,763
Total current assets	2,987,562		6,519,673
Other assets	35,412		66,850
Total assets	$3,022,974		$6,586,523
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$936,994		$602,853
Accrued expenses and other current liabilities	352,419		406,745
Notes payable	221,866		289,643
Total liabilities	$1,511,279		$1,299,241

Commitments and contingencies (NOTE 5)

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued or outstanding	—		—
Common stock, $0.0001 par value; 100,000,000 shares authorized;96,077 and 32,820 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	10	(1)	3	(1)
Additional paid-in capital	83,435,303	(1)	81,635,120	(1)
Accumulated deficit	(81,923,618)		(76,347,841)
Total stockholders’ equity	1,511,695		5,287,282
Total liabilities and stockholders’ equity	$3,022,974		$6,586,523

	Twelve Months Ended December 31
	2024		2023
Operating expenses:
Research and development	770,027		7,173,747
General and administrative	4,964,289		5,721,197
Total operating expenses	(5,734,316)		12,894,944
Loss before other income (expense)	(5,734,316)		(12,894,944)
Interest income	158,539		352,251
Net loss	$(5,575,777)		$(12,542,693)

Loss attributable to common stockholders	$(5,575,777)		$(12,542,693)
Loss per common share — basic and diluted	$(86.92)	(1)	$(461.04)	(1)
Total net loss per share	$(86.92)	(1)	$(461.04)	(1)
Weighted-average number of common shares outstanding — basic and diluted	64,147	(1)	27,205	(1)

	June 30, 2025		December 31, 2024
	(Unaudited)		(Audited)
Assets
Current assets:
Cash and cash equivalents	$794,886		$2,434,528
Prepaid expenses and other current assets	564,692		553,034
Total current assets	1,359,578		2,987,562
Other assets	33,200		35,412
Total assets	$1,392,778		$3,022,974
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,481,949		$936,994
Accrued expenses and other current liabilities	740,553		352,419
Notes payable	—		221,866
Total liabilities	2,222,502		1,511,279

Commitments and contingencies (Note 4)

Stockholders' equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 0 issued and outstanding	—		—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 141,819 and 96,077 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	14	(1)	10	(1)
Additional paid-in capital	83,761,238	(1)	83,435,303	(1)
Accumulated deficit	(84,590,976)		(81,923,618)
Total stockholders' equity	(829,724)		1,511,695
Total liabilities and stockholders' equity	$1,392,778		$3,022,974

	Six Months Ended June 30,
	2025	2024
Operating expenses:
Research and development	$191,915	$457,449
General and administrative	2,492,345	2,781,683
Total operating expenses	2,684,260	3,239,132
Loss before other income (expense)	(2,684,260)	(3,239,132)
Interest income, net	16,902	99,409
Loss from continuing operations	(2,667,358)	(3,139,723)
Net loss	$(2,667,358)	$(3,139,723)

Loss per common share — basic and diluted (1)	$(21.14)	$(84.32)
Weighted-average number of common shares outstanding — basic and diluted (1)	126,160	37,235
_________________
(1)Equity amounts, share and per share amounts have been restated to reflect the 1-for-15 reverse stock split effected in August 15, 2025 on retroactive basis for all periods presented.
Selected Historical Financial Data of Decoy
The selected statement of operations data for the years ended December 31, 2024 and 2023 and the selected balance sheet data as of December 31, 2024 and 2023 are derived from Decoy’s audited financial statements prepared using accounting principles generally accepted in the United States (“U.S. GAAP”), which are incorporated by reference into this prospectus. The selected statement of operations data for the six months ended June 30, 2025 and 2024 and the selected balance sheet data as of June 30, 2025 and 2024 are derived from Decoy’s unaudited condensed financial statements incorporated by reference into this prospectus. The financial data should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Decoy” and Decoy’s financial statements and related notes incorporated by reference into in this prospectus. The historical results are not necessarily indicative of results to be expected in any future period.

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$3,190,521	$4,156,433
Prepaid expenses and other current assets	80,295	194,664
Total current assets	3,270,816	4,351,097
Fixed assets, net of depreciation	59,836	105,450
Other assets - long term	40,000	41,000
Total assets	$3,370,652	$4,497,547
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$797,213	$400,495
Accrued expenses	408,818	185,024
Accrued interest and financing expense	2,702,558	1,541,863
Deferred income - grants	3,238,702	4,077,453
Shareholder note	123,873	—
Promissory note	2,193,054	1,425,939

	December 31, 2024	December 31, 2023
Convertible note - demand promissory	2,139,000	—
Convertible note - seed tranche A	3,249,000	4,122,000
Convertible note - seed	944,000	1,073,000
Convertible note - senior	9,993,000	6,523,556
Total current liabilities	25,789,218	19,349,330
Warrants	230,000	131,000
Total liabilities	$26,019,218	$19,480,330
Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock; par value $0.001 par value – 2,000,000 shares authorized -0- shares issued and outstanding at December 31, 2024 and 2023.	—	—
Common stock; par value $.001 per share; 6,000,000 shares authorized (includes 1,000,000 non-voting shares) at December 31, 2024 and 2023; 1,287,930 shares issued and outstanding at December 31, 2024 and 2023.	1,288	1,288
Additional paid in capital	1,179,469	74,512
Accumulated deficit	(23,829,323)	(15,058,583)
Total shareholders’ equity (deficit)	$(22,648,566)	$(14,982,783)
Total liabilities and shareholders’ equity	$3,370,652	$4,497,547

	Years Ended December 31,
	2024	2023
Operating expenses
General and administrative	$1,212,279	$1,065,022
Research and development	2,464,882	2,384,897
Total operating expenses	$3,677,161	$3,449,919
Other (income) and expenses
Grant income	$(1,088,752)	$(666,201)
Fair value adjustment to convertible notes payable	3,867,000	5,643,000
Warrant liability (income) expense	99,000	(251,000)
Equity warrant fair value expense	835,597
Financing expense	114,444	52,556
Unrealized loss (gain)	518	—
Interest expense	1,265,772	1,100,265
Total other (income) expense	5,093,579	5,878,620
Net loss	$(8,770,740)	$(9,328,539)
Net loss attributable to shareholders - per share
Basic	$(6.81)	$(7.24)
Fully-diluted	$(6.81)	$(7.24)
Weighted average number of common shares
Basic	1,287,930	1,287,930
Fully-diluted	1,287,930	1,287,930

	June 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,133,989	$3,190,521
Prepaid expenses and other current assets	72,437	80,295
Total current assets	3,206,426	3,270,816

Fixed assets, net of depreciation	51,390	59,836
Other assets - long term	40,000	40,000
Total assets	$3,297,816	$3,370,652

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$758,978	$797,213
Accrued expenses	437,151	408,818
Accrued interest and financing expense	3,501,472	2,702,558
Deferred income - grants	3,225,581	3,238,702
Shareholder note	139,823	123,873
Promissory note	2,548,306	2,193,054
Senior Promissory note	1,179,576	—
Convertible note - demand promissory	2,610,000	2,139,000
Convertible note - seed tranche A	3,233,000	3,249,000
Convertible note - seed	1,018,000	944,000
Convertible note - senior	10,448,000	9,993,000
Total current liabilities	$29,099,887	$25,789,218

Warrants	215,000	230,000
Total liabilities	$29,314,887	$26,019,218

Commitments and contingencies	—	—

Shareholders' equity:
Preferred stock; par value $0.001 par value; 2,000,000 shares authorized -0- shares issued and outstanding at June 30, 2025 and December 31, 2024.	—	—
Common stock; par value $0.001 per share; 6,000,000 shares authorized (includes 1,000,000 non-voting shares) at June 30, 2025 and December 31, 2024; 1,287,930 shares issued and outstanding at June 30, 2025 and December 31, 2024.	$1,288	$1,288
Additional paid in capital	1,808,488	1,179,469
Accumulated deficit	(27,826,847)	(23,829,323)
Total shareholders' equity (deficit)	$(26,017,071)	$(22,648,566)

	June 30,	December 31,
	2025	2024
	(unaudited)

Total liabilities and shareholders' equity	$3,297,816	$3,370,652

	Six months ended June 30, (Unaudited)
	2025	2024
Operating expenses
General and administrative	$613,006	$612,769
Research and development	888,675	1,527,511
Total operating expenses	$1,501,681	$2,140,280

Other (income) and expenses
Grant income	(13,121)	(995,302)
Fair value adjustment to convertible notes payable	859,000	(134,000)
Warrant liability (income) expense	(15,000)	2,457
Warrant expense related to note modification	531,152	—
Financing expense	140,561	71,750
Interest expense	993,251	592,736
Total other (income) expense	2,495,843	(462,359)
Net income (loss)	$(3,997,524)	$(1,677,921)

Net income (loss) attributable to shareholders - per share
Basic	(3.10)	(1.30)
Fully-diluted	(3.10)	(1.30)

Weighted average number of common shares
Basic	1,287,930	1,287,930
Fully-diluted	1,287,930	1,287,930
Selected Unaudited Pro Forma Condensed Combined Financial Data of Salarius and Decoy
The following selected unaudited pro forma condensed combined balance sheet as of June 30, 2025 combines the historical consolidated balance sheet of Salarius as of June 30, 2025 with the historical balance sheet of Decoy as of June 30, 2025 giving further effect to the pro forma adjustments described in Note 5 to the “Notes To The Unaudited Pro Forma Consolidated Combined Financial Information” included in this prospectus, as if they had been consummated as of June 30, 2025.
The following unaudited pro forma consolidated combined statements of operations for the year ended December 31, 2024 combine the historical consolidated statement of operations of Salarius for the year ended December 31, 2024 and the historical statements of operations of Decoy for the year ended December 31, 2024, giving effect to the pro forma adjustments described in Note 5 to the “Notes To The Unaudited Pro Forma Consolidated Combined Financial Information” included in this prospectus, as if they had been consummated on January 1, 2024, the beginning of the earliest period presented.

The following unaudited pro forma consolidated combined statements of operations for the six months ended June 30, 2025 combine the historical consolidated statement of operations of Salarius for the six months ended June 30, 2025 and the historical statements of operations of Decoy for the six months ended June 30, 2025, giving effect to the pro forma adjustments described in Note 5 to the “Notes To The Unaudited Pro Forma Consolidated Combined Financial Information” included in this prospectus, as if they had been consummated on January 1, 2024, the beginning of the earliest period presented.
The unaudited pro forma consolidated combined financial statements have been derived from and should be read in connection with:
•the accompanying notes to the unaudited pro forma consolidated combined financial statements;
•the historical unaudited consolidated financial statements of Salarius as of and for the six months ended June 30, 2025 and the related notes incorporated by reference into this prospectus;
•the historical unaudited financial statements of Decoy as of and for the six months ended June 30, 2025 and the related notes incorporated by reference into this prospectus;
•the historical audited consolidated financial statements of Salarius as of and for the year ended December 31, 2024 and the related notes incorporated by reference into this prospectus;
•the historical audited financial statements of Decoy as of and for the year ended December 31, 2024 and the related notes included this prospectus; and
•the sections entitled “Salarius Management’s Discussion and Analysis of Financial Condition and Results of Operations of Salarius,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Decoy,” and other financial information relating to Salarius and Decoy.
The unaudited pro forma consolidated combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The accounting for the Merger requires the financial calculation of Salarius’ net cash. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma consolidated combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the Closing of the Merger, will occur and these differences could have a material impact on the accompanying unaudited pro forma consolidated combined financial information and the combined company’s future results of operations and financial position.
The unaudited pro forma combined consolidated financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma consolidated combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had Salarius and Decoy been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited consolidated combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma consolidated combined financial information.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
AS OF JUNE 30, 2025
(in thousands)

	Historical
	Decoy	Salarius		Financing Transaction Adjustments	Note 5	Transaction Accounting Adjustments	Note 5	Pro Forma Combined Total
Asset
Current assets:
Cash and cash equivalents	3,134	795		12,638	(a)	(1,185)	(b)	15,382
Prepaid expenses and other current assets	72	565		(510)	(a)	—		127
Total Current Assets	3,206	1,360		12,128		(1,185)		15,509
Fixed asset, net	51	—						51
Other assets	40	33						73
Total assets	3,297	1,393		12,128		(1,185)		15,633
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts Payable	759	1,482		(510)	(a)	—	(c)	1,731
Accrued expenses and other current liabilities	437	741		—		—		1,178
Notes payable		—				—		—
Accrued interest and financing expense	3,501			—		(3,501)	(c)	—
Deferred income - grants	3,226					—		3,226
Shareholder notes payable	140					—	(c)	140
Promissory notes payable	2,548			—		(2,548)	(c)	—
Senior Promissory note	1,180			(1,180)		—		—
Convertible note – demand promissory	2,610					(2,610)	(c)	—
Convertible note – seed Tranche A	3,233					(3,233)	(c)	—
Convertible note - seed	1,018					(1,018)	(c)	—
Convertible note - senior	10,448					(10,448)	(c)	—
Total Current Liabilities	29,100	2,223		(1,690)		(23,358)		6,275
Warrants.	215			—		(215)	(c)	—
Total liabilities	29,315	2,223		(1,690)		(23,573)		6,275
Stockholders’ equity (deficit):
Salarius preferred stock; $0.0001 par value;		—				—	(d)	—
Decoy common stock, $0.001 par value	1	—		—		(1)	(d)	—
Salarius common stock; $0.0001 par value		—	(1)	—	(a)	—	(c) (d)	—
Additional paid-in capital	1,808	83,761	(1)	14,138	(a)	(60,244)	(e)	39,463
Accumulated deficit	(27,827)	(84,591)		(320)	(a)	82,633	(f)	(30,105)
Total stockholders’ equity (deficit)	(26,018)	(830)		13,818		22,388		9,358
Total liabilities, convertible preferred stock and stockholders’ equity	3,297	1,393		12,128		(1,185)		15,633
__________________
(1)Equity amounts have been restated to reflect the 1-for-15 reverse stock split effected in August 15, 2025 on retroactive basis for all periods presented.

THE OFFERING

Common stock Salarius is offering	1,960,784 shares of Salarius’ common stock (or 2,254,902 shares of Salarius’ common stock if the underwriters exercise their option to purchase additional shares in full).

Public offering price
Salarius has assumed a public offering price of $4.08 per share of common stock and accompanying common warrants, which represents the last reported sale price of Salarius’ common stock as reported on Nasdaq on October 10, 2025. The final public offering price will be determined through negotiation between Salarius and the underwriters in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

Pre-funded warrants Salarius is offering
Salarius is also offering to certain purchasers whose purchase of shares of common stock and accompanying common warrants in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of Salarius’ outstanding common stock immediately following the closing of this offering, the opportunity to purchase, if such purchasers so choose, pre-funded warrants to purchase up to 1,960,784 shares of Salarius’ common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of Salarius’ outstanding common stock. Each pre-funded warrant is exercisable for one share of Salarius’ common stock. The purchase price of each pre-funded warrant and accompanying common warrants is equal to the price at which a share of common stock and accompanying common warrants is being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant that Salarius sells, the number of shares of common stock that Salarius is offering will be reduced on a one-for-one basis.

Common Warrants
Series A Warrants to purchase up to 1,960,784 shares of Salarius’ common stock which will expire five (5) years from the date of issuance and Series B Warrants to purchase up to 1,960,784 shares of Salarius’ common stock which will expire one (1) year from the date of issuance. The Series A Warrants have an exercise price of $           per share. The Series B Warrants have an exercise price of $           per share.
This offering also relates to the shares of common stock issuable upon the exercise of the common warrants sold in this offering. For more information regarding the common warrants, you should carefully read the section entitled “Description of Securities Salarius is Offering” on page 90 of this prospectus.

Option to purchase Additional Securities
The underwriters have a 45-day option to purchase up to 294,118 additional shares of common stock and/or Series A Warrants to purchase up to 294,118 shares of common stock, and/or Series B Warrants to purchase up to 294,118 shares of common stock at their respective public offering prices, less underwriting discounts and commissions. The option may be used to purchase such shares of common stock and/or common warrants, or any combination thereof, as determined by the underwriters.

Representative Warrants
Salarius has agreed to issue to the representative warrants, or the “representative warrants,” to purchase up to 98,039 shares of common stock (or 112,745 shares of common stock assuming the exercise of the underwriters’ option in full), representing 5% of the aggregate number of shares of common stock and/or pre-funded warrants sold in this offering, as a portion of the compensation payable to the representative in connection with this offering. The representative warrants will be immediately exercisable upon issuance at an exercise price equal to $          per share of common stock (equal to 155% of the combined public offering price per share of common stock and accompanying common warrants) and expire on the fifth anniversary of the commencement of sales of this offering. The representative warrants and the shares of common stock underlying the representative warrants are being registered on the registration statement of which this prospectus is a part. See “Underwriting” on page 103 for more information.

Common stock outstanding immediately before this offering	1,051,782 shares of Salarius’ common stock

Common stock outstanding immediately after this offering
3,012,566 shares of Salarius’ common stock (assuming the exercise of all pre-funded warrants and none of the common warrants or representative warrants included in this offering and assuming no exercise of the option granted to the underwriters to purchase additional securities and no conversion of the Preferred Stock issued at the Merger Closing), 3,306,684 shares (assuming the exercise of all pre-funded warrants and none of the common warrants or representative warrants included in this offering and assuming exercise in full of the option granted to the underwriters to purchase additional shares of common stock and no conversion of the Preferred Stock issued at the Merger Closing), or 7,929,233 shares (assuming the exercise of all the pre-funded warrants, common warrants and representative warrants included in this offering and assuming the exercise in full of the option granted to the underwriters to purchase additional securities and no conversion of the Preferred Stock issued at the Merger Closing).
For illustrative purposes, if all shares of Series A Preferred Stock and Series B Preferred Stock converted immediately after this offering, then the numbers above would be adjusted as follows: 7,437,296 shares of Salarius’ common stock (assuming the exercise of all pre-funded warrants and none of the common warrants or representative warrants included in this offering and assuming no exercise of the option granted to the underwriters to purchase additional securities), 7,731,414 shares (assuming the exercise of all pre-funded warrants and none of the common warrants or representative warrants included in this offering and assuming exercise in full of the option granted to the underwriters to purchase additional shares of common stock), or 12,353,963 shares (assuming the exercise of all the pre-funded warrants, common warrants and representative warrants included in this offering and assuming the exercise in full of the option granted to the underwriters to purchase additional securities).

Use of Proceeds
Salarius estimates that the net proceeds to Salarius from this offering will be approximately $6.4 million (or $7.5 million if the underwriters exercise their option in full), assuming a combined public offering price of $4.08 per share of common stock and accompanying common warrants, which was the last reported sale price of Salarius’ common stock on Nasdaq on October 10, 2025.
If the Merger closes, Salarius intends to use the net proceeds from this offering primarily (i) to advance the clinical development of the combined company’s research and development programs; (ii) to pay off certain of Decoy’s outstanding promissory notes as required thereby; and (iii) for other general corporate purposes, including working capital, research and development, and capital expenditures. For more information regarding the specific intended use of proceeds from this offering, see “Use of Proceeds” for additional information.

Risk Factors
An investment in Salarius’ securities involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page 34 of this prospectus, page 20 of Salarius’ Annual Report on Form 10-K for the year ended December 31, 2024, page 24 of Salarius’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, page 26 of Salarius’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, page 61 of Salarius’ Current Report on Form 8-K filed with the SEC on August 22, 2025, and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

Exchange Listing
Salarius’ common stock is listed on The Nasdaq Capital Market under the symbol “SLRX.” There is no established trading market for the common warrants or the pre-funded warrants, and Salarius does not expect a market to develop. In addition, Salarius does not intend to apply for the listing of the common warrants or the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the common warrants and the pre-funded warrants will be extremely limited.

Outstanding Shares
Except as otherwise indicated, the number of shares of Salarius’ common stock to be outstanding after this offering is based on 1,051,782 shares of Salarius’ common stock outstanding as of October 10, 2025, plus an estimated aggregate of 4,424,730 shares of Salarius’ common stock underlying Series A Preferred Stock and Series B Preferred Stock assuming all shares of Series A Preferred Stock and Series B Preferred Stock are converted at a ratio based on the assumed offering price of $4.08 per share in this offering, and excludes:
•2,103 shares of Salarius’ common stock issuable upon the exercise of stock options outstanding as of October 10, 2025 at a weighted-average exercise price of $1,001.25 per share;
•4 shares of Salarius’ common stock issuable upon the settlement of restricted stock units outstanding as of October 10, 2025;
•5,777 shares of Salarius’ common stock issuable upon the exercise of warrants outstanding as of October 10, 2025 at a weighted average exercise price of $1,314 per share; and
•2,325 shares of Salarius’ common stock reserved for future issuance under the 2015 Employee Stock Purchase Plan as of October 10 , 2025.
The estimated issuance of 4,424,730 shares of Salarius’ common stock assumes the conversion of Series A Preferred Stock and Series B Preferred Stock to be issued at the Merger Closing based on the exchange of Decoy’s securities as described in the table below, which includes the conversion or exchange of the vast majority of Decoy’s outstanding convertible and non-convertible notes. Such amounts also assume that the Preferred Stock is converted at a ratio based on the assumed offering price of $4.08 per share in this offering. As noted elsewhere in this prospectus, the remaining portion of Decoy’s outstanding notes that will not convert or exchange at the Merger Closing will either be paid out of the proceeds from this financing (i.e., approximately $645,000) or remain on Salarius’ balance sheet until their stated maturity date (i.e., approximately $140,000). No additional promissory notes will convert into Series A Preferred Stock or Series B Preferred Stock following the Merger Closing.

Shares
Decoy shares of common stock outstanding	1,287,930
Decoy in-the-money options and warrants	267,279
Total Decoy common stock equivalent shares	1,555,209
Exchange ratio	0.4344
Estimated shares of Salarius common stock to be issued to Decoy common stock holders and in-the-money options and warrants holders	675,638
Decoy notes equivalent shares	3,749,092
Estimated total shares of Salarius common stock-equivalent preferred stock shares to be issued to Decoy security holders upon closing of the Merger	4,424,730
Except as otherwise noted, all information in this prospectus assumes:
•no issuance of shares pursuant to the ELOC Agreement after October 10, 2025;
•no issuance of shares pursuant to that certain At the Market Offering Agreement, dated February 5, 2021, between Salarius and Ladenburg Thalmann & Co. Inc. after October 10, 2025;
•no exercise of the outstanding options or vesting of the outstanding restricted stock units described above, in each case, after October 10, 2025;
•no exercise of warrants after October 10, 2025 (including any pre-funded warrants, common warrants or representative warrants being offering hereby);
•no exercise of outstanding equity awards pursuant to any Decoy equity incentive plans to be assumed by Salarius in connection with the Merger; and
•no exercise of the underwriters’ option to purchase additional securities.

RISK FACTORS
Investing in Salarius’ securities involves a high degree of risk. This prospectus does not describe all of those risks. You should consider the risk factors described in this prospectus, as well as those described under the caption “Risk Factors” in the documents incorporated by reference herein, including Salarius’ Annual Report on Form 10-K filed on March 21, 2025, Salarius’ Quarterly Reports on Form 10-Q filed on May 14, 2025 and August 12, 2025, and Salarius’ Current Report on Form 8-K filed on August 22, 2025, respectively, together with the other information contained or incorporated by reference in this prospectus, and in any free writing prospectus that Salarius has authorized for use in connection with this offering, before making an investment decision. In addition to the risk factors and uncertainties relating to Salarius that are included herein and incorporated by reference herein, in connection with Salarius’ proposed Merger with Decoy you should consider the following additional risks and uncertainties that could affect the post-Merger combined company and materially affect the combined company’s business, results of operations or financial condition and cause the value of Salarius’ securities to decline. If any of these risks occur, Salarius’ business, financial condition, results of operations, and future prospects would likely be materially and adversely affected. In these circumstances, the market price of Salarius’ common stock and value of Salarius’ other securities would likely decline and you may lose all or part of your investment. Share information set forth in these risk factors is as of the dates set forth herein or therein and unless otherwise indicated, does not give effect to the issuance of the securities in connection with this offering.
Risks Related to the Merger
The Merger may be completed even though certain events occur prior to Merger Closing that materially and adversely affect Salarius or Decoy.
The Merger Agreement provides that either Salarius or Decoy can refuse to complete the Merger if there is a material adverse change affecting the other party between January 10, 2025, the date of the Merger Agreement, and the Merger Closing. However, certain types of changes do not permit either party to refuse to complete the Merger, even if such change could be said to have a material adverse effect on Salarius or Decoy, including:
•general business or economic conditions affecting the industry in which Salarius or Decoy or their subsidiaries, as applicable, operate;
•acts of war, armed hostilities or terrorism, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any worsening of the foregoing, or any declaration of martial law, quarantine or similar directive, policy or guidance or law or other action by any governmental body in response thereto;
•changes in financial, banking or securities markets;
•any change in, or any compliance with or action taken for the purpose of complying with, any law or generally accepted accounting principles (“GAAP”) (or interpretations of any law or GAAP);
•changes resulting from the announcement of the Merger Agreement or the pendency of the transactions contemplated by the Merger Agreement; or
•changes resulting from the taking of any action required to be taken under the Merger Agreement.
If adverse changes occur and Salarius and Decoy still complete the Merger, the market price of the combined company’s common stock may suffer. This in turn may reduce the value of the Merger to the stockholders of Salarius, Decoy or participants in this offering.
Nasdaq may delist the combined company’s securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject the combined company to additional trading restrictions.
Currently, Salarius’ common stock is publicly traded on The Nasdaq Capital Market. On January 17, 2025, Nasdaq notified Salarius that the proposed transaction with Decoy constitutes a business combination that will result in a “Change of Control” pursuant to Listing Rule 5110(a) in connection with step two of the transaction and, accordingly, the post-transaction entity will be required to satisfy all of Nasdaq’s initial listing criteria and to complete Nasdaq’s initial listing process, including the payment of all applicable fees. Salarius intends to commence the process following the consummation of this offering and the Merger Closing, and, as required by Nasdaq, must complete the process prior to Salarius’ stockholder approval for the issuance of 20% or more of Salarius’ pre-transaction shares in connection with the conversion of the preferred shares issued at the Merger Closing into shares of common stock of Salarius.
The combined company may never meet the Nasdaq initial listing standards and Salarius does not intend to submit the initial listing application and call the special meeting of stockholders to approve the conversion of the Preferred Stock into common stock until the combined company expects to be able to meet the initial listing standards. If the combined company submits the initial listing application but the combined company fails to meet the Nasdaq initial listing requirements, then Nasdaq may notify the combined company of its determination to delist the company’s securities based upon the failure to satisfy the criteria in the Nasdaq application.
Salarius cannot assure you that the combined company will be able to meet those initial listing requirements. Even if the combined company’s securities are so listed, the combined company may be unable to maintain the listing of its securities in the future. Salarius is subject to Mandatory Panel Monitor for a period of one year from the date of each respective Hearings Panel letter pursuant to which it regaimed compliance with the Bid Price Rule and Equity Standard. If, within that one-year monitoring period, the Listing Qualifications Staff finds Salarius out of compliance with the applicable rule that was the subject of the exception, the Staff will issue a delisting determination letter and Salarius will have the opportunity to request a hearing with the Hearings Panel. In order to continue listing its securities on Nasdaq following the proposed Merger, the combined company will be required to maintain certain financial, distribution and stock price levels. If Nasdaq delists the combined company’s securities from trading on its exchange and the combined company is not able to list its securities on another national securities exchange or regain compliance with Nasdaq, the combined company’s securities could be quoted on an over-the-counter market. If this were to occur, the combined company could face significant material adverse consequences, including:
•a limited availability of market quotations for its securities;
•reduced liquidity for its securities;
•a determination that the combined company’s common stock is a “penny stock” which will require brokers trading in the combined company’s common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Salarius’ securities;
•a limited amount of news and analyst coverage; and
•a decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts states from regulating the sale of certain securities, which are referred to as “covered securities.” Since Salarius’ common stock is listed on Nasdaq, they are covered securities. Although states are preempted from regulating the sale of covered securities, the federal statute does allow states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then states can regulate or bar the sale of covered securities in a particular case. If Salarius was no longer listed on Nasdaq, its securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities, including in connection with the Merger.
Stockholders of the combined company may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger and this financing.
If the combined company is unable to realize the full strategic and financial benefits currently anticipated from the Merger, Salarius stockholders and Decoy stockholders will have experienced substantial dilution of their ownership interests in their respective companies. This financing may cause substantial dilution to Salarius and Decoy stockholders which may result in such stockholders not receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the strategic and financial benefits currently anticipated from this financing.
The historical unaudited pro forma condensed combined financial information may not be representative of the combined company’s results after the Merger.
The historical unaudited pro forma condensed combined financial information incorporated by reference into this prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Merger been completed as of the date indicated, nor is it indicative of future operating results or financial position.
During the pendency of the Merger, Salarius and Decoy may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.
Covenants in the Merger Agreement impede the ability of Salarius and Decoy to make acquisitions, subject to certain exceptions relating to fiduciary duties, as set forth below, or to complete other transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the Merger is not completed, the parties may be at a disadvantage to their competitors during such period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets, or other business combination outside the ordinary course of business with any third party, subject to certain exceptions relating to fiduciary duties. Any such transactions could be favorable to such party’s stockholders.
Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.
The terms of the Merger Agreement prohibit each of Salarius and Decoy from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances when such party’s board of directors determines in good faith that an unsolicited alternative takeover proposal is or is reasonably likely to lead to a superior takeover proposal and that failure to cooperate with the proponent of the proposal would be reasonably likely to be inconsistent with the applicable board’s fiduciary duties. Any such transactions could be favorable to such party’s stockholders. In addition, if Salarius terminates the Merger Agreement under certain circumstances, including terminating because of a decision of Salarius to enter into definitive agreement with respect to a superior offer, Salarius would be required to pay a termination fee of $300,000 to Decoy. This termination fee described above may discourage third parties from submitting alternative takeover proposals to Salarius stockholders.
Pursuant to the terms of the Merger Agreement, Salarius is required to recommend that its stockholders approve the conversion of all outstanding shares of its Preferred Stock into shares of its common stock. Salarius cannot guarantee that its stockholders will approve this matter, and if they fail to do so its operations may be materially harmed.
Under the terms of the Merger Agreement, Salarius agreed following the consummation of the Merger to use reasonable best efforts to call and hold a meeting of Salarius stockholders to obtain the requisite approval for the conversion of all outstanding shares of Preferred Stock issued in the Merger into shares of Salarius common stock, as required by the Nasdaq listing rules, as soon as practicable after the Merger Closing of the Merger and, if such approval is not obtained at that meeting, to seek to obtain such approval at an annual or special stockholders meeting to be held at least every four months thereafter until such approval is obtained, which would be time-consuming and costly and could significantly negatively affect Salarius’ projected cash position. Salarius does not intend to call the special meeting until the combined company is expected to satisfy the Nasdaq initial listing standards, which may never occur.

Because the lack of a public market for Decoy’s capital stock makes it difficult to evaluate the value of Decoy’s capital stock, the stockholders of Decoy may receive shares of Salarius common stock in the Merger that have a value that is greater than, the fair market value of Decoy’s capital stock.
The outstanding capital stock of Decoy is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Decoy. Because the percentage of Salarius common stock to be issued to Decoy’s stockholders was determined based on negotiations between the parties, it is possible that Salarius may pay more than the aggregate fair market value for Decoy.
The combined company may become involved in securities class action litigation that could divert management’s attention and harm the combined company’s business and insurance coverage may not be sufficient to cover all costs and damages.
In the past, securities class action or shareholder derivative litigation often follows certain significant business transactions, such as the sale of a business division or announcement of a merger. The combined company may become involved in this type of litigation in the future. Litigation is often expensive and diverts management’s attention and resources, which could adversely affect the combined organization’s business.
The Merger Agreement between Salarius and Decoy may be terminated in accordance with its terms and the Merger may not be completed.
The Merger Agreement is subject to a number of conditions which must be fulfilled in order to complete the Merger. Those conditions include, among other things: (i) the lack of a Material Adverse Effect on the respective businesses of Salarius and Decoy; (ii) the continued listing of Salarius’ common stock on Nasdaq through the Merger Closing; (iii) the absence of any order, injunction, decree or other legal restraint preventing the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or making the completion of the Merger or any of the other transactions contemplated by the Merger Agreement illegal; (iv) completion of the Qualified Financing, and (v) the accuracy of the respective parties’ representations and warranties contained in the Merger Agreement (subject to certain customary qualifications) and compliance by Salarius and Decoy with its respective agreements and covenants contained in the Merger Agreement.
With the exception of the Qualified Financing, which has already been satisfied, these conditions to the Merger Closing may not be fulfilled in a timely manner or at all, and, accordingly, the Merger may not be completed. In addition, the parties can mutually decide to terminate the Merger Agreement at any time, or Salarius or Decoy may elect to terminate the Merger Agreement in certain other circumstances.
Salarius may not be able to effect the Merger pursuant to the Merger Agreement, and failure to complete the Merger would negatively impact Salarius’ stock price and materially adversely impact the future business and financial results of Salarius.
In connection with the Merger Agreement, Salarius has incurred substantial costs planning and negotiating the transaction. These costs include, but are not limited to, costs associated with employing and retaining third-party advisors who performed the financial, auditing, and legal services required before Salarius was able to enter into the Merger Agreement and which will continue as Salarius seeks to complete the transaction. If, for whatever reason, including those set forth above, the transactions contemplated by the Merger Agreement fail to close, Salarius will be responsible for these costs, which could adversely affect Salarius liquidity and financial results. In addition, Salarius’ stock price may decline significantly if the Merger is not completed.
The market price of Salarius’ common stock following the Merger may decline as a result of the Merger.
The market price of Salarius’ common stock may decline as a result of the Merger for a number of reasons, including if:
•investors react negatively to the prospects of the combined company’s product candidates, business and financial condition following the Merger;

•the effect of the Merger on the combined company’s business and prospects is not consistent with the expectations of financial or industry analysts; or
•the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts.
Salarius and Decoy security holders will have a reduced ownership and voting interest in, and will exercise less influence over the management of, the combined company following the Merger Closing as compared to their current ownership and voting interest in the respective companies.
If the proposed Merger is completed, the current security holders of Salarius and Decoy will own a smaller percentage of the combined company than their ownership in their respective companies prior to the Merger. Accordingly, the issuance of shares of Salarius common stock (and shares of Salarius common stock underlying the Preferred Stock) to Decoy’s stockholders in the Merger will reduce significantly the relative voting power of each share of Salarius common stock held by its current stockholders and will reduce the relative voting power of each share of Decoy common stock held by its current stockholders. Consequently, Salarius’ stockholders as a group and Decoy’s stockholders as a group will have less influence over the management and policies of the combined company after the Merger than prior to the Merger.
Consequently, security holders of both Salarius and Decoy will be able to exercise less influence over the management and policies of the combined company following the Merger Closing than they currently exercise over the management and policies of their respective companies.
The combined company will need to raise additional capital by issuing securities or debt or through licensing or other strategic arrangements, which may cause dilution to the combined company’s stockholders or restrict the combined company's operations or impact its proprietary rights.
The combined company may be required to raise additional funds sooner than currently planned. If either or both of Salarius or Decoy hold less cash at the time of the Merger Closing than the parties currently expect, the combined company will need to raise additional capital sooner than expected. Additional financing may not be available to the combined company when it needs it or may not be available on favorable terms. To the extent that the combined company raises additional capital by issuing equity securities, such an issuance may cause significant dilution to the combined company’s stockholders’ ownership and the terms of any new equity securities may have preferences over the combined company’s common stock. In addition, if shares issued in this offering or any subsequent financing are priced at an effective price lower than the Initial Issuance Price, holders of the Preferred Stock will receive additional shares of common stock proportionate to the relative dilution, which would further dilute investors in this offering. Furthermore, the combined company will be obligated to use fifty percent (50%) of net proceeds from its at-the-market program and equity line of credit to redeem outstanding Series B Preferred Stock, which will reduce the capital available for operations and may require the combined company to raise additional capital sooner than otherwise planned. Any debt financing the combined company enters into may involve covenants that restrict its operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of the combined company’s assets, as well as prohibitions on its ability to create liens, pay dividends, redeem its stock or make investments. In addition, if the combined company raises additional funds through licensing, partnering or other strategic arrangements, it may be necessary to relinquish rights to some of the combined company’s technologies or product candidates and proprietary rights, or grant licenses on terms that are not favorable to the combined company.
Furthermore, provisions in the agreements for this financing may deter or prevent the combined company from raising additional capital to fund the company as and when needed. Restrictive covenants and other provisions in the financing documents for this financing could deter or prevent the combined company from raising additional capital as and when needed. The combined company’s failure to raise capital as and when needed would have a negative effect on its financial condition and its ability to develop and commercialize its pipeline and otherwise pursue the combined company’s business strategy and the combined company may be unable to continue as a going concern.

The price protection provisions in the Series A and Series B Certificate of Designations may cause dilution to Salarius’ stockholders and investors in this offering if the per share price in this offering or any such subsequent financing is less than the assumed Initial Issuance Price of the Series A Preferred Stock and Series B Preferred Stock.
Salarius’ form of Certificate of Designations of Series A Preferred Stock and Series B Preferred Stock establishes the Initial Issuance Price of $10.50 per underlying share, which is subject to a proportional adjustment to the conversion ratio in the event of a dilutive “subsequent financing” under Section 7(e) of the designations for each series, which includes the potential dilutive effect of this offering. If shares issued in this offering or any subsequent financing are priced at an effective price lower than the Initial Issuance Price, holders of the Preferred Stock will receive additional shares of common stock proportionate to the relative dilution of such offerings and result in the issuance of additional common stock upon the conversion of the Series A and Series B Preferred Shares, which would further dilute investors in this offering. For example, in the event the denominator in the conversion ratio hits the floor price of $3.75, the Series A and B shares will convert into a maximum of 4,814,106 combined shares, which will cause substantial dilution to investors in this offering and holders of Salarius common stock. Based on the assumed offering price of $4.08 per share in this offering, the number of shares of Salarius common stock underlying the Preferred Stock would be 4,424,730 shares of Salarius common stock.
Risks Related to this Offering
You will experience immediate and substantial dilution if you purchase Salarius’ securities in this offering.
Since the price per share of Salarius’ common stock and accompanying common warrants is substantially higher than the pro forma net tangible book value per share of Salarius’ common stock, you will suffer substantial dilution with respect to the securities you purchase in this offering. Salarius’ net tangible book value as of June 30, 2025 was approximately $(0.86) million, or $(6.08) per share of Salarius’ common stock, based on 141,819 shares of Salarius’ common stock outstanding on June 30, 2025. Salarius’ pro forma net tangible book value as of June 30, 2025 was approximately $5.53 million, or $5.25 per share of Salarius’ common stock, based on 141,819 shares of Salarius’ common stock outstanding on June 30, 2025, plus 910,060 shares of Salarius’ common stock issued after June 30, 2025 to October 10, 2025, and 97 shares retired and paid in cash related to the 2025 reverse split effective on August 15, 2025.
After giving effect to (i) the sale by Salarius in this offering of shares of its common stock and accompanying common warrants at a public offering price of $4.08 per share of common stock and accompanying common warrants, which was the last reported sale price of Salarius’ common stock on the Nasdaq Capital Market on October 10, 2025, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that Salarius will pay, and excluding proceeds, if any, from the exercise of any common warrants issued pursuant to this offering or any resulting accounting associated with the warrants, and (ii) the issuance of an estimated 4,424,730 shares of Salarius’ common stock underlying the shares of Series A Preferred Stock and Series B Preferred Stock to be issued at the Merger Closing, convertible at a ratio based on an assumed offering price of $4.08 in the offering, Salarius’ pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $8.81 million or $1.18 per share of common stock. This amount represents an immediate decrease in net tangible book value of $4.07 per share to existing shareholders and an immediate dilution of $2.90 per share to investors in this offering. As a result of the dilution to investors purchasing shares in this offering, investors in this offering may receive significantly less than the purchase price paid in this offering, if anything, in the event of Salarius’ liquidation. See the section entitled “Dilution” on page 78 of this prospectus for a more detailed discussion of the dilution you will incur if you purchase Salarius’ securities in this offering.
In addition, as of October 10, 2025, Salarius had outstanding options to purchase 2,103 shares of its common stock at a weighted-average exercise price of $1,001.25 per share, outstanding restricted stock units to acquire 4 shares of Salarius’ common stock and outstanding warrants to purchase 5,777 shares of Salarius’ common stock at a weighted-average exercise price of $1,314.00. As of October 10, 2025, there were 2,325 shares of Salarius’ common stock available for future issuance under Salarius’ 2015 Employee Stock Purchase Plan (the “2015 Employee Stock Purchase Plan”). The shares of Salarius common stock issuable under the 2015 Employee Stock Purchase Plan may be immediately eligible for resale in the open market. Such shares of Salarius common stock, along with any other market transactions, could adversely affect the market price of Salarius common stock. Additional dilution may result from the issuance of shares of Salarius common stock in connection with additional financings or in connection with commercial transactions. In addition, if Salarius sells additional shares of its common stock pursuant to the ELOC Agreement or ATM Agreement, stockholders participating in this financing may experience substantial additional dilution.
Substantial future sales or other issuances of Salarius common stock could depress the market for Salarius’ common stock.
In the future, sales of a substantial number of shares of Salarius common stock, or the perception by the market that those sales could occur, could cause the market price of Salarius’ common stock to decline or could make it more difficult for Salarius to raise funds through the sale of equity in the future.
In connection with this offering, Salarius and its directors and executive officers along with Decoy and its directors and executive officers expect to enter into lock-up agreements for a period of 180 days following the closing date of this offering, subject to certain exceptions set forth therein. Salarius and Decoy and their respective directors and executive officers may be released from such lock-up agreements prior to the expiration of the lock-up period at the sole discretion of the representative. Upon expiration or earlier release of the lock-up, Salarius, Decoy and their respective directors and executive officers may sell shares into the market, which could adversely affect the market price of shares of Salarius’ common stock.
Salarius has previously entered into an At the Market Offering Agreement dated as of February 5, 2021, with the representative, pursuant to which, from time to time, Salarius may offer and sell shares of its common stock under an “at-the-market” offering program. To the extent that Salarius sells shares of its common stock pursuant to the at-the-market offering program or any similar program in the future, investors purchasing shares of Salarius’ common stock in this offering could experience further dilution.
Salarius has also previously entered into that certain Securities Purchase Agreement dated December 12, 2024, by and between C/M Capital Master Fund, LP and Salarius (the “ELOC Agreement”) pursuant to which, from time to time, Salarius may sell up to $10 million of shares of its common stock to C/M Capital Master Fund, LP at various prices. To the extent that Salarius sells shares of its common stock pursuant to the agreement, investors purchasing shares of Salarius’ common stock in this offering could experience further dilution.
Future issuances of Salarius common stock or its other equity securities could further depress the market for Salarius’ common stock. Salarius expects to continue to incur drug development and selling, general and administrative costs, and to satisfy its funding requirements, Salarius may need to sell additional equity securities. The sale or the proposed sale of substantial amounts of Salarius common stock or its other equity securities may adversely affect the market price of Salarius’ common stock and Salarius’ stock price may decline substantially. Salarius’ stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. New equity securities issued may have greater rights, preferences or privileges than Salarius’ existing common stock.
Salarius has broad discretion in how it uses the proceeds of this offering and may not use these proceeds effectively, which could affect Salarius’ results of operations and cause its common stock to decline.
If the Merger closes, Salarius intends to use the net proceeds from this offering primarily (i) to advance the clinical development of the combined company’s research and development programs; (ii) to pay off certain of Decoy’s outstanding promissory notes as required thereby; and (iii) for other general corporate purposes, including working capital, research and development, and capital expenditures. A portion of the net proceeds may also be used to acquire, license or invest in complementary products, technologies, intellectual property or businesses, although Salarius has no present commitments or agreements to do so. However, Salarius has not determined the specific allocation of the net proceeds among these potential uses. Salarius’ management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of its management with respect to the use of proceeds, with only limited information concerning Salarius’ specific intentions. These proceeds could be applied in ways that do not improve Salarius’

operating results or increase the value of your investment. See the section entitled “Use of Proceeds” on page 72 of this prospectus for further information about the use of proceeds.
Salarius does not currently intend to pay dividends on its common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of Salarius common stock.
Salarius has never declared or paid cash dividends on its capital stock, and you should not rely on an investment in Salarius’ common stock to provide dividend income. Salarius currently intends to retain all of its future earnings, if any, to finance the growth and development of its business and does not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of Salarius common stock will be your sole source of gain for the foreseeable future.
The trading price of the shares of Salarius’ common stock could be highly volatile, and purchasers of Salarius’ common stock could incur substantial losses.
The price of Salarius’ common stock is highly volatile and may be affected by developments directly affecting its business, as well as by developments out of its control or not specific to Salarius. The pharmaceutical and biotechnology industries, in particular, and the stock market generally, are vulnerable to abrupt changes in investor sentiment. Prices of securities and trading volumes of companies in the pharmaceutical and biotechnology industries, including Salarius’, can swing dramatically in ways unrelated to, or that bear a disproportionate relationship to, Salarius’ performance. This volatility may affect the price at which you could sell the shares of Salarius common stock, and the sale of substantial amounts of Salarius common stock could adversely affect the price of Salarius common stock. Salarius’ stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including those described in the sections entitled “Risk Factors” in this prospectus and the documents incorporated by reference herein.
As a result, you may not be able to sell your shares of common stock or other equity securities at or above the price at which you purchase them. In addition, the stock market in general, Nasdaq and the stock of pharmaceutical and biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of Salarius’ common stock, regardless of its actual operating performance.
There is no public market for the common warrants or pre-funded warrants being offered in this offering.
There is no public trading market for the common warrants or pre-funded warrants being offered in this offering, and Salarius does not expect a market to develop. In addition, Salarius does not intend to list the common warrants or pre-funded warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the common warrants and pre-funded warrants will be limited.
The common warrants included in this offering are speculative in nature.
The common warrants represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the common warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $          per share. Moreover, following this offering, the market value of the common warrants is uncertain and there can be no assurance that the market value of the common warrants will equal or exceed the public offering price. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the common warrants, and consequently, whether it will ever be profitable for holders of common warrants to exercise the common warrants.

Except as otherwise set forth in the common warrants and pre-funded warrants, holders of the common warrants and the pre-funded warrants will have no rights as common stockholders with respect to the shares of common stock underlying the common warrants and the pre-funded warrants until such holders exercise their common warrants and pre-funded warrants and acquire Salarius common stock.
Except as otherwise set forth in the common warrants and pre-funded warrants, until holders of the common warrants and the pre-funded warrants acquire shares of Salarius common stock upon exercise thereof, such holders will have no rights with respect to the shares of Salarius common stock underlying such warrants, such as voting rights. Upon exercise of the common warrants or the pre-funded warrants, as the case may be, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
Salarius may not receive any additional funds upon the exercise of the pre-funded warrants.
Each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of Salarius common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, Salarius may not receive any additional funds upon the exercise of the pre-funded warrants.
Significant holders or beneficial holders of Salarius common stock may not be permitted to exercise warrants that they hold.
A holder of a warrant will not be entitled to exercise any portion of any warrant which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of shares of Salarius common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99% (at the initial election of the holder) of the number of shares of Salarius common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of Salarius’ securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% or 9.99% (at the initial election of the holder) of the combined voting power of all of Salarius’ securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. Such percentage may be increased by the holder of the warrant to any other percentage not in excess of 9.99% of the issued and outstanding shares of Salarius’ common stock immediately after giving effect to such issuance upon at least 61 days’ prior notice from the holder to Salarius. As a result, you may not be able to exercise your warrants for shares of Salarius’ common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.
Risks Related to Salarius
Risks Related to Salarius’ Financial Position and Capital Needs
If the Merger is not completed, Salarius may not be able to otherwise source adequate liquidity to fund its operations, meet its obligations, and continue as a going concern. Salarius’ board of directors may decide to pursue a dissolution and liquidation of Salarius. In such an event, there can be no assurances as to the amount or timing of available cash left, if any, to distribute to its stockholders after paying its debts and other obligations and setting aside funds for reserves.
While Salarius has entered into the Merger Agreement with Decoy, the Merger Closing may be delayed or may not occur at all and there can be no assurance that the Merger will deliver the anticipated benefits Salarius expects or enhance stockholder value. If the Merger is not completed and the Merger Agreement is terminated under certain circumstances, Salarius may be required to pay Decoy a termination fee of $300,000. Even if a termination fee is not payable in connection with a termination of the Merger Agreement, Salarius will have incurred significant fees and expenses, which must be paid whether or not the Merger is completed.
If for any reason the Merger does not close, Salarius would need to raise additional capital to continue to fund the further development of its product candidates and its operations thereafter. Salarius has based its cash sufficiency estimates on its current business plan and its assumptions may prove to be wrong. Salarius could utilize its available capital resources sooner than it currently expects, and it could need additional funding sooner than currently anticipated. Additionally, the process of advancing early stage product candidates and testing product candidates in clinical trials is costly, and the timing of progress in these clinical trials is uncertain. Even if Salarius raises sufficient funds and decides to continue the development of its product candidates, its ability to successfully transition to profitability will be dependent upon achieving a level of product sales adequate to support its cost structure. Salarius cannot assure you that it will ever be profitable or generate positive cash flow from operating activities.
Failure to secure any necessary financing in a timely manner and on favorable terms or the failure of the proposed Merger to be consummated in a timely manner would require Salarius to further delay or abandon any potential future clinical development plans. If, for any reason, the Merger does not close, the Salarius board of directors may elect to, among other things, attempt to complete another strategic transaction like the Merger, attempt to sell or otherwise dispose of the various assets of Salarius, resume its research and development activities and continue to operate the business of Salarius. Any of these alternatives would be costly and time-consuming and would require that Salarius obtain additional funding. Salarius expects that it would be difficult to secure financing in a timely manner, on favorable terms or at all. Salarius can make no assurances that it would be able to obtain additional financing or find a partner and close an alternative transaction on terms that are as favorable or more favorable than the terms set forth in the Merger Agreement or that any such alternatives are possible or would be successful, if pursued. To the extent that Salarius seeks and is able to raise additional capital through the sale of equity or convertible debt securities, Salarius’ stockholders’ ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect their rights as a common stockholder. Debt financing or preferred equity financing, if available, may involve agreements that include covenants limiting or restricting Salarius’ ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If Salarius raises funds through strategic transactions or marketing, distribution, or licensing arrangements with third parties, Salarius may have to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to it. Even if Salarius is able to pursue such alternatives, the failure to complete the Merger may result in negative publicity and/or a negative impression of Salarius in the investment community, could significantly harm the market price of Salarius common stock and may affect Salarius’ relationship with employees and other partners in the business community.
If the Salarius board of directors were to decide to dissolve and liquidate Salarius’ assets, Salarius would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims, and there can be no assurances as to the amount or timing of available cash left, if any, to distribute to stockholders after paying its debts and other obligations and setting aside funds for reserves. In addition, Salarius may be subject to litigation or other claims related to a dissolution and liquidation. If a dissolution and liquidation were pursued, the Salarius board of directors, in consultation with its advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, Salarius’ stockholders would likely lose all or a significant portion of their investment in the event of a liquidation, dissolution or winding up of Salarius.
Salarius does not believe that its current expenses are indicative of the costs it may incur in the future in connection with the development and commercialization of any product candidate if it consummates the Merger or raises additional capital to continue its operations. Salarius’ future funding requirements will depend on many factors, including:
•its ability to consummate the Merger with Decoy;
•the scope, rate of progress and cost of its preclinical and clinical trials for any product candidate in its future pipeline and results of future clinical trials;
•the cost and timing of regulatory filings and approvals for any product candidates that successfully complete clinical trials;
•the timing and nature of any strategic transactions that Salarius undertakes, including potential partnerships;
•the effect of competing technological and market developments;

•the cost incurred in responding to actions by activist stockholders; and
•the cost of filing, prosecuting, defending and enforcing its intellectual property rights.
In addition, the amounts available under Salarius’ shelf registration statement on Form S-3 will be significantly limited as long as Salarius’ public float remains below $75 million, which, given its currently depressed stock price, limits its ability to obtain meaningful funding through a shelf registration statement at this time, although Salarius could still raise funds through a registration statement on Form S-1 or through private placements.
As such, there is uncertainty regarding Salarius’ ability to maintain liquidity sufficient to operate its business effectively, which raises substantial doubt about its ability to continue as a going concern.
Salarius is substantially dependent on its remaining employees and consultants to facilitate the consummation of the Merger.
As of October 10, 2025, Salarius had only two full-time employees. Salarius’ ability to successfully complete the Merger depends in large part on its ability to retain certain remaining personnel. Despite Salarius’ efforts to retain these employees, one or more may terminate their employment or consulting arrangement with Salarius on short notice. The loss of the services of certain employees could potentially harm Salarius’ ability to consummate the Merger, to run its day-to-day business operations, as well as to fulfill its reporting obligations as a public company.
The pendency of the Merger could have an adverse effect on the trading price of Salarius’ common stock and its business, financial condition and prospects.
The pendency of the Merger could disrupt Salarius’ business in many ways, including:
•the attention of its remaining management and employees may be directed toward the completion of the Merger and related matters and may be diverted from Salarius’ day-to-day business operations; and
•third parties may seek to terminate or renegotiate their relationships with Salarius as a result of the Merger, whether pursuant to the terms of their existing agreements with Salarius or otherwise.
Should they occur, any of these matters could adversely affect the trading price of Salarius’ common stock or harm its business, financial condition and prospects.
Salarius has never generated any revenue from product sales and may never generate revenue or be profitable.
Salarius has no products approved for commercialization and has never generated any revenue. Salarius’ ability to generate revenue and achieve profitability depends on Salarius’ ability, alone or with strategic collaborators, to successfully complete the development of, and obtain the regulatory and marketing approvals necessary to commercialize one or more of its product candidates. Salarius does not anticipate generating revenue from product sales for the foreseeable future. Salarius’ ability to generate future revenue from product sales depends heavily on Salarius’ success in many areas, including but not limited to:
•completing research and development of its product candidates;
•obtaining regulatory and marketing approvals for its product candidates;
•manufacturing product candidates and establishing and maintaining supply and manufacturing relationships with third parties that are commercially feasible, meet regulatory requirements and supply needs in sufficient quantities to meet market demand for Salarius’ product candidates, if approved;
•marketing, launching and commercializing product candidates for which Salarius obtains regulatory and marketing approval, either directly or with a collaborator or distributor;
•gaining market acceptance of Salarius’ product candidates as treatment options;

•addressing any competing products;
•protecting and enforcing Salarius’ intellectual property rights, including patents, trade secrets, and know-how;
•negotiating favorable terms in any collaboration, licensing, or other arrangements into which Salarius may enter;
•obtaining reimbursement or pricing for Salarius’ product candidates that supports profitability; and
•attracting, hiring, and retaining qualified personnel.
Even if one or more of the product candidates that Salarius develops is approved for commercial sale, Salarius would need to incur significant costs associated with commercializing any approved product candidate. Portions of Salarius’ current pipeline of product candidates have been in-licensed from third parties, which make the commercial sale of such in-licensed products potentially subject to additional royalty and milestone payments to such third parties. Salarius will also have to develop, contract for or acquire manufacturing capabilities to continue development and potential commercialization of Salarius’ product candidates. Salarius will need to develop or procure its drug product in a commercially feasible manner in order to successfully commercialize any future approved product, if any. Additionally, if Salarius is not able to generate revenue from the sale of any approved products, Salarius may never become profitable.
Risks Related to the Development of Salarius’ Product Candidates
The approach Salarius has taken to discover and develop novel oncology therapeutics using epigenetic enzymes to moderate transcription factors and thereby control abnormal protein expression is unproven and may never lead to marketable products.
The scientific discoveries that have formed the basis for Salarius’ efforts to discover and develop Salarius’ product candidates are relatively recent. The scientific evidence to support the feasibility of developing drugs based on these discoveries is both preliminary and limited. The successful development of therapeutic products will require solving a number of issues. In addition, any product candidates that Salarius decides to develop further may not demonstrate in patients the chemical and pharmacological properties ascribed to them in laboratory and pre-clinical trials, and they may interact with human biological systems in unforeseen, ineffective or even harmful ways. For instance, Salarius’ clinical and pre-clinical data to date is not validated and Salarius has no way of knowing if after validation Salarius’ clinical trial data will be complete and consistent. If Salarius does not successfully develop and commercialize product candidates based upon this technological approach, Salarius may not become profitable and the value of Salarius’ capital stock may further decline.
Further, Salarius’ focus on epigenetic enzyme technology for developing product candidates as opposed to multiple, more proven technologies for drug development has increased the risk associated with Salarius’ business. Salarius is not able to identify and successfully implement an alternative product development strategy due to Salarius’ previous investments in current product candidates. In addition, work by other companies pursuing similar technologies may encounter setbacks and difficulties that regulators and investors may attribute to Salarius’ product candidates, whether appropriate or not.
Clinical trials are costly, time consuming and inherently risky, and may fail to demonstrate safety and efficacy to the satisfaction of applicable regulatory authorities.
Clinical development is expensive, time consuming and involves significant risk. If Salarius decides to move forward with Salarius’ clinical trials, Salarius cannot guarantee that they will be conducted as planned or completed on schedule, if at all. Salarius currently does not have the funds to advance Salarius’ planned clinical trials. A failure of one or more of these clinical trials can occur at any stage of development.

Salarius’ product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial viability of an approved label, or result in significant negative consequences following marketing approval, if any.
Undesirable side effects caused by Salarius’ product candidates could cause Salarius, an IRB or ethics committee, or regulatory authorities to continue the clinical hold status, interrupt, delay, or terminate clinical trials or even if approved, result in a restrictive label or delay regulatory approval by the FDA or comparable foreign authorities and potential product liability claims.
Product development involves a lengthy and expensive process with an uncertain outcome, and results of earlier pre-clinical and clinical trials may not be predictive of future clinical trial results.
Clinical testing is expensive and generally takes many years to complete, and the outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of pre-clinical trials and early clinical trials of Salarius’ product candidates may not be predictive of the results of larger, later-stage controlled clinical trials. Product candidates that have shown promising results in early-stage clinical trials may still suffer significant setbacks in subsequent clinical trials. Salarius’ clinical trials to date have been conducted on a small number of patients in limited numbers of clinical sites for a limited number of indications. Moreover, clinical data are often susceptible to varying interpretations and analyses. Salarius cannot assure whether any clinical trials Salarius or The University of Texas MD Anderson Cancer Center (“MDACC”) may conduct will demonstrate consistent or adequate efficacy and safety with respect to the proposed indication for use sufficient to receive regulatory approval or market Salarius’ drug candidates.
Difficulty in enrolling patients is a common hurdle faced by early stage biotechnology companies and could, and often does, delay or prevent clinical trials of product candidates.
Identifying and qualifying patients to participate in clinical trials of Salarius’ product candidates is essential to Salarius’ existence. The timing of Salarius’ clinical trials depends in part on the rate at which Salarius or investigators can recruit patients to participate in clinical trials of Salarius’ product candidates, and Salarius and Salarius’ investigators may experience delays in Salarius’ clinical trials if Salarius or they encounter difficulties in enrollment.
Salarius may face potential product liability, and, if successful claims are brought against Salarius, Salarius may incur substantial liability and costs which could be greater than Salarius’ insurance coverage or overall resources. If the use or misuse of Salarius’ product candidates harms patients, or is perceived to harm patients even when such harm is unrelated to Salarius’ product candidates, Salarius’ regulatory approvals, if any, could be revoked or otherwise negatively impacted and Salarius could be subject to costly and damaging product liability claims. If Salarius is unable to obtain adequate insurance or are required to pay for liabilities resulting from a claim excluded from, or beyond the limits of, Salarius’ insurance coverage, a material liability claim could adversely affect Salarius’ financial condition.
The use or misuse of Salarius’ product candidates in clinical trials and the sale of any products for which Salarius may obtain marketing approval exposes Salarius to the risk of potential product liability claims. Product liability claims might be brought against Salarius by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with Salarius’ product candidates and approved products, if any. There is a risk that Salarius’ product candidates may induce AEs.

Risks Related to Regulatory Approval of Salarius’ Product Candidates and Other Legal Compliance Matters
Even if FDA grants breakthrough therapy designation for one or more of Salarius’ product candidates, the designation may not lead to a faster development or regulatory review or approval process, and it does not increase the likelihood that Salarius’ product candidates will receive marketing approval, and FDA may rescind the designation if it determines the product candidate no longer meets the qualifying criteria for breakthrough therapy.
Salarius may seek a breakthrough therapy designation from the FDA for some of Salarius’ product candidates that reach the regulatory review process. A breakthrough therapy is defined as a drug or biological product that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug or biological product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For drugs or biological products that have been designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Drugs designated as breakthrough therapies by the FDA could also be eligible for accelerated approval.
Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if Salarius believes one of Salarius’ product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and instead determine not to make such designation.
The receipt of a breakthrough therapy designation for a product candidate may not result in a faster development process, review or approval compared to drugs considered for approval under conventional FDA procedures and does not assure ultimate approval by the FDA. In addition, even if one or more of Salarius’ product candidates qualify and are designated as breakthrough therapies, the FDA may later decide that the drugs or biological products no longer meet the conditions for designation and the designation may be rescinded.
Salarius has received fast track designation for SP-2577 as a potential treatment for a rare pediatric disease in Ewing’s Sarcoma, but such designation may not actually lead to a faster development or regulatory review or approval process. Additionally, FDA may rescind the designation if it determines the product candidate no longer meets the qualifying criteria for fast track.
If a product candidate is intended for the treatment of a serious condition and nonclinical or clinical data demonstrate the potential to address unmet medical need for this condition, a product sponsor may apply for FDA fast track designation. Salarius received fast track designation for SP-2577 as a potential treatment for a rare pediatric disease in Ewing’s Sarcoma. However, fast track designation does not ensure that Salarius will receive marketing approval or that approval will be granted within any particular time frame. Salarius may not experience a faster development or regulatory review or approval process with fast track designation compared to conventional FDA procedures. In addition, the FDA may withdraw fast track designation if it believes that the designation is no longer supported by data from Salarius’ clinical development program. Fast track designation alone does not guarantee qualification for the FDA’s priority review procedures.
Salarius cannot guarantee how long it will take regulatory agencies to review Salarius’ applications for product candidates, and Salarius may fail to obtain the necessary regulatory approvals to market Salarius’ product candidates. If Salarius is not able to obtain required regulatory approvals, Salarius will not be able to commercialize Salarius’ product candidates and Salarius’ ability to generate revenue will be materially impaired.
Salarius’ product candidates and the activities associated with their development and commercialization, including their design, research, testing, manufacture, safety, efficacy, recordkeeping, labeling, packaging, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and foreign jurisdictions. Failure to obtain marketing approval for Salarius’ product candidates will prevent Salarius from commercializing them in those markets.

Salarius has not received approval from regulatory authorities to market any product candidate in any jurisdiction, and it is possible that neither Salarius’ current product candidates nor any product candidates that Salarius may seek to develop in the future will ever obtain the appropriate regulatory approvals necessary for Salarius to commence product sales.
Reliance on government funding for Salarius’ programs may add uncertainty to Salarius’ research and commercialization efforts with respect to those programs that are tied to such funding and may impose requirements that limit Salarius’ ability to take specified actions, increase the costs of commercialization and production of product candidates developed under those programs and subject Salarius to potential financial penalties, which could materially and adversely affect Salarius’ business, financial condition and results of operations.
During the course of Salarius’ development of Salarius’ product candidates, Salarius has been funded in part through federal and state grants, including but not limited to the funding Salarius received from the Cancer Prevention and Research Institute of Texas (“CPRIT”). If Salarius does not comply with the terms of the grant, CPRIT may require Salarius to repay some or all of the disbursed grant.
Risks Related to Salarius’ Intellectual Property
Salarius may not be successful in obtaining or maintaining necessary rights to Salarius’ targets, product compounds and processes for Salarius’ development pipeline through acquisitions and in-licenses.
Presently, Salarius has rights to the intellectual property, through licenses from third parties and under patents and patent applications that Salarius owns, to modulate only a subset of the known epigenetic enzyme targets. Because Salarius’ programs may involve a range of targets, including targets that require the use of proprietary rights held by third parties, the growth of Salarius’ business may depend in part on Salarius’ ability to acquire, in-license or use these proprietary rights. In addition, Salarius’ product candidates may require specific formulations to work effectively and efficiently and these rights may be held by others. Salarius may be unable to acquire or in-license any compositions, methods of use, processes or other third-party intellectual property rights from third parties that Salarius identify. The licensing and acquisition of third-party intellectual property rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third-party intellectual property rights that Salarius may consider attractive. These established companies may have a competitive advantage over Salarius due to their size, cash resources and greater clinical development and commercialization capabilities.
For example, Salarius has previously collaborated with academic institutions worldwide to accelerate Salarius’ pre-clinical and clinical research or development under written agreements with these institutions. Typically, these institutions provide an option to negotiate a license to any of the institution’s rights in technology resulting from the collaboration. Regardless of such right of first negotiation for intellectual property, Salarius may be unable to negotiate a license within the specified time frame or under terms that are acceptable to Salarius. If Salarius is unable to do so, the institution may offer the intellectual property rights to other parties, potentially blocking Salarius’ ability to pursue its program.
In addition, companies that perceive Salarius to be a competitor may be unwilling to assign or license rights to Salarius. Salarius also may be unable to license or acquire third-party intellectual property rights on terms that would allow Salarius to make an appropriate return on Salarius’ investment. If Salarius is unable to successfully obtain rights to third-party intellectual property rights, Salarius’ business, financial condition and prospects for growth could suffer.
Salarius intends to rely on patent rights for Salarius’ product candidates and any future product candidates. If Salarius is unable to obtain or maintain exclusivity from the combination of these approaches, Salarius may not be able to compete effectively in Salarius’ markets.
Salarius relies or will rely upon a combination of patents, trade secret protection, and confidentiality agreements to protect the intellectual property related to Salarius’ technologies and product candidates. Salarius’ success depends in large part on Salarius’ and its licensors’ ability to obtain regulatory exclusivity and maintain patent and other intellectual property protection in the United States and in other countries with respect to Salarius’ proprietary technology and products.
Salarius has sought to protect Salarius’ proprietary position by filing patent applications in the United States and abroad related to Salarius’ product candidates that are important to Salarius’ business. This process is expensive and time consuming, and Salarius may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that Salarius will fail to identify patentable aspects of Salarius’ research and development output before it is too late to obtain patent protection.
The patent position of biotechnology and pharmaceutical companies generally is highly uncertain and involves complex legal and factual questions for which legal principles remain unsolved. The patent applications that Salarius owns or in-licenses may fail to result in issued patents with claims that cover Salarius’ product candidates in the United States or in other foreign countries. There is no assurance that all potentially relevant prior art relating to Salarius’ patents and patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover Salarius’ product candidates, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, Salarius’ patents and patent applications may not adequately protect Salarius’ intellectual property, provide exclusivity for Salarius’ product candidates, or prevent others from designing around Salarius’ claims. Any of these outcomes could impair Salarius’ ability to prevent competition from third parties, which may have an adverse impact on Salarius’ business.
Salarius, independently or together with Salarius’ licensors, have filed several patent applications covering various aspects of Salarius’ product candidates. Salarius cannot offer any assurances about which, if any, patents will issue, the breadth of any such patent or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to Salarius after patent issuance could deprive Salarius of rights necessary for the successful commercialization of any product candidates that Salarius may develop. Further, if Salarius encounters delays in regulatory approvals, the period of time during which Salarius could market a product candidate under patent protection could be reduced.
If Salarius cannot obtain and maintain effective protection of exclusivity from Salarius’ regulatory efforts and intellectual property rights, including patent protection or data exclusivity, for Salarius’ product candidates, Salarius may not be able to compete effectively and Salarius’ business and results of operations would be harmed.
Salarius may not have sufficient patent term protections for Salarius’ product candidates to effectively protect Salarius’ business.
Patents have a limited term. In the United States, the statutory expiration of a patent is generally 20 years after it is filed. Although various extensions may be available, the life of a patent, and the protection it affords, is limited. Even if patents covering Salarius’ product candidates are obtained, once the patent life has expired for a product candidate, Salarius may be open to competition from generic medications. In addition, upon issuance in the United States any patent term can be adjusted based on specified delays caused by the applicant(s) or the U.S. Patent and Trademark Office (the “USPTO”).
Depending on the timing, duration, and conditions of FDA marketing approval of Salarius’ product candidates, one or more of Salarius’ United States patents may be eligible for patent term extension under the Hatch-Waxman Act. Patent term extensions under the Hatch-Waxman Act in the United States and under supplementary protection certificates in Europe may be available to extend the patent or data exclusivity terms of Salarius’ product candidates. Salarius will likely rely on patent term extensions, and Salarius cannot provide any assurances that any such patent term extensions will be obtained and, if so, for how long. However, Salarius may not receive an extension if Salarius fails to apply within applicable deadlines, fail to apply prior to expiration of relevant patents or otherwise fail to satisfy applicable requirements. Moreover, the length of the extension could be less than Salarius requests. If Salarius is unable to obtain patent term extension or the term of any such extension is less than Salarius requests, the period during which Salarius can enforce Salarius’ patent rights for that product may not extend beyond the current patent expiration dates and competitors may obtain approval to market competing products sooner. As a result, Salarius may not be able to maintain exclusivity for Salarius’ product candidates for an extended period after regulatory approval, if any, which would negatively impact Salarius’ business, financial condition, results of operations and prospects. If Salarius does not have sufficient patent terms or regulatory exclusivity to protect Salarius’ product candidates, Salarius’ business and results of operations will be adversely affected.
Changes in U.S. patent law could diminish the value of patents in general, thereby impairing Salarius’ ability to protect Salarius’ products, and recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of Salarius’ patent applications and the enforcement or defense of Salarius’ issued patents.
As is the case with other biotechnology companies, Salarius’ success is heavily dependent on patents and the ability to enforce and protect these patients. Obtaining and enforcing patents in the biotechnology industry involve both technological and legal complexity, and is therefore costly, time-consuming and inherently uncertain. In addition, the United States has recently enacted and is currently implementing wide-ranging patent reform legislation. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in specified circumstances and weakened the rights of patent owners in specified situations. In addition to increasing uncertainty with regard to Salarius’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken Salarius’ ability to obtain new patents or to enforce Salarius’ existing patents and patents that Salarius might obtain in the future. Some of Salarius’ patent claims may be affected by the recent U.S. Supreme Court decision in Association for Molecular Pathology v. Myriad Genetics. In Myriad, the Supreme Court held that unmodified isolated fragments of genomic sequences, such as the DNA constituting the BRCA1 and BRCA2 genes, are not eligible for patent protection because they constitute a product of nature. The exact boundaries of the Supreme Court’s decision remain unclear as the Supreme Court did not address other types of nucleic acids.
If Salarius is unable to maintain effective proprietary rights for Salarius’ product candidates or any future product candidates, Salarius may not be able to compete effectively in Salarius’ proposed markets.
In addition to the protection afforded by patents, Salarius relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that Salarius elects not to patent, processes for which patents are difficult to enforce and any other elements of Salarius’ product candidate discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. Salarius seek to protect Salarius’ proprietary technology and processes, in part, by entering into confidentiality agreements with Salarius’ employees, consultants, scientific advisors, and contractors. Salarius also seeks to preserve the integrity and confidentiality of Salarius’ data and trade secrets by maintaining physical security of Salarius’ premises and physical and electronic security of Salarius’ information technology systems. While Salarius has confidence in these individuals, organizations and systems, agreements or security measures may be breached, and Salarius may not have adequate remedies for any breach. In addition, Salarius’ trade secrets may otherwise become known or be independently discovered by competitors.
Third-party claims of intellectual property infringement may prevent or delay Salarius’ development and commercialization efforts.
Salarius’ commercial success depends in part on Salarius’ ability to develop, manufacture, market and sell Salarius’ product candidates and use Salarius’ proprietary technology without infringing the patent rights of third parties.
Numerous third-party U.S. and non-U.S. issued patents and pending applications exist in the area of epigenetic enzyme inhibitors and related technologies. Salarius is aware of U.S. and foreign patents and pending patent applications owned by third parties that cover therapeutic uses of epigenetic inhibitors. Salarius is currently monitoring these patents and patent applications. Salarius may in the future pursue available proceedings in the U.S. and foreign patent offices to challenge the validity of these patents and patent applications. In addition, or alternatively, Salarius may consider whether to seek to negotiate a license of rights to technology covered by one or more of such patents and patent applications. If any patents or patent applications cover Salarius’ product candidates or technologies, Salarius may not be free to manufacture or market Salarius’ product candidates, as planned, absent such a license, which may not be available to Salarius on commercially reasonable terms, or at all.
Salarius may not be successful in meeting Salarius’ obligations under Salarius’ existing license agreements necessary to maintain Salarius’ product candidate licenses in effect. In addition, if required in order to commercialize Salarius’ product candidates, Salarius may be unsuccessful in obtaining or maintaining necessary rights to Salarius’ product candidates through acquisitions and in-licenses.
Salarius currently has rights to the intellectual property, through licenses from third parties and under patents that Salarius does not own, to develop and commercialize Salarius’ product candidates. Because Salarius’ programs may require the use of proprietary rights held by third parties, the growth of Salarius’ business will likely depend in part on Salarius’ ability to maintain in effect these proprietary rights. Any termination of license agreements with third parties with respect to Salarius’ product candidates would be expected to negatively impact Salarius’ business prospects.
Salarius may be unable to acquire or in-license any compositions, methods of use, processes, or other third-party intellectual property rights from third parties that Salarius identifies as necessary for Salarius’ product candidates.
If Salarius fails to comply with obligations in the agreements under which Salarius licenses intellectual property and other rights from third parties or otherwise experience disruptions to Salarius’ business relationships with Salarius’ licensors, Salarius could lose license rights that are important to Salarius’ business.
Salarius is a party to intellectual property licenses and supply agreements that are important to Salarius’ business and may enter into additional license agreements in the future. Salarius’ existing agreements impose, and Salarius expects that future license agreements will impose on Salarius, various diligence, milestone payment, royalty, purchasing, and other obligations. If Salarius fails to comply with Salarius’ obligations under these agreements, or Salarius is subject to a bankruptcy, Salarius’ agreements may be subject to termination by the licensor, in which event Salarius would not be able to develop, manufacture, or market products covered by the license or subject to supply commitments.
Salarius may be involved in lawsuits to protect or enforce Salarius’ patents or the patents of Salarius’ licensors, which could be expensive, time consuming, and unsuccessful.
Competitors may infringe Salarius’ patents or the patents of Salarius’ licensors. If Salarius or one of Salarius’ licensing partners were to initiate legal proceedings against a third party to enforce a patent covering one of Salarius’ product candidates, the defendant could counterclaim that the patent covering Salarius’ product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description, clarity or non- enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable.
Salarius may not be able to protect Salarius’ intellectual property rights throughout the world.
Filing, prosecuting, and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and Salarius’ intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Competitors may use Salarius’ technologies in jurisdictions where Salarius has not obtained patent protection to develop Salarius’ own products and may also export infringing products to territories where Salarius has patent protection, but enforcement is not as strong as that in the United States. These products may compete with Salarius’ products and Salarius’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Risks Related to Salarius’ Reliance on Third Parties
Salarius relies on or will rely on third parties to conduct Salarius’ clinical trials. If these third parties do not successfully perform and comply with regulatory requirements, Salarius may not be able to successfully complete clinical development, obtain regulatory approval or eventually commercialize Salarius’ product candidates and Salarius’ business could be substantially harmed.
Salarius has relied upon and plan to continue to rely upon third-parties such as contract research organizations (“CROs”), hospitals and clinical investigators to study Salarius’ product candidates in clinical trials. For example, Salarius has collaborated with The University of Texas MD Anderson Cancer Center (“MDACC”) to study SP-2577 in combination with azacitidine for the treatment of patients with myelodysplastic syndromes or chronic myelomonocytic leukemia. Salarius relies on these parties for the execution of clinical trials and Salarius only manages and controls some aspects of their activities. With respect to the MDACC sponsored investigator initiated trial, Salarius supplies seclidemstat in quantities required to conduct the clinical trial, but does not have any control over their development activities or the timing thereof. Salarius remains responsible for ensuring that each of Salarius’ trials is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards and Salarius’ reliance on these third parties does not relieve Salarius of its regulatory responsibilities. In July 2024, the FDA placed the trial on partial clinical hold following a serious and unexpected grade 4 adverse event, encephalopathy, which was reversible. In February 2025, Salarius announced that MDACC had addressed the FDA’s questions and the partial clinical hold had been lifted, with patient enrollment resuming in the trial.
Salarius expects to rely on third parties to manufacture Salarius’ clinical product supplies, and Salarius intends to rely on third parties to produce and process Salarius’ product candidates, if approved, and Salarius’ commercialization of any of Salarius’ product candidates could be stopped, delayed or made less profitable if those third parties fail to obtain approval of government regulators, fail to comply with applicable regulations, fail to provide Salarius with sufficient quantities of drug product, or fail to do so at acceptable quality levels or prices.
Salarius does not currently have nor does Salarius currently plan to develop the infrastructure or capability internally to manufacture Salarius’ clinical supplies for use in the conduct of Salarius’ clinical trials, and Salarius lacks the resources and the capability to manufacture any of Salarius’ product candidates on a clinical or commercial scale. Salarius currently relies on outside vendors to manufacture the clinical supplies of Salarius’ product candidates. Salarius plans to continue relying on third parties to manufacture Salarius’ product candidates on a commercial scale, if approved.
Salarius does not yet have sufficient information to reliably estimate the cost of the commercial manufacturing of Salarius’ product candidates and Salarius’ current costs to manufacture Salarius’ drug products is not commercially feasible, and the actual cost to manufacture Salarius’ product candidates could materially and adversely affect the commercial viability of Salarius’ product candidates. As a result, Salarius may never be able to develop a commercially viable product.
Risks Related to Decoy
Risks Related to Decoy’s Business
Decoy’s financial condition raises substantial doubt regarding its ability to continue as a going concern.
Decoy’s consolidated financial statements have been prepared assuming that Decoy will continue to operate as a going concern, which contemplates the realization of assets, and the satisfaction of liabilities and commitments in the ordinary course of business. Based on Decoy’s current operations and operating plans, however, Decoy believes that its existing cash and cash equivalents will not be sufficient to fund Decoy’s operating expenses and capital expenditure requirements for the next 12 months. Included in Decoy’s anticipated future capital needs will be capital for advancing Decoy’s research and development activities including Decoy’s goal to begin a Phase 1 clinical trial for DCOY-101 potentially in the first half of 2026. As a result, Decoy has determined that there is substantial doubt regarding Decoy’s ability to continue as a going concern, and Decoy’s independent registered public accounting firm has included in its audit opinion for the year ended December 31, 2024, an explanatory paragraph about such substantial doubt regarding Decoy’s ability to continue as a going concern.
The substantial doubt regarding Decoy’s ability to continue as a going concern may adversely affect Decoy’s stock price and its ability to raise capital necessary to execute Decoy’s current operating plans. If Decoy is unable to obtain additional capital, it may not be able to continue its operations on the scope or scale as currently conducted, and Decoy could be forced to cease operations, in which case you could lose all or most of your investment.
Decoy has never generated revenue from product sales and all of Decoy’s product candidates are currently in the preclinical stage, and Decoy may continue to incur significant losses for the foreseeable future and never generate revenue from product sales.
Decoy is a preclinical biopharmaceutical discovery and development company. Decoy plans to bring certain product candidates into the early stages of clinical development beginning in the first half of 2026, however its ability to do so will depend on factors beyond Decoy’s control, including its ability to raise capital and to effectively navigate the regulatory requirements, particularly those imposed by the FDA which are described elsewhere in these Risk Factors and in this prospectus. Because of the need to proceed to and complete clinical trials, establish safety and efficacy and obtain regulatory approval, which is an expensive and time-consuming process, Decoy does not anticipate generating revenue from product sales for at least several years and will continue to sustain considerable losses during that time. Decoy may develop a partnership that could generate income sooner, but there is no guarantee that will be achievable.
Because Decoy has yet to generate revenue from product sales on which to evaluate its potential for future success and to determine if Decoy will be able to execute its business plan, it is difficult to evaluate Decoys’ prospects and the likelihood of success or failure of its business.
Decoy’s ability to generate revenue from product sales and achieve profitability depends on its ability, alone or with partners, to successfully complete the development of, obtain the regulatory approvals for and commercialize pharmaceutical product candidates. Decoy has no pharmaceutical product candidates that have proceed to clinical trials or generated any commercial revenue, does not expect to generate revenues from the commercial sale of pharmaceutical products for foreseeable future, and may never generate revenues from the sale of pharmaceutical products. Decoy’s ability to generate revenue and achieve profitability will depend on, among other things, the following:
•identifying and validating new therapeutic strategies;
•entering into and maintaining collaborations and relationships with large pharmaceutical or biotechnology companies;
•completing its research and preclinical development of pharmaceutical product candidates;
•initiating and completing clinical trials for pharmaceutical product candidates;
•seeking and obtaining regulatory marketing approvals for pharmaceutical product candidates that successfully complete clinical trials;
•establishing and maintaining supply and manufacturing relationships with third parties;
•launching and commercializing pharmaceutical product candidates for which Decoy obtains regulatory marketing approval with a partner or, if launched independently, successfully establishing a sales force, marketing and distribution infrastructure;
•maintaining, protecting, enforcing, defending and expanding its intellectual property portfolio; and
•attracting, hiring and retaining qualified personnel.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, Decoy cannot predict the timing or amount of increased expenses and when it will be able to achieve or maintain profitability, if ever. Decoy’s expenses could increase beyond expectations if it is required by regulatory agencies to perform additional unanticipated studies and trials.
Even if one or more pharmaceutical product candidates Decoy independently develops is approved for commercial sale, Decoy anticipates incurring significant costs associated with commercializing any approved pharmaceutical product candidate. Moreover, even if Decoy can generate revenues from the sale of any approved pharmaceutical products, Decoy may not become profitable and may need to obtain additional funding to continue operations.
Because early-stage drug development requires major capital investment, as Decoy continues to incur operating losses, it will need to raise additional capital or form strategic partnerships to support its research and development activities in the future.
Decoy is still in the early stages of development of its product candidates, and has no products approved for commercial sale or presently in clinical trials. Decoy’s ability to proceed to and conduct clinical trials in a cost-effective manner and within the desired timeframes remains subject to uncertainties including the potential for supply chain shortages and difficulties in obtaining adequate participant enrollments which are common challenges faced in conducting clinical trials. Further, developing pharmaceutical products, including conducting preclinical studies and clinical trials, is capital-intensive. As a rule, research and development expenses increase substantially as product candidates are advanced toward clinical programs. If Decoy is able to advance its products to and through clinical trials, it may need to raise additional capital to support its operations and/or form partnerships, in addition to its existing collaborative alliances, which may give substantial rights to a partner. Such funding or partnerships may not be available to Decoy on acceptable terms, or at all. Moreover, any future financing may be very dilutive to Decoy’s existing stockholders.
As Decoy moves lead compounds through toxicology and other preclinical studies, also referred to as nonclinical studies, it has and will be required to file an IND or its equivalent in foreign countries, and as it conducts clinical development of product candidates, it may have adverse results that may cause Decoy to consume additional capital. Decoy’s partners may not elect to pursue the development and commercialization of Decoy’s product candidates subject to Decoy’s respective agreements with them. These events may increase Decoy’s development costs more than it expects. Decoy may need to raise additional capital or otherwise obtain funding through strategic alliances if it initiates clinical trials for new product candidates other than programs currently partnered. Decoy will require additional capital to obtain regulatory approval for, and to commercialize, product candidates.
In securing additional financing, such additional fundraising efforts may divert Decoy’s management’s attention from its day-to-day activities, which may adversely affect its ability to develop and commercialize product candidates. Decoy cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to Decoy, if at all. If Decoy cannot raise additional capital when required or on acceptable terms, it may be required to:
•accept terms that restrict its ability to issue securities, incur indebtedness, or otherwise raise capital in the future, or restrict its ability to pay dividends or engage in acquisitions;
•significantly delay, scale back or discontinue the development or commercialization of any product candidates;
•seek strategic alliances for research and development programs at an earlier stage than otherwise would be desirable or on terms less favorable than might otherwise be available; or
•relinquish or license on unfavorable terms, its rights to technologies or any product candidates Decoy otherwise would seek to develop or commercialize itself.

If Decoy is unable to raise additional capital in sufficient amounts or on terms acceptable to Decoy, it will be prevented from pursuing development and commercialization efforts, which will have a material adverse effect on its business, operating results and prospects or may render Decoy unable to continue operations.
Risks Related to the Discovery, Development and Commercialization of Product Candidates by Decoy
If any strategic alliances on which Decoy depends are unsuccessful or are terminated, Decoy may be unable to develop or commercialize certain product candidates and it may be unable to generate revenues from its development programs.
Decoy will likely need to use third-party alliance partners for financial, scientific, manufacturing, marketing and sales resources for the development and commercialization of its product candidates. Decoy also presently relies on a number of third party vendors for a variety of operational functions, including the provision of its technology infrastructure and other elements of its product candidate development programs as well as critical data storage and processing functions. These strategic alliances, if Decoy is able to enter into, foster and maintain them, will likely constrain its control over development and commercialization of its product candidates, especially once a candidate has reached the stage of clinical development. Decoy’s ability to recognize revenues from successful strategic alliances may be impaired by several factors including a partner shifting its priorities and resources away from Decoy, failing to perform under required standards or contractual terms, terminating the relationship with Decoy, entering into a dispute or litigation with Decoy or third parties or ceasing operations.
For example, Decoy relies and expects to continue to rely on third parties to conduct some aspects of its preclinical testing and on third-party CROs to conduct clinical trials. This reliance can materially delay Decoy’s research and developments efforts, and increase the costs of undertaking them. Further, any disputes that may arise from Decoy’s arrangements with CROs or contract manufacturing organizations (“CMOs”) may result in additional unexpected expenses and force Decoy’s management to allocate their limited time to seeking a resolution to the problem, which could materially adversely affect Decoy’s operations.
Additionally, Decoy’s reliance on third-party manufacturers to develop products and its anticipated reliance on third-party manufacturers to produce products it may develop in the future entail risks to which Decoy would not be subject if it supplied the materials needed to develop and manufacture its product candidates itself, including supply chain shortages, the inability to meet any product specifications and quality requirements consistently, a delay or inability to procure or expand sufficient manufacturing capacity, and a failure to comply with current “cGMP” and similar foreign standards. These events could lead to clinical study delays or failure to obtain regulatory approval or impact Decoy’s ability to successfully commercialize future products. Some of these events could be the basis for regulatory actions, including injunction, recall, seizure or total or partial suspension of production.
Termination of or other adverse development with respect to a strategic alliance may require Decoy to seek out and establish alternative strategic alliances with third-party partners. This may not be possible, including due to restrictions under the terms of Decoy’s collaborations, or Decoy may not be able to do so on terms acceptable to Decoy. If Decoy fails to establish alternative strategic alliances with third-party partners on terms acceptable to Decoy, or at all, it may be required to limit the size or scope of one or more of its programs or decrease its expenditures and seek additional funding by other means. Such events would likely have a material adverse effect on Decoy’s results of operations and financial condition.
Since Decoy expects to rely on third parties to conduct, supervise and monitor any future clinical trials, if those third parties fail to perform in a satisfactory manner and one that meets applicable regulatory, scientific and safety requirements, it may materially harm Decoy’s business.
If and when Decoy is able to proceed to clinical trial for a product candidate, it will rely on CROs and clinical trial sites to ensure the proper and timely conduct of its clinical trials. Decoy anticipates that Decoy or its partners will have limited influence over their actual performance. Nevertheless, Decoy or its partners will be responsible for ensuring that each of its clinical trials is conducted in accordance with its protocol, and that all legal, regulatory and scientific standards are met. Decoy’s reliance on the CROs does not relieve Decoy of its regulatory responsibilities.

Decoy, its partners and its CROs must comply with current Good Clinical Practices (“cGCPs”), as defined by the FDA and the International Conference on Harmonization, for conducting, recording and reporting the results of IND-enabling preclinical studies and clinical trials, to ensure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of clinical trial participants are protected. The FDA enforces these cGCPs through periodic inspections of trial sponsors, principal investigators, and clinical trial sites. If Decoy or its CROs fail to comply with cGCPs, the clinical data generated in Decoy’s clinical trials may be deemed unreliable and the FDA or other regulators may require Decoy to perform additional clinical trials before approving any marketing applications. Decoy’s clinical trials will require a sufficiently large number of test subjects to evaluate the safety and effectiveness of a product candidate. If Decoy’s CROs fail to comply with these regulations or fail to recruit a sufficient number of patients, fail to recruit properly qualified patients or fail to properly record or maintain patient data, Decoy may be required to repeat such clinical trials, which would delay the regulatory approval process.
Decoy’s contracted CROs will not be Decoy’s employees, and Decoy cannot control whether they devote sufficient time and resources to Decoy’s clinical and nonclinical programs. These CROs may also have relationships with other commercial entities, including Decoy’s competitors, for whom they may also be conducting clinical trials, or other drug development activities that could harm Decoy’s competitive position. If Decoy’s CROs do not successfully carry out their contractual duties or obligations, fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain is compromised due to failing to adhere to Decoy’s clinical protocols or regulatory requirements, or for any other reasons, Decoy’s clinical trials may be extended, delayed or terminated, and Decoy may not obtain regulatory approval for, or successfully commercialize its product candidates. Decoy’s financial results and the commercial prospects for such products and any product candidates it develops would be harmed, its costs could increase, and its ability to generate revenues could be delayed.
Decoy also expects to rely on other third parties to store and distribute drug products for any clinical trials it may conduct. Any performance failure by Decoy’s distributors could delay clinical development or marketing approval of its product candidates or commercialization of its products, if approved, producing additional losses and depriving Decoy of potential product revenue.
Because the approach Decoy is taking to discover and develop drugs is novel, it may never lead to marketable products.
Decoy is concentrating its therapeutic product research and development efforts on using its proprietary technology, and Decoy’s future success depends on the continued successful development of this technology and the products derived from it. Decoy has never commercialized any products. The scientific discoveries that form the basis for Decoy’s efforts to discover and develop drug product candidates are relatively new and unproven. The scientific evidence to support the feasibility of developing product candidates based on Decoy’s approach is limited. If Decoy does not successfully develop and commercialize drug product candidates based upon its technological approach, it may not become profitable and the value of its stock may decline.
Further, Decoy’s approach to drug development involves the use of artificial intelligence (“AI”) and computing software to identify potential molecules for further research and development processes. The use of AI is relatively novel, and the underlying technology continues to experience substantial changes with the passage of time and as considerable resources continue to be deployed in the market. Decoy is therefore subject to unique risks and uncertainties based on its reliance on and involvement in AI for its operations, including the risk of regulatory developments that may adversely affect or hinder its ability to use this technology or expose Decoy to potential liability arising from such use, the risk that competitors develop or deploy similar or superior systems in their operations that give them an advantage over Decoy, and the risk that the third parties on which Decoy relies for its technology and infrastructure fail to perform as needed or fail to protect its rights, technology, data and interests. Further, Decoy relies on a relatively small number of third parties for services and infrastructure related to its technology, and any loss or diminishment of any of those relationships could significantly harm its business, and Decoy may be unable to find a suitable replacement for those functions in a reasonable amount of time, on favorable terms or at all.

If Decoy does not succeed in its efforts to identify or discover additional potential product candidates, your investment may be lost.
The success of Decoy’s business depends primarily upon its ability to identify, develop and commercialize drug products, an extremely risky business. Decoy’s research programs may initially show promise in identifying potential product candidates, yet fail to yield product candidates for clinical development for several reasons, including:
•Decoy’s research methodology or that of its partners may be unsuccessful in identifying potential product candidates;
•potential product candidates may have harmful side effects or may have other characteristics that make the products unmarketable or unlikely to receive marketing approval; and
•Decoy or its partners may change their development profiles for potential product candidates or abandon a therapeutic area.
Such events may force Decoy to abandon its development efforts for a program or programs, which would have a material adverse effect on its business and could cause Decoy to cease operations. Research programs to identify new product candidates require substantial technical, financial, and human resources. Decoy may focus its efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful.
Because Decoy’s future commercial success depends on gaining regulatory approval for its products, Decoy cannot generate revenue without obtaining approvals.
Decoy’s long-term success and generation of revenue will depend upon the successful development of new products from its research and development activities, including those licensed or acquired from third parties. Product development is very expensive and involves a high degree of risk. Only a small number of research and development programs result in the commercialization of a product. For example, the FDA indicates that approximately 70% of drugs proceed past Phase 1 studies, 33% proceed past Phase 2, and just 25%-30% proceed past Phase 3 to Phase 4 which is the final phase in the FDA review and approval process for marketing therapeutic product candidates. The process for obtaining regulatory approval to market product candidates is expensive, usually takes many years, and can vary substantially based on the type, complexity, and novelty of the product candidates involved. Decoy’s ability to generate revenue would be adversely affected if Decoy is delayed or unable to successfully develop its products.
Decoy may also pursue and deploy substantial resources and time towards seeking accelerated or limited approval processes that it may be deemed to not qualify for or may otherwise not be granted, in which case those efforts and resources will have been lost, and a delay or inability to obtain the approval for the applicable product candidate may result.
Decoy cannot guarantee that any marketing application for its product candidates will be approved. If Decoy does not obtain regulatory approval of its products or Decoy is significantly delayed or limited in doing so, Decoy cannot generate revenue, and it may need to significantly curtail operations.
If Decoy is unable to successfully complete preclinical testing and clinical trials of its product candidates or experience significant delays in doing so, its business will be materially harmed.
Decoy has invested and intends to continue to invest a significant portion of its efforts and financial resources in the identification and preclinical development of product candidates that target select diseases, including viral diseases and colon cancer. Decoy’s ability to generate product revenues, which it does not expect will occur for many years, if ever, will depend heavily on the successful development and eventual commercialization of its product candidates.
The commercial success of Decoy’s product candidates will depend on several factors, including:
•successful completion of preclinical studies and clinical trials;

•receipt of marketing and pricing approvals from regulatory authorities;
•obtaining and maintaining patent and trade secret protection for product candidates;
•establishing and maintaining manufacturing relationships with third parties or establishing Decoy’s own manufacturing capability; and
•commercializing Decoy’s products, if and when approved, whether alone or in collaboration with others.
If Decoy does not achieve one or more of these factors in a timely manner or at all, it could experience significant delays or an inability to successfully complete development of, or to successfully commercialize, its product candidates, which would materially harm its business. Pharmaceutical products that do overcome the low probability of success of drug development and achieve commercialization often do not recoup their cost of capital. If Decoy is unable to design and develop each drug to meet a commercial need far in the future, the approved drug may become a commercial failure and Decoy’s investment in those development and commercialization efforts will have been commercially unsuccessful.
Decoy may be unable to demonstrate safety and efficacy of its product candidates to the satisfaction of regulatory authorities or it may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of its product candidates.
Before obtaining marketing approval from regulatory authorities for the sale of product candidates, Decoy or its partners must conduct extensive preclinical studies and clinical trials to demonstrate the safety and efficacy of the product candidates in humans. Clinical trials are expensive, difficult to design and implement, can take many years to complete and are uncertain as to outcome. A failure of one or more clinical trials can occur at any stage of testing. The outcome of preclinical studies and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not predict final results. For instance, Decoy has disclosed certain results regarding measles and the Nipah virus based on molecular dynamics modeling. However similar results from the molecular dynamics model may not be replicable in in vitro studies, in vivo studies and clinical trials. Moreover, preclinical, and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval for their products.
Events that may cause a delay or unsuccessful completion of clinical development include, among other things:
•delays in agreeing with the FDA or other regulatory authorities on final clinical trial design;
•imposition of a clinical hold following an inspection of a clinical trial operations or trial sites by the FDA or other regulatory authorities;
•delays in agreeing on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites;
•delays in obtaining required institutional review board approval at each clinical trial site;
•delays in recruiting suitable patients to participate in a trial;
•delays in the testing, validation, manufacturing and delivery of the product candidates to the clinical sites;
•delays in having patients complete participation in a trial or return for post-treatment follow-up;
•delays caused by patients dropping out of a trial due to product side effects or disease progression;
•clinical sites dropping out of a trial to the detriment of enrollment;
•negative or inconclusive results of clinical trials of product candidates;
•time and expenses required to add new clinical sites; or

•delays by contract manufacturers in producing and delivering sufficient supply of clinical trial materials.
If Decoy or its partners must conduct additional clinical trials or other testing of any product candidates beyond those that are contemplated, or are unable to successfully complete clinical trials or other testing of any of its product candidates, or if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, Decoy or its partners may be subject to delays in or restriction from obtaining marketing approval for its product candidates, negative labeling and marketing requirements, additional post-marketing testing requirements, or actions by regulatory agencies to remove the product from a target market after obtaining marketing approval.
Decoy’s product development costs will also increase if Decoy experiences delays in testing or in obtaining marketing approvals. Decoy does not know whether any clinical trials will begin as planned, will need to be restructured or will be completed on schedule, if at all. Significant clinical trial delays also could shorten any periods during which Decoy may have the exclusive right to commercialize its product candidates or allow its competitors to bring products to market before Decoy does, which would impair its ability to successfully commercialize its product candidates and may harm its business and results of operations. Any inability to successfully complete preclinical and clinical development, whether independently or with Decoy’s partners, could cause additional costs to Decoy or impair its ability to generate revenues from its product candidates, including product sales, milestone payments, profit sharing or royalties.
Decoy’s product candidates may cause adverse effects or have other properties that could delay or prevent their regulatory approval or limit the scope of any approved label or market acceptance.
Adverse events (“AEs”) or serious adverse events (“SAEs”), that may be observed during clinical trials of Decoy’s product candidates could cause Decoy, other reviewing entities, clinical trial sites or regulatory authorities to interrupt, delay or halt such trials and could cause denial of regulatory approval. If AEs or SAEs are observed in any clinical trials of Decoy’s product candidates, including those Decoy’s partners may develop under alliance agreements, Decoy or its partners’ ability to obtain regulatory approval for product candidates may be negatively impacted.
Serious or unexpected side effects caused by an approved product could result in significant negative consequences, including the following:
•regulatory authorities may withdraw prior approval of the product or impose restrictions on its distribution in the form of a modified risk evaluation and mitigation strategy (“REMS”) which may restrict the manner in which the product can be distributed or administered;
•Decoy may be required to add labeling statements, such as warnings or contraindications;
•Decoy may be required to change the way the product is administered or conduct additional clinical trials;
•Decoy may decide or be forced to temporarily or permanently remove the affected product from one or more target markets or from the marketplace in general;
•Decoy could be sued and held liable for harm caused to patients; and
•Decoy’s reputation may suffer.
These events could prevent Decoy or its partners from achieving or maintaining market acceptance of the affected product and could substantially increase the costs of commercializing Decoy’s products and impair its ability to generate revenues from the commercialization of these products either by Decoy or by its partners.
Following regulatory approval for a product candidate, Decoy will still face extensive regulatory requirements and the approved product may face future development and regulatory difficulties.
Even if Decoy obtains regulatory approval in the United States or elsewhere, the applicable regulators may still impose significant restrictions on the indicated uses or marketing of its product candidates or impose ongoing requirements for potentially costly post-approval studies or post-market surveillance. The following discussion is based on United States law. Similar types of regulatory provision apply outside of the United States.
The holder of an approved new drug application (“NDA”) must monitor and report AEs and SAEs and any failure of a product to meet the specifications in the NDA. The holder of an approved NDA must also submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. Advertising and promotional materials must comply with FDA rules and other applicable federal and state laws and are subject to FDA review.
Drug product manufacturers and their facilities are subject to payment of user fees and continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMPs, and adherence to commitments made in the NDA. If Decoy or a regulatory agency discovers previously unknown problems with a product such as AEs or SAEs of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product or the manufacturing facility, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.
If Decoy or its partners fail to comply with regulatory requirements following approval of Decoy’s product candidates, a regulatory agency may:
•issue a warning letter asserting Decoy is in violation of the law;
•impose a REMS, or other restrictions on the manufacturing, marketing or use of the product;
•seek an injunction or impose civil or criminal penalties or monetary fines;
•suspend or withdraw regulatory approval;
•suspend any clinical trials Decoy may commence in the future;
•refuse to approve a pending NDA or supplements to an NDA submitted by Decoy;
•seize product; or
•refuse to allow Decoy to enter into supply contracts, including government contracts.
Decoy’s defense of any government investigation of alleged violations of law, or any lawsuit alleging such violations, could require decoy to expend significant time and resources and could generate negative publicity. Further, the FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of Decoy’s product candidates or increase the cost of compliance. The occurrence of any event or penalty described above may prevent or inhibit Decoy’s ability to commercialize its products and generate revenues.
Decoy may not succeed in obtaining or maintaining necessary rights to drug compounds and processes for its development pipeline through acquisitions and in-licenses.
Decoy may be unable to acquire or in-license any compositions, methods of use, processes, or other third-party intellectual property rights from third parties it identifies. The licensing and acquisition of third-party intellectual property rights is a competitive area, and more established companies are also pursuing strategies to license or acquire third-party intellectual property rights Decoy may consider attractive. These established companies may have a competitive advantage over Decoy due to their size, cash resources and greater clinical development and commercialization capabilities.
Companies that perceive Decoy to be a competitor may be unwilling to assign or license rights to Decoy. Decoy also may be unable to license or acquire third-party intellectual property rights on terms that would allow Decoy to make an appropriate return on its investment. If Decoy is unable to successfully obtain rights to required third-party intellectual property rights, its business, financial condition, and prospects for growth could suffer.

Decoy’s product development programs are in the preclinical stage and Decoy faces significant competition from major companies who have developed or are developing vaccines or treatments for the diseases Decoy is targeting, and if Decoy fails to gain market share because its competitors develop and successfully commercialize vaccines or treatments, its business and future prospects could be materially and adversely affected.
Decoy may be unable to develop or proceed with the onerous regulatory requirements for clinical programs necessary to produce an effective therapy in a timely manner or at all. Additionally, Decoy is committing substantial financial and other resources to its drug development programs, which may occur at the expense of other potential drug candidate programs Decoy could have otherwise and thereby negatively impact such other programs. Even if Decoy does obtain FDA authorization for a therapeutic product, the FDA may subsequently rescind or limit such authorization as more information about the product, including its efficacy and side effects, becomes available. Further, a virus Decoy targets, such as COVID-19 which is highly mutative and a number of variants have already arisen, will render any product candidates it develops subject to the risk that a mutation will occur that produces a strain or strains of the virus to which such treatment has a diminished effect or is ineffective. If Decoy does develop a treatment that is effective against a current version of a disease, a later variant may arise that reduces or eliminates the product’s efficacy before Decoy is able to commercialize it. Further, if this occurs, one or more competitors’ products may be more effective against new variants than Decoy’s, resulting in a diminished market for Decoy’s products. If Decoy is unable to timely advance its programs, or if Decoy fails to gain or maintain a market share as a result of its competitors developing and successfully commercializing effective vaccines and therapies more quickly than Decoy does, its business and future prospects could be materially and adversely affected.
Further, because third parties may be developing competitive products without Decoy’s knowledge, Decoy may later learn that competitive products are superior to its product candidates which may force Decoy to terminate its research efforts of one or more product candidates. If in the future, Decoy learns of the existence of one or more competitive products, Decoy may be required to cease its development efforts for a product candidate. Any of these events may occur after Decoy has spent substantial sums in connection with the clinical research of one or more product candidates.
Decoy has limited experience in conducting and managing the preclinical development activities and clinical trials necessary to obtain approvals for marketing its product candidates, including approval by the FDA.
Decoy’s efforts to develop its product candidates are limited to a small number of product candidates aimed at treating a small number of viral diseases and colon cancer. To date, Decoy has not advanced any product candidates to clinical trials, and it may be unable to progress its product candidates through the preclinical stage and into clinical trials. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will succeed, and favorable initial results from a clinical trial do not determine outcomes in subsequent clinical trials. The indications of use for which Decoy is pursuing development may have clinical effectiveness endpoints not previously reviewed or validated by the FDA or foreign regulatory authorities, which may complicate or delay its effort to obtain marketing approval. Decoy cannot guarantee that it will be able to proceed to clinical trials or that any future clinical trials will succeed. In fact, most compounds fail in clinical trials, even at companies far larger and more experienced than Decoy. If any preclinical or clinical trials yield adverse results, it could delay the development of the product candidate, force Decoy to cease pursuing the product candidate, or render it impossible or impracticable to proceed towards commercialization.
Decoy has not obtained marketing approval or commercialized any of its product candidates. Decoy may not successfully design or implement clinical trials required for marketing approval to market its product candidates. If Decoy is unsuccessful in conducting and managing its preclinical development activities or clinical trials or obtaining marketing approvals, it might not be able to commercialize its product candidates, or might be significantly delayed in doing so, which will materially harm its business.

Risks Related to Decoy’s Operations and Industry
If Decoy cannot obtain or protect intellectual property rights related to its future products and product candidates, it may not be able to compete effectively in its markets.
Decoy relies upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to its future products and product candidates. The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and can be uncertain. The patent applications Decoy owns or in-license may fail to result in patents with claims that cover the products in the United States or in other countries. There is no assurance that all potentially relevant prior art relating to Decoy’s patents and patent applications has been found; such prior art can invalidate a patent or prevent issuance of a patent based on a pending patent application. Even if patents do successfully issue, third parties may challenge their validity, enforceability or scope, which may cause such patents to be narrowed or invalidated. Even if unchallenged, Decoy’s patents and patent applications may not adequately protect Decoy’s intellectual property or prevent others from designing around Decoy’s claims.
If the patent applications Decoy holds or has in-licensed regarding its programs or product candidates fail to issue or if their breadth or strength of protection is threatened, it could dissuade companies from collaborating with Decoy to develop product candidates, and threaten its ability to commercialize products. Patents may not issue and issued patents may be found invalid and unenforceable or challenged by third parties. Since patent applications in the United States and most other countries are confidential for a period after filing, and some remain so until issued, Decoy cannot be certain that it was the first to invent a patent application related to a product candidate. In certain situations, if Decoy and one or more third parties have filed patent applications in the United States and claiming the same subject matter, an administrative proceeding can be initiated to determine which applicant is entitled to the patent on that subject matter. Patents have a limited lifespan. In the United States, the natural expiration of a patent is 20 years after it is filed, although various extensions may be available. The life of a patent, and the protection it affords, is limited. When the patent life has expired for a product, Decoy will become vulnerable to competition from generic medications attempting to replicate that product. Further, if Decoy encounters delays in regulatory approvals, the time during which decoy will be able to market and commercialize a product candidate under patent protection could be reduced.
In addition to patent protection, Decoy relies on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable, processes for which patents are difficult to enforce and any other elements of its drug discovery and development processes that involve proprietary know-how, information or technology not covered by patents. Each of Decoy’s employees agrees to assign their inventions to Decoy through an employee inventions agreement. In addition, as a general practice, Decoy’s employees, consultants, advisors and any third parties who have access to Decoy’s proprietary know-how, information or technology enter into confidentiality agreements. Nonetheless, Decoy’s trade secrets and other confidential proprietary information may be disclosed and competitors may otherwise gain access to Decoy’s trade secrets or independently develop substantially equivalent information and techniques.
The laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. Decoy may encounter significant problems in protecting and defending its intellectual property both in the United States and abroad. Further, governments may in the future alter intellectual property rights in a manner adverse to Decoy or to its third-party collaborators, including actions taken at the international level.
If Decoy is unable to prevent material disclosure of the non-patented intellectual property related to its technologies to third parties, and there is no guarantee Decoy will have any such enforceable trade secret protection, Decoy may not be able to establish or maintain a competitive advantage in its market, which could materially adversely affect its business, results of operations and financial condition.

If third-party intellectual property infringement claims are asserted against Decoy, it may prevent or delay Decoy’s development and commercialization efforts and have a material adverse effect on its business and future prospects.
Decoy’s commercial success depends in part on Decoy avoiding infringement on the patents and proprietary rights of third parties. There is substantial litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions, and reexaminations and other post-grant proceedings before the U.S. Patent and Trademark Office, and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Decoy and its partners are pursuing product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that Decoy’s product candidates may be subject to claims of infringement of the patent rights of third parties.
Third parties may assert that Decoy is employing their proprietary technology or rights without authorization. There may be third-party patents or patent applications with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of Decoy’s product candidates. Because patent applications can take many years to issue, there may be patent applications currently pending that may later result in patents that Decoy’s product candidates may infringe upon. Third parties may obtain patents in the future and claim that use of Decoy’s technologies infringes on these patents. If any third-party patents were to be held by a court of competent jurisdiction to cover the manufacturing process of any of Decoy’s product candidates, any molecules formed during the manufacturing process or any final product itself, the holders of any such patents may be able to block Decoy’s ability to commercialize such product candidate unless Decoy obtained a license under the applicable patents, or until such patents expire. Similarly, if any third-party patents were to be held by a court of competent jurisdiction to cover aspects of Decoy’s formulations, processes for manufacture or methods of use, including combination therapy, the holders of any such patents may be able to block Decoy’s ability to develop and commercialize the applicable product candidate unless Decoy obtained a license or until such patent expires. In either case, such a license may not be available on commercially reasonable terms or at all.
Parties making intellectual property claims against Decoy may obtain injunctive or other equitable relief, which could block its ability to further develop and commercialize one or more of its product candidates. Defense of these claims, regardless of their merit, involves substantial litigation expense and diversion of Decoy’s management’s attention from its business. If a claim of infringement against Decoy succeeds, Decoy may have to pay substantial damages, possibly including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign its infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.
Because of the costs involved in defending patent litigation, Decoy may in the future lack the capital to defend its intellectual property rights.
Decoy may in the future be involved in lawsuits to protect or enforce its patents or the patents of its licensors, which could be expensive, time-consuming and unsuccessful.
Competitors may infringe on Decoy’s patents or the patents of its licensors. To counter such infringement or unauthorized use, Decoy may be required to file infringement claims, or it may be required to defend the validity or enforceability of such patents, which can be expensive and time-consuming. In an infringement proceeding, a court may decide that either one or more of Decoy’s patents or its licensors’ patents is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue because Decoy’s patents do not cover that technology. An adverse result in any litigation or defense proceedings could put one or more of Decoy’s patents at risk of being invalidated or interpreted narrowly and could put its patent applications at risk of not being issued.
Interference proceedings provoked by third parties or brought by Decoy may be necessary to determine the priority of inventions regarding Decoy’s patents or patent applications or those of Decoy’s partners or licensors. An unfavorable outcome could require Decoy to cease using the related technology or to license rights to it from the prevailing party. Decoy’s business could be harmed if the prevailing party does not offer Decoy a license on commercially reasonable terms. Decoy’s defense or pursuit of litigation or interference proceedings may fail and, even if successful, may cause Decoy to incur substantial costs and distract the attention of its management and other employees. Decoy may not be able to prevent, alone or with its licensors, misappropriation of its intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States.
Because of the substantial amount of discovery required in intellectual property litigation, there is a risk that some of Decoy’s confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of Decoy’s common stock.
Decoy may need to obtain additional licenses to intellectual property rights from third parties.
Decoy may need to obtain additional licenses from third parties to advance its research or allow commercialization of its product candidates. Decoy may fail to obtain these licenses at a reasonable cost or on reasonable terms, if at all. In that event, Decoy would be unable to further develop and commercialize one or more of its product candidates, which could harm its business significantly. Decoy cannot provide any assurances that third-party patents do not exist that might be enforced against its products, resulting in either an injunction prohibiting its sales, or, with respect to its sales and other activities, an obligation on its part to pay royalties and/or other forms of compensation to third parties.
The licensing and acquisition of third-party intellectual property rights is a competitive practice, and companies that may be more established, or have greater resources than Decoy does, may also be pursuing strategies to license or acquire third-party intellectual property rights that Decoy may consider necessary or attractive in order to develop and commercialize its product candidates. More established companies may have a competitive advantage over Decoy due to their larger size and cash resources or greater clinical development and commercialization capabilities. Decoy may not be able to successfully complete such negotiations and ultimately acquire the rights to the intellectual property surrounding product candidates that it may seek to acquire, in which case its business could be harmed.
Decoy may be subject to claims that its employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.
Decoy employs individuals previously employed at other biotechnology or pharmaceutical companies. Decoy may be subject to claims asserting that Decoy or its employees, consultants or independent contractors have inadvertently or otherwise used or disclosed confidential information of Decoy’s employees’ former employers or other third parties. Decoy may also be subject to claims that former employers or other third parties have an ownership interest in Decoy’s patents. Litigation may be necessary to defend against these claims. There is no guarantee of success in defending these claims, and if Decoy succeeds, litigation could cause substantial cost and be a distraction to its management and other employees.
Because Decoy faces significant competition from other biotechnology and pharmaceutical companies, its operating results will suffer if it fails to compete effectively.
The biotechnology and pharmaceutical industries are intensely competitive. Decoy has competitors both in the United States and internationally, including major multinational pharmaceutical companies, biotechnology companies and universities and other research institutions. Decoy’s competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations. This enables them, among other things, to make greater research and development investments and efficiently utilize their research and development costs. Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may cause even more resources being concentrated in Decoy’s competitors. Additionally, smaller or early-stage companies of which Decoy may not be aware could also prove to be material competitors, particularly through collaborative arrangements with larger, more well-established companies or by competing with Decoy for limited resources and strategic alliances with Decoy’s current or prospective partners. Competition may increase further because of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Decoy’s competitors may develop, acquire or license drug products that are more effective or less costly than any product candidate Decoy may develop.
The programs Decoy is focusing on are in a preclinical stage and are targeted toward indications for which there are approved products on the market or product candidates in clinical development. Decoy will face competition from other drugs that are or will be approved for the same therapeutic indications. Decoy’s ability to compete successfully will depend largely on its ability to leverage its experience in drug discovery and development to discover and develop therapeutics superior to other products in the market, attract and retain qualified scientific, product development and commercial personnel, obtain and maintain patent and/or other proprietary protection for its technology platform and product candidates, obtain required regulatory approvals faster than competitors, and successfully collaborate with third parties with respect to these endeavors.
The availability of Decoy’s competitors’ products could limit the demand, and the price Decoy can charge, for any products it may develop and commercialize. Decoy will not achieve its business plan if the acceptance of its products is inhibited by price competition or the reluctance of physicians to switch from existing drug products to its products, or if physicians switch to other new drug products or reserve Decoy’s products for use in limited circumstances. Additionally, the biopharmaceutical industry is characterized by rapid technological and scientific change, and Decoy may not be able to adapt to these rapid changes to the extent necessary to keep up with competitors or at all. The inability to compete with existing or subsequently introduced drug products would have a material adverse impact on Decoy’s business, financial condition and prospects.
Established pharmaceutical companies may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make Decoy’s product candidates less competitive. Any new product that competes with an approved product must typically demonstrate advantages, such as in efficacy, convenience, tolerability or safety, to overcome price competition and to succeed. Decoy’s competitors may obtain patent protection, receive approval by FDA and/or foreign regulatory authorities or discover, develop and commercialize product candidates before Decoy does, which would have a material adverse impact on its business.
Decoy’s business could be negatively impacted by cybersecurity threats and other security threats and disruptions.
Because Decoy’s business relies on proprietary data and related technology and computer systems, it faces certain security threats, including threats to its information technology infrastructure, attempts to gain access to its proprietary or confidential information, threats to physical security, and domestic terrorism events. Decoy’s information technology networks and related systems are critical to the operation of its business and its research and development efforts. Decoy is also reliant on information technology systems operated by certain third parties, which generally face similar security threats and which third parties and their activities are beyond Decoy’s control. Cybersecurity threats in particular, are persistent, evolve quickly and include, but are not limited to, computer viruses, attempts to access information, denial of service and other electronic security breaches. Decoy believes that it has implemented appropriate measures and controls and invested in skilled information technology resources to appropriately identify threats and mitigate potential risks, but there can be no assurance that such actions will be sufficient to prevent disruptions to critical systems, the unauthorized release of confidential information or corruption of data. A security breach or other significant disruption involving these types of information and information technology networks and related systems could:
•disrupt the proper functioning of these networks and systems and therefore its operations and/or those of third parties on which Decoy relies;
•result in the unauthorized access to, and destruction, loss, theft, misappropriation or release of, Decoy’s proprietary, confidential, sensitive or otherwise valuable information, or that of third parties with which it collaborates or otherwise depends, which others could use to compete against Decoy or for disruptive, destructive or otherwise harmful purposes and outcomes;
•delay or compromise preclinical or clinical studies or the analysis and use of data collected in Decoy’s efforts to develop product candidates;

•require significant attention and resources of management and key personnel to remedy any damages or other adverse consequences that result;
•subject Decoy to claims for breach of contract, damages, credits, penalties or termination with respect to its relationships with third parties, or regulatory actions by governmental agencies; and
•damage Decoy’s reputation with industry participants, existing or prospective strategic alliances, and the public generally.
Certain of Decoy’s operations may have bearing on pandemic preparedness, national security and homeland defense, which increases the threat of cybersecurity attacks or incidents and the potential for losses, liability and other adverse consequences Decoy could incur or experience as a result. Companies are increasingly suffering damage from attacks by hackers and there is a general risk that adversaries in geopolitical conflicts such as those taking place in Ukraine and in the Middle East adopt widespread Internet hacking as a weapon, which hacking may ultimately affect Decoy. In the ordinary course of business, Decoy stores sensitive information, such as its intellectual property, including trade secrets and results of its research, and that of its suppliers and business partners, using online systems, and such information is sometimes transmitted via email correspondence. The secure maintenance and processing of this information is critical to Decoy’s research and development activities and future operations. Despite Decoy’s security measures, its information technology and infrastructure may be vulnerable to attacks by hackers or breaches due to employee error, malfeasance or other disruptions. Any such unauthorized access, disclosure, misappropriation or other loss of information could result in disruption of Decoy’s operations, including its existing and future research collaborations, and damage its reputation, which in its turn could harm its business and future results of operations. The data and software on which Decoy’s technology depends, as well as other information used in its operations, are trade secrets which are critical to its business, and any loss or unauthorized access or use thereof could materially harm its business.
Further, Decoy is or may become subject to data privacy laws and regulations that could be implicated in its operations, including due to the issues described above. The interpretation and application of consumer and data protection laws in the United States, Europe and elsewhere are often uncertain, contradictory and in flux. Among other things, federal, state and foreign privacy laws impose significant obligations on U.S. companies to protect the personal information of foreign and domestic citizens. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with Decoy’s data practices, which could have a material adverse effect on its business. Complying with these various laws could cause Decoy to incur substantial costs or require Decoy to change its business practices in a manner adverse to its business.
Any of the foregoing events could have a material negative impact on Decoy’s business, financial condition and prospects.
Failure of Decoy’s information technology infrastructure to operate effectively could adversely affect its business.
Decoy depends on information technology infrastructure to pursue its business objectives and development efforts with respect to its product candidates. If a problem occurs that impairs this infrastructure, including as a result of an outage or malfunctioning of the hardware and software comprising or contributing to the information technology, the resulting disruption could impede Decoy’s ability to proceed with research objectives in a timely manner, or otherwise carry on business in the normal course. Any such events could cause Decoy to lose opportunities or progress with respect to product candidates or strategic alliances, and could require Decoy to incur significant expense to remediate.
The commercial success of Decoy’s product candidates will depend upon the acceptance of these product candidates by the medical community, including physicians, patients and healthcare payors.
Assuming one or more product candidates achieve regulatory approval and Decoy commences marketing such products, the market acceptance of any product candidates will depend on several factors, including:
•demonstration of clinical safety and efficacy compared to other products;

•the relative convenience, ease of administration and acceptance by physicians, patients and healthcare payors;
•the prevalence and severity of any adverse effects or serious adverse effects;
•limitations on marketing or warnings in the label approved by FDA and/or foreign regulatory authorities for such products;
•the timing of market introduction of Decoy’s products relative to competitive products and the availability of alternative treatments;
•pricing and cost-effectiveness;
•the execution and effectiveness of Decoy’s or any partners’ sales and marketing strategies;
•Decoy’s ability to obtain hospital formulary approval; and
•Decoy’s ability to obtain and maintain sufficient third-party payor coverage or reimbursement.
In addition, healthcare reform measures such as the ACA and future government initiatives could have the effect of reducing prices for products Decoy seeks to commercialize in the future, thereby reducing its prospects for revenue and profitability with respect to any such products.
If Decoy obtains regulatory approval for one product candidate, it expects sales to generate substantially all of its product revenues, and as such, the failure of such product to find market acceptance would adversely affect Decoy’s results of operations.
Due to the change in the United States presidency, Decoy and its industry face uncertainty including the potential for adverse regulatory developments, which may adversely affect Decoy’s business.
Decoy and its industry face uncertainty in regard to the regulatory environment Decoy will face as it proceeds with research and development, and possibly in the future commercialization, efforts following the election of the Republican presidential administration in November 2024. While much of the Trump Administration’s proposed policies appear to be focused on deregulation, the new administration and federal government could adopt or further regulation or legislation that adversely affects Decoy or creates a more challenging or costly environment to pursue the development and sale of new therapeutic products. For example, because one major goal of the new administration will be to cut spending in the federal government, the FDA could as a result face staff reductions, which could result in delays or limitations on Decoy’s ability to proceed with clinical programs and obtaining the requisite regulatory approvals in the future. Decoy also relies on federal grants for a portion of the funding for its research and development programs, which may be reduced or more difficult to access. Alternatively, state governments may attempt to address or react to changes at the federal level with changes to their own regulatory frameworks in a manner that is adverse to Decoy’s operations. Further, to the extent the federal government’s policies and regulatory framework operates to favor Decoy’s competitors, including larger pharmaceutical companies, more than Decoy in the future, it could limit Decoy’s ability to obtain approval for or obtain or maintain a market presence and commercialize products in the future. If Decoy or its partners become negatively impacted by future government laws or regulations due to the changes in the federal government as a result of the election, it could have a material adverse effect on Decoy and its operating results, in which case you could lose all or most of your investment.
If Decoy is unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell its product candidates, Decoy may be unable to generate any revenues from product sales.
Decoy does not have a team with experience in the sales, marketing and distribution of pharmaceutical products and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. To market any products that may be approved, Decoy must build its sales, marketing, managerial and other non-technical capabilities or arrange with third parties to provide these services.

Decoy’s current and future partners may not dedicate sufficient resources to the commercialization of Decoy’s product candidates or may otherwise fail in their commercialization efforts due to factors beyond Decoy’s control. If Decoy is unable to establish effective alliances to enable the sale of its product candidates to healthcare professionals and in geographical regions, including the United States, that will not be covered by Decoy’s own marketing and sales force, or if Decoy’s potential future strategic partners do not successfully commercialize the product candidates, Decoy’s ability to generate revenues from product sales will be adversely affected.
If Decoy is unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, it may not be able to generate sufficient product revenue and may not become profitable. Decoy will be competing with many companies that have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third-party to perform marketing and sales functions, Decoy may be unable to compete successfully against these more established companies.
If Decoy obtains approval to commercialize any approved products outside of the United States, a variety of risks associated with international operations could materially adversely affect its business.
If any of Decoy’s product candidates are approved for commercialization, Decoy may enter into agreements with third parties to market them on a worldwide basis or in more limited geographical regions. Decoy expects its will be subject to additional risks related to entering into international business relationships, including:
•different regulatory requirements for drug approvals in foreign countries;
•reduced protection for intellectual property rights;
•unexpected changes in tariffs, trade barriers and regulatory requirements;
•economic weakness, including inflation, or political instability in foreign economies and markets;
•compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
•foreign taxes, including withholding of payroll taxes;
•foreign currency fluctuations, which could cause increased operating expenses and reduced revenues, and other obligations incident to doing business in another country;
•workforce uncertainty in countries where labor unrest is endemic;
•the impact of any war or hostilities such as those occurring in Ukraine and the Middle East;
•production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and
•business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes, typhoons, floods and fires.
If Decoy loses key management or scientific personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in its compensation costs, its business may materially suffer.
Decoy depends on principal members of its executive and research teams; the loss of whose services may adversely impact the achievement of its objectives. Decoy is highly dependent on certain key personnel, particularly Frederick Pierce, its Chief Executive Officer, Peter Marschel, its Chief Business Officer, Barbara Hibner, its Chief Scientific Officer, and Michael Lipp, its Chief Technology Officer. If Decoy loses the services of any of these individuals, it may be unable to locate replacements capable of performing these roles effectively, and any such individual will require high compensation in a competitive market for experienced and qualified personnel within Decoy’s industry. Decoy does not carry “key-man” life insurance on any of its employees or advisors. Furthermore, Decoy’s future success will also depend in part on the continued service of its key scientific and management personnel and its ability to identify, hire, and retain additional personnel. Decoy may not be able to attract and retain personnel on acceptable terms, as there is significant competition among numerous pharmaceutical companies for individuals with similar skill sets. Because of this competition, Decoy’s compensation costs may increase significantly. If Decoy loses key employees, its business may suffer.
Any relationships with customers and third-party payors may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws and health information privacy and security laws. If Decoy is unable to comply, or have not fully complied, with such laws, it could face criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.
If Decoy obtains FDA approval for any of its product candidates and commercialize those products in the United States, its operations may be directly, or indirectly through its customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act. These laws may impact, among other things, Decoy’s proposed sales, marketing and education programs. Decoy may be subject to patient privacy regulation by the federal government and by the U.S. states and foreign jurisdictions in which Decoy conducts its business. The laws that may affect Decoy’s ability to operate include:
•the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, either the referral of an individual, or the purchase or recommendation of an item or service for which payment may be made under a federal healthcare program, such as the Medicare and Medicaid programs;
•federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payers that are false or fraudulent;
•the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;
•HIPAA, as amended by the Health Information Technology and Clinical Health Act of 2009 , and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information; and
•state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers, and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.
If Decoy’s operations are found to violate any of the laws described above or any other governmental regulations that apply to Decoy, Decoy may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, possible exclusion from Medicare, Medicaid and other government healthcare programs, and curtailment or restructuring of its operations, which could adversely affect its ability to operate its business and its results of operations.
Because Decoy will face potential product liability as it further develops product candidates and more so if it can commercialize any product candidate, if claims are brought against Decoy, it may incur substantial liability and costs.
Using Decoy’s product candidates in clinical trials and the sale of any products for which it obtains marketing approval will expose Decoy to the risk of product liability claims. Product liability claims might be brought against Decoy by consumers, healthcare providers, pharmaceutical companies or others selling or otherwise coming into contact with Decoy’s products. These claims may allege that Decoy’s products caused harm to them and/or that any adverse side effects or outcomes were not adequately disclosed or labelled. If Decoy cannot successfully defend against product liability claims, it could incur substantial liability and costs. Regardless of merit or eventual outcome, product liability claims may cause:
•impairment of Decoy’s business reputation;
•withdrawal of clinical trial participants;
•costs due to related litigation;
•distraction of management’s attention from Decoy’s primary business;
•substantial monetary awards to patients or other claimants;
•regulatory scrutiny and product recalls, withdrawals or labeling, marketing or promotional restrictions;
•the inability to commercialize Decoy’s product candidates; and
•decreased demand for Decoy’s product candidates, if approved for commercial sale.
Insurance coverage is becoming increasingly expensive and Decoy may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect Decoy against losses due to liability. If and when Decoy obtains marketing approval for product candidates, Decoy intends to expand its insurance coverage to include the sale of commercial products; however, Decoy may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. Occasionally, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated adverse effects. A successful product liability claim or series of claims brought against Decoy could cause its stock price to decline and, if judgments exceed Decoy’s insurance coverage, could adversely affect its results of operations and business.
If Decoy fails to comply with applicable laws and regulations, including environmental, health and safety laws and regulations, it could become subject to fines or penalties or incur costs that could have a material adverse effect on its business.
Decoy is subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes, and the treatment of animals used in research. Decoy’s operations involve using hazardous and flammable materials, including chemicals and biological materials. Decoy’s operations also produce hazardous waste products. Decoy generally contracts with third parties for the disposal of these materials and wastes. Decoy cannot eliminate the risk of contamination or injury from these materials. If contamination occurs or injury results from Decoy’s use of hazardous materials, Decoy could be held liable for any resulting damages, and any liability could exceed its resources. Decoy also could incur significant costs associated with civil or criminal fines and penalties.
The Federal Occupational Safety and Health Administration has established extensive requirements relating to workplace safety for health care employers, including clinical laboratories, whose workers may be exposed to pathogens such as those Decoy aims to treat. These requirements, among other things, require work practice controls, protective clothing and equipment, training, medical follow-up, vaccinations and other measures designed to minimize exposure to, and transmission of, blood-borne pathogens. In addition, the Needlestick Safety and Prevention Act requires, among other things, that Decoy includes in its safety programs the evaluation and use of engineering controls such as safety needles if found to be effective at reducing the risk of needlestick injuries in the workplace.
Although Decoy’s workers’ compensation insurance may cover Decoy for costs and expenses, Decoy may incur additional costs due to injuries to its employees resulting from the use of hazardous materials or other work-related injuries, and this insurance may not provide adequate coverage against other potential liabilities. Decoy may incur substantial costs to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair Decoy’s research, development or production efforts. Failure to comply with these laws and regulations also may cause substantial fines, penalties or other sanctions.

Business interruptions resulting from pandemics, natural disasters and adverse weather events could cause delays in research and development of Decoy’s product candidates.
Decoy and third parties on which Decoy relies upon are vulnerable to natural disasters such as earthquakes, tornados, severe storms, hurricanes, tsunamis, and fires, as well as other events that could disrupt Decoy’s operations and cause delays in research and development of its product candidates. Decoy does not carry insurance for natural disasters or similar events, and it may not carry sufficient business interruption insurance to compensate for losses that may occur. Any losses or damages Decoy incurs could have a material adverse effect on its operations.

USE OF PROCEEDS
Salarius estimates that the net proceeds from this offering will be approximately $6.1 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by Salarius, and assuming no sale of any pre-funded warrants offered hereunder (or approximately $7.2 million if the underwriters exercise in full their option to purchase additional securities) assuming a public offering price of $4.08 per share of common stock and accompanying common warrants, which was the last reported sale price of Salarius’ common stock on Nasdaq on October 10, 2025. Salarius will receive nominal proceeds, if any, from the cash exercise of the pre-funded warrants.
The principal purposes of this offering if the Merger is consummated are to obtain capital to support the combined company’s operations, including working capital, research and development expenses and capital expenditures. Salarius anticipates that the combined company would use the net proceeds from this offering, together with its existing cash and cash equivalents and funds available from Decoy’s grant awards, as follows:
•approximately $0.25 million to support completion of initial new drug application (“IND”)-enabling activities in support of the filing of an IND for Decoy’s pan-Coronavirus fusion inhibitor program in COVID-19, including the completion of a nasally inhaled liquid formulation for clinical use, manufacturing scale-up activities for clinical trials, in vitro and in vivo studies to support the IND application, analytical methods development work to support the clinical trials, and computational analyses, with the remaining amounts necessary to complete this work expected to be funded by amounts Decoy receives from The Gates Foundation;
•approximately $0.75 million to continue the design and selection of a lead molecule to advance the development of Decoy’s broad acting respiratory antiviral fusion inhibitor program, with the intent to advance a single therapeutic that is effective against Coronaviruses, Influenza viruses, and Paramyxoviruses;
•approximately $0.5 million to design and advance the development of Decoy’s colorectal cancer G protein-coupled receptor-based peptide conjugate program, and to enhance Decoy’s ability to engineer peptide conjugates targeting GPCRs;
•approximately $0.25 million for the chemistry proof of concept work necessary to evaluate Salarius’ proprietary compound SP-3164;
•approximately $0.25 million for additional exploratory antiviral discovery work;
•approximately $645,000 to pay off certain of Decoy’s outstanding promissory notes; and
•the remainder for working capital and other general corporate purposes, including general and administrative expenses to support the combined company’s operations and status as a public company and capital expenditures.
A majority of Decoy’s outstanding non-convertible notes will be exchanged for shares of Series B Preferred Stock pursuant to Note Exchange Agreements to be effective at the Merger Closing. Decoy’s remaining outstanding non-convertible notes have an aggregate principal balance of up to approximately $785,000 (which amount includes approximately $140,000 of non-interest bearing notes issued to certain of Decoy’s founders and officers). Of this amount, the parties expect approximately $645,000 of the proceeds from this offering will be used to pay down certain of the remaining outstanding non-convertible notes. The payoff amounts of these remaining non-convertible notes as of September 30, 2025 are as follows: (1) 12% senior secured promissory note issued June 2024, as amended, due August 15, 2025 with an outstanding balance of approximately $364,000; (2) 12% unsecured promissory note issued September 2024, as amended, due August 15, 2025 with an outstanding balance of $213,000; (3) 20% original issuance discount 12% promissory note issued April 2025 due October 11, 2025 with an outstanding balance of approximately $33,000; (4) 20% original issuance discount 12% promissory notes issued December 2023, due December 28, 2024 with outstanding balances of approximately $8,000 and $27,000, respectively. For the avoidance of doubt, none of the proceeds from this offering are being utilized to repay the approximately $140,000 of notes held by Decoy’s founders or principals, including without limitation, Rick Pierce, Barbara Hibner and Peter Marschel. Such officer notes will remain outstanding and have maturity dates that extend 12 months beyond the Merger Closing.
The consummation of this financing is conditioned on the Merger Closing occurring concurrently with the closing of this financing, and therefore there will be no proceeds from this financing in the scenario in which the Merger Closing does not occur.
Pending the uses described above, Salarius intends to invest the net proceeds from this offering in short term, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper, or direct or guaranteed obligations of the U.S. government.
Salarius’ expected use of the net proceeds from this offering represents Salarius’ current intentions based upon its present plans and business condition and the proposed plans of the combined company. As of the date of this prospectus, Salarius cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of this offering, or the amounts that Salarius will actually spend on the uses set forth above.
Based on the proposed plans of the combined company, Salarius believes its existing cash and cash equivalents, including existing and expected funds from The Gates Foundation, together with the net proceeds from this offering, will be sufficient to fund Salarius’ operating expenses and capital expenditure requirements through year end 2026 and into first quarter of 2027 if the Merger closes.
The amounts and timing of Salarius’ actual use of the net proceeds will vary depending on numerous factors, including Salarius’ ability to gain access to additional financing and the relative success and cost of Salarius’ research and development programs. As a result, Salarius’ management will have broad discretion in the application of the net proceeds, and investors will be relying on Salarius’ judgment regarding the application of the net proceeds of this offering. In addition, Salarius might decide to postpone or not pursue certain development activities if the net proceeds from this offering and any other sources of cash are less than expected.

MARKET PRICE INFORMATION
Salarius’ common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SLRX.”
On October 10, 2025, the last reported sale price for Salarius’ common stock on Nasdaq was $4.08 per share. As of October 10, 2025, Salarius had approximately 63 stockholders of record. The actual number of holders of Salarius’ common stock is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers or held by other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.
Currently, there is no public market for the common warrants or the pre-funded warrants offered hereunder. Salarius does not intend to list the common warrants or the pre-funded warrants on Nasdaq or any other national securities exchange or nationally recognized trading system. Salarius cannot predict the extent to which investor interest in Salarius will lead to the development of an active trading market in such common warrants or pre-funded warrants or how liquid that market might become.
As soon as reasonably practicable following the consummation of the Merger, the combined company will change its name to Decoy Therapeutics, Inc. and take steps to ensure that Salarius’ common stock will trade on the Nasdaq Capital Market under the new name and a new ticker symbol.

DIVIDEND POLICY
Salarius does not expect to pay any cash dividends to its stockholders in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of Salarius’ board of directors and will depend on a number of factors, including Salarius’ results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law, and other factors Salarius’ board of directors of directors deems relevant.

CAPITALIZATION
The following table sets forth Salarius’ capitalization as of June 30, 2025:
•on an actual basis;
•on a pro forma basis to give effect to the issuance of 910,060 shares of Salarius’ common stock subsequent to June 30, 2025 through October 10, 2025, and 97 shares retired and paid in cash related to the 2025 reverse split; and
•on a pro forma as adjusted basis, giving effect to (i) the issuance and sale of 1,960,784 shares of Salarius’ common stock and accompanying common warrants to purchase up to an aggregate of 3,921,568 shares in this offering (assuming no pre-funded warrants in lieu of common stock are sold in the offering) at an assumed public offering price of $4.08 per share of common stock and accompanying common warrants, which is the last reported trading price of Salarius’ common stock on the Nasdaq Capital Market on October 10, 2025, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by Salarius; and (ii) the issuance of an estimated 4,424,730 shares of Salarius’ common stock assuming conversion of all shares of Series A Preferred Stock and Series B Preferred Stock to be issued at the Merger Closing, convertible at a ratio based on an assumed offering price of $4.08 in the offering, subject to adjustment pursuant to anti-dilution provisions.
The pro forma information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined at pricing. The final public offering price will be determined through negotiation between the Salarius and the underwriters in the offering and may be at a discount to the current market price. Therefore, the assuming public offering price used throughout this prospectus may not be indicative of the final public offering price.
You should read the following table in conjunction with the section titled “Use of Proceeds” in this prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Salarius” and Salarius’ consolidated financial statements and related notes thereto incorporated by reference into this registration statement of which this prospectus forms a part for the six months ended June 30, 2025.

	As of June 30, 2025
	(Unaudited)
	Actual	Pro Forma	Pro Forma as Adjusted
Cash and cash equivalents	$794,886	$7,183,433	$15,382,551
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of June 30, 2025, actual, pro forma and adjusted pro forma; 0 issued and outstanding as of June 30, 2025, actual, 0 issued and outstanding as of June 30, 2025, pro forma, and 1,719 shares issued and outstanding of Series A Preferred Stock and Series B Preferred Stock as of June 30, 2025, pro forma as adjusted	—	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized as of June 30, 2025 actual, pro forma, and adjusted pro forma, 141,819 shares issued and outstanding as of June 30, 2025, actual, 1,051,782 shares issued and outstanding as of June 30, 2025, proforma, and 7,437,296 shares issued and outstanding as of June 30, 2025, pro forma as adjusted	14	105	744
Additional paid-in capital	83,761,238	90,149,785	39,463,000
Accumulated deficit	(84,590,976)	(84,590,976)	(30,105,617)
Total stockholders' (deficit) equity	(829,724)	5,558,914	9,358,127
Total capitalization	$1,392,778	$7,781,325	$15,633,000

A $1.00 increase (decrease) in the assumed public offering price of $4.08 per share of common stock and accompanying common warrant, the last reported trading price of Salarius’ common stock on Nasdaq on October 10, 2025, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by $1.8 million, assuming that the number of shares offered by Salarius, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by Salarius. An increase (decrease) of 500,000 shares in the number of shares of common stock and accompanying common warrants offered by Salarius, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents, additional paid-in capital, total stockholders’ (deficit) equity and total capitalization by $1.9 million, assuming no change in the assumed public offering price per share of common stock and accompanying common warrants and after deducting underwriting discounts and commissions and estimated offering expenses payable by Salarius.
The number of shares of common stock, pro forma in the table above, is based on an aggregate of 141,819 shares of Salarius’ common stock outstanding as of June 30, 2025, which is then adjusted for the issuance of 910,060 shares of common stock subsequent to June 30, 2025 and 97 shares retired and paid in cash for an aggregate of 1,051,782 outstanding and excludes the following:
•2,103 shares of Salarius’ common stock issuable upon the exercise of stock options outstanding as of June 30, 2025 at a weighted-average exercise price of $1,001.25 per share;
•4 shares of Salarius’ common stock issuable upon the settlement of restricted stock units outstanding as of June 30, 2025;
•5,777 shares of Salarius’ common stock issuable upon the exercise of warrants outstanding as of June 30, 2025 at a weighted average exercise price of $1,314.00 per share; and
•2,325 shares of Salarius’ common stock reserved for future issuance under the 2015 Employee Stock Purchase Plan as of June 30, 2025.
Except as otherwise noted, all information in the table above assumes:
•no issuance of shares pursuant to the ELOC Agreement after June 30, 2025;
•no issuance of shares pursuant to that certain At the Market Offering Agreement, dated February 5, 2021, between Salarius and Ladenburg Thalmann & Co. Inc. after June 30, 2025;
•no exercise of the outstanding options or vesting of the outstanding restricted stock units described above, in each case, after June 30, 2025;
•no exercise of warrants after June 30, 2025 (including any pre-funded warrants, common warrants or representative warrants being offering hereby);
•no exercise of outstanding equity awards pursuant to any Decoy equity incentive plans to be assumed by Salarius in connection with the Merger; and
•no exercise of the underwriters’ option to purchase additional securities.

DILUTION
If you invest in Salarius’ securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share of Salarius’ common stock you will pay in this offering and the pro forma as adjusted net tangible book value per share of Salarius’ common stock immediately after the closing of this offering and the Merger Closing.
Salarius’ net tangible book value on June 30, 2025, was approximately $(0.86) million, or $(6.08) per share, based on 141,819 shares outstanding as of June 30, 2025. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.
Salarius’ pro forma net tangible book value as of June 30, 2025 was $5.53 million, or $5.25 per share. Pro forma net tangible book value represents total tangible assets, exclusive of intangible assets and goodwill, less total liabilities, after giving effect to the issuance of 910,060 shares of Salarius common stock subsequent to June 30, 2025 through October 10, 2025 and 97 shares retired and paid by cash related to the 2025 reverse split. Pro forma net tangible book value per share represents Salarius’ pro forma net tangible book value divided by the total number of shares outstanding as of June 30, 2025, after giving effect to the pro forma adjustment described above.
Pro forma as adjusted net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of Salarius’ common stock and accompanying common warrants in this offering and the pro forma as adjusted net tangible book value per share of Salarius’ common stock immediately after completion of this offering and the Merger Closing. After giving effect to (i) the sale by Salarius in this offering of shares of its common stock and accompanying common warrants at a public offering price of $4.08 per share of common stock and accompanying common warrants, which was the last reported sale price of Salarius’ common stock on the Nasdaq Capital Market on October 10, 2025, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses that Salarius will pay, and excluding proceeds, if any, from the exercise of any common warrants issued pursuant to this offering or any resulting accounting associated with the warrants, and (ii) the issuance of an estimated 4,424,730 shares of Salarius’ common stock assuming conversion of an estimated aggregate of 1,719 shares of Series A Preferred Stock and Series B Preferred Stock to be issued at the Merger Closing, convertible at a ratio based on an assumed offering price of $4.08 in this offering, subject to further adjustment pursuant to anti-dilution provisions, Salarius’ pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $8.81 million or $1.18 per share of common stock. This amount represents an immediate decrease in net tangible book value of $4.04 per share to existing shareholders and an immediate dilution of $2.87 per share to investors in this offering.

Assumed public offering price per share of common stock and accompanying common warrants		4.08
Net tangible book value per share as of June 30, 2025	$(6.08)
Increase per share attributable to the pro forma adjustments described above	$11.33
Pro forma net tangible book value per share as of June 30, 2025	$5.25
Decrease per share attributable to new investors in this offering	$4.07
Pro forma as adjusted net tangible book value per share after giving effect to the offering and the Merger Closing		$1.18
Dilution per share to new investors purchasing securities in this offering		$2.90
If the underwriters exercise their option to purchase 294,118 additional shares of common stock, the pro forma as adjusted net tangible book value per share of Salarius’ common stock after giving effect to this offering would be $1.28 per share, and the dilution in net tangible book value per share to investors purchasing common stock and accompanying common warrants in this offering would be $2.80 per share of common stock.
The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. The final public offering price will be determined through negotiation between Salarius and the underwriters in the offering and may be at a discount to the current market price. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.
The number of shares of common stock, pro forma in the table above, is based on an aggregate of 141,819 shares of Salarius’ common stock outstanding as of June 30, 2025, which is then adjusted for the issuance of 910,060 shares of common stock subsequent to June 30, 2025 and 97 shares retired and paid by cash related to the 2025 reverse split for an aggregate of 1,051,782 outstanding, and excludes the following:
•2,103 shares of Salarius’ common stock issuable upon the exercise of stock options outstanding as of June 30, 2025 at a weighted-average exercise price of $1,001.25 per share;
•4 shares of Salarius’ common stock issuable upon the settlement of restricted stock units outstanding as of June 30, 2025;
•5,777 shares of Salarius’ common stock issuable upon the exercise of warrants outstanding as of June 30, 2025 at a weighted average exercise price of $87.60 per share; and
•2,325 shares of Salarius’ common stock reserved for future issuance under the 2015 Employee Stock Purchase Plan as of June 30, 2025.
Except as otherwise noted, all information in the table above assumes:
•no issuance of shares pursuant to the ELOC Agreement after June 30, 2025;
•no issuance of shares pursuant to that certain At the Market Offering Agreement, dated February 5, 2021, between Salarius and Ladenburg Thalmann & Co. Inc. after June 30, 2025;
•no exercise of the outstanding options or vesting of the outstanding restricted stock units described above, in each case, after June 30, 2025;
•no exercise of warrants after June 30, 2025 (including any pre-funded warrants, common warrants or representative warrants being offering hereby);
•no exercise of outstanding equity awards pursuant to any Decoy equity incentive plans to be assumed by Salarius in connection with the Merger; and
•no exercise of the underwriters’ option to purchase additional securities.
To the extent that outstanding options or warrants have been or may be exercised or other shares issued, investors in this offering may experience further dilution. In addition, Salarius may choose to raise additional capital due to market conditions or strategic considerations even if Salarius believes it has sufficient funds for Salarius’ current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to Salarius’ stockholders.
Salarius has previously entered into an At the Market Offering Agreement dated as of February 5, 2021, with the representative, pursuant to which, from time to time, Salarius may offer and sell shares of its common stock under an “at-the-market” offering program. To the extent that Salarius sells shares of its common stock pursuant to the at-the-market offering program or any similar program in the future, investors purchasing shares of Salarius’ common stock in this offering could experience further substantial dilution.
Salarius has also previously entered into that certain Securities Purchase Agreement dated December 12, 2024, by and between C/M Capital Master Fund, LP and Salarius (the “ELOC Agreement”) pursuant to which, from time to time, Salarius may sell up to $10 million of shares of its common stock to C/M Capital Master Fund, LP at various prices. To the extent that Salarius sells shares of its common stock pursuant to the agreement, investors purchasing shares of Salarius’ common stock in this offering could experience further substantial dilution.

PRINCIPAL STOCKHOLDERS OF SALARIUS
The following table sets forth information as of October 10, 2025 regarding the number of shares of common stock and the percentage of common stock, beneficially owned by:
•each person, or group of affiliated persons, known by Salarius to beneficially own more than 5% of its common stock;
•each of Salarius’ directors;
•each of Salarius’ named executive officers; and
•all of Salarius’ current executive officers and directors as a group.
The percentage ownership is based on 1,051,782 shares of common stock outstanding on October 10, 2025. Salarius has determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Salarius’ common stock issuable pursuant to the exercise of stock options or warrants or other securities (including out-of-the-money securities) that are either immediately exercisable or exercisable or vest within 60 days of October 10, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants, or securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Salarius Pharmaceuticals, Inc., 2450 Holcombe Blvd., Suite X, Houston, TX 77021.

	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Beneficial Owner
David J. Arthur(1)	973	*
Mark J. Rosenblum(2)	385	*
Tess Burleson(3)	217	*
Arnold C. Hanish(4)	221	*
Jonathan Lieber(5)	217	*
Paul Lammers(6)	208	*
Bruce J. McCreedy(7)	206	*
William K McVicar(8)	218	*
All current executive officers and directors as a group (8 persons)(9)	2,645	0.3%
__________________
*Represents beneficial ownership of less than 1%.
(1)Represents (i) 409 shares of common stock, and (ii) 564 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(2)Represents (i) 182 shares of common stock and (ii) 203 shares of common stock subject to options that are exercisable within 60 days of October 10 , 2025.
(3)Includes (i) 23 shares of common stock, and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(4)Includes (i) 27 shares of common stock, and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(5)Includes (i) 25 shares of common stock, and (ii) 192 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(6)Includes (i) 14 shares of common stock and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.

(7)Includes (i) 12 shares of common stock, and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025 .
(8)Includes (i) 24 shares of common stock, and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(9)Includes (i) 716 shares of common stock, and (ii) 1,928 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.

PRINCIPAL STOCKHOLDERS OF THE COMBINED COMPANY
The following table provides information anticipated as of the Merger Closing, regarding beneficial ownership of 5% or more of Salarius’ common stock by: (i) each person known to Salarius who beneficially owns more than five percent of Salarius’ common stock; (ii) each of the expected officers and directors of the combined company. The following table assumes (i) Merger Closing will occur concurrently with the consummation of this financing on , 2025; (i) 1,960,784 shares of Salarius common stock will be issued in this financing (assuming an $8 million financing of all Salarius common stock with no pre-funded warrants and based on the closing price of Salarius common stock of $4.08 on October 10, 2025 and no exercise of any of the common warrants and representative warrants in the offering), and (ii) full conversion of the Salarius Series A Preferred Stock and Salarius Series B Preferred Stock to be issued at Merger Closing into 4,424,730 shares of Salarius common stock at an adjusted conversion ratio based on an assumed offering price of $4.08 in this offering.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days after October 10, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of this disclosure, we have also assumed full conversion of the Salarius Series A Preferred Stock and Salarius Series B Preferred Stock to be issued at Merger Closing into 4,424,730 shares of Salarius common stock at an adjusted ratio based on an assumed offering price of $4.08 in this offering. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Name and Address	Beneficial Ownership	Percent of Class(1)
Stockholders of 5% or more(2)	—	—
Officers and Directors
Frederick E. Pierce(3)	182,360	2.4%
Barbara Hibner(4)	165,086	2.2%
Peter Marschel(5)	165,086	2.2%
Mark J. Rosenblum(6)	385	*
Tess Burleson(7)	217	*
Arnold C. Hanish(8)	221	*
Jonathan Lieber(9)	217	*
Paul Lammers(10)	208	*
Bruce J. McCreedy(11)	206	*
William K McVicar(12)	218	*
David J. Arthur(13)	969	*
All Directors and Officers as a group(14)	515,173	6.9%
__________________
*Represents beneficial ownership of less than 1%.
(1)Applicable percentage ownership is based on 1,051,782 shares of common stock outstanding as of October 10, 2025 and assumed issuance of 1,960,784 shares of Salarius common stock in this financing. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Securities exercisable for shares of common stock that are currently exercisable or exercisable within 60 days of October 10, 2025 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)Other than executive officers of the post-Merger management team, Salarius does not expect any individual stockholder to beneficially own more than 5.0% or more of the common stock of the combined company on a pro forma basis, as the Certificate of Designations for the Preferred Stock provides for a cap on conversion to the extent such conversion would result in beneficial ownership of over 4.99% of Salarius’ common stock.

(3)Represents (i) 130,331 shares of common stock, (ii) 34,755 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025 and (iii) 17,274 shares of common stock subject to the settlement of related party debt.
(4)Represents (i) 130,331 shares of common stock and (ii) 34,755 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(5)Represents (i) 130,331 shares of common stock and (ii) 34,755 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(6)Represents (i) 182 shares of common stock and (ii) 203 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(7)Represents (i) 23 shares of common stock and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(8)Represents (i) 27 shares of common stock and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(9)Represents (i) 25 shares of common stock and (ii) 192 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(10)Represents (i) 14 shares of common stock and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(11)Represents (i) 12 shares of common stock and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(12)Represents (i) 24 shares of common stock and (ii) 194 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(13)Represents (i) 409 shares of common stock, and (ii) 560 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025.
(14)Represents (i) 391,709 shares of common stock, and (ii) 106,194 shares of common stock subject to options that are exercisable within 60 days of October 10, 2025 and (iii) 17,274 shares of common stock subject to the settlement of related party debt.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes certain important terms of Salarius’ capital stock as of the date of this prospectus as specified in Salarius’ Charter and Bylaws. Because the following description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section entitled “Description of Securities,” you should refer to the Charter, the Bylaws, and the Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock and of the Series B Preferred Stock (the “Certificate of Designations”) which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.
The following description does not summarize the terms of the warrants offered in this offering. For a description summarizing the important terms of the warrants, please refer to the section entitled “Description of Securities Salarius is Offering” herein.
Authorized Capital Stock
Salarius is authorized to issue up to 110,000,000 shares, of which (i) 100,000,000 have been designated common stock, par value $0.0001 per share, and (ii) 10,000,000 have been designated preferred stock, par value $0.0001 per share. As of October 10, 2025, there were 1,051,782 shares of Salarius’ common stock outstanding, held by 63 stockholders of record. This figure does not reflect the number of beneficial owners of shares of Salarius’ common stock as a single stockholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.
Voting Rights
The holders of shares of Salarius’ common stock have the exclusive power to vote on all matters presented to them unless Delaware law or the certificate of designation for an outstanding series of Salarius’ preferred stock gives the holders of that series of preferred stock the right to vote on certain matters. Each holder of shares of Salarius’ common stock is entitled to one vote per share.
When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of Salarius’ common stock entitled to vote and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Charter Documents or by law, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on the election of directors at a meeting at which a quorum is present, and stockholders are not entitled to cumulate their votes for the election of directors.
Dividend Rights
Subject to any prior rights of any preferred stock then outstanding, the holders of shares of Salarius’ common stock are entitled to receive dividends ratably out of funds legally available, when and if declared by Salarius’ board of directors.
No Preemptive or Similar Rights
Salarius’ common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
Rights to Receive Liquidation Distributions
If Salarius becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to its stockholders would be distributable ratably among the holders of its common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of its preferred stock.

Description of Preferred Stock
Preferred Stock
Salarius’ board of directors is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by Salarius’ stockholders. Subject to the Certificate of Designation, Salarius’ board of directors can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by Salarius’ stockholders. Salarius’ board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Salarius’ common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Salarius’ company and might adversely affect the market price of Salarius’ common stock and the voting and other rights of the holders of Salarius’ common stock. Salarius has no current plan to issue any shares of Preferred Stock other than the shares of Salarius’ Series A Preferred Stock and Series B Preferred Stock to be issued in connection with the Merger.
Series A Preferred Stock
Upon the filing of the Certificate of Designations, holders of Series A Preferred Stock will be entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of Salarius’ common stock. Except as provided in the Series A Certificate of Designation or as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, Salarius will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock, or alter or amend the Series A Certificate of Designation, amend or repeal any provision of, or add any provision to, Salarius’ Certificate of Incorporation or its Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (b) issue further shares of Series A Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock, (c) authorize, create or issue classes or series of equity securities other than Junior Securities; (d) authorize, create and/or issue any funded indebtedness (other than indebtedness already incurred); (e) sell or transfer, other than in the ordinary course of its business, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of the Corporation’s assets or (f) enter into any agreement with respect to any of the foregoing. The Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of Salarius.
The Certificate of Designation includes a post-closing anti-dilution price protection for holders of Series A Preferred Stock whereby if, following completion of the Merger, Salarius conducts any subsequent dilutive financing (which may include this financing) at an effective price per share below the Initial Issuance Price of $10.50 per underlying shares of common stock, the conversion ratio will be reset such that the number of common shares underlying each share of Preferred Stock will be equal to the product of 1,000 multiplied by a fraction, the numerator of which is the Initial Issuance Price and the denominator of which is the effective per share price in this offering or any future financing, provided that in no event will the denominator be less than the Floor Price of $3.75. The Certificate of Designation also contains a provision intended to prevent a holder of Preferred stock from engaging in short sales of Salarius’ common stock.
Following stockholder approval of the Series A Conversion Proposal and Nasdaq approval of Salarius’ initial listing application, each share of Series A Preferred Stock will be automatically converted into such number of shares of common stock issuable pursuant to the then prevailing conversion ratio, subject to adjustment and certain limitations, including that no holder, together with its affiliates, may convert shares of Series A Preferred Stock in excess of 4.99% of the then issued and outstanding common stock after giving effect to the issuance of shares in connection with the conversion (the “Beneficial Ownership Limitation”), subject to the each holder’s right, upon 61 days prior written notice to Salarius, to increase the Beneficial Ownership Limitation to 9.99%.
Series B Preferred Stock
Upon the filing of the Certificate of Designations, holders of Series B Preferred Stock will be entitled to receive dividends on shares of Series B Preferred Stock equal to, on an as-if-converted-to-common-stock basis, and in the same form as dividends actually paid on shares of Salarius' common stock. Except as provided in the Series B Certificate of Designation or as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, Salarius will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, or alter or amend the Series B Certificate of Designation, amend or repeal any provision of, or add any provision to, Salarius' Certificate of Incorporation or its Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the Certificate of Incorporation or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (b) issue further shares of Series B Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series B Preferred Stock, (c) authorize, create or issue classes or series of equity securities other than Junior Securities; (d) authorize, create and/or issue any funded indebtedness (other than indebtedness already incurred); (e) sell or transfer, other than in the ordinary course of its business, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of the Corporation's assets or (f) enter into any agreement with respect to any of the foregoing. The Series B Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of Salarius.
The Series B Preferred Stock is subject to both mandatory and optional redemption provisions. Fifty percent (50%) of the net proceeds received by Salarius from any post-closing drawdowns and/or sales under Salarius’ At-the-Market Program with Ladenburg Thalmann & Co., Inc or equity line of credit with C/M Capital Master Fund, LP must be used to redeem outstanding shares of Series B Preferred Stock at the redemption price until all Series B Preferred Stock is fully redeemed. Additionally, Salarius has the option to redeem all or any portion of the outstanding Series B Preferred Stock at any time following the closing of the merger. The initial redemption price per share of Series B Preferred Stock is the Initial Issuance Price multiplied by 1,000.
The Certificate of Designation includes a post-closing anti-dilution price protection for holders of Series B Preferred Stock whereby if, following completion of the Merger, Salarius conducts any subsequent dilutive financing (which may include this financing) at an effective price per share below the Initial Issuance Price of $10.50 per underlying share of common stock, the conversion ratio will be reset such that the number of common shares underlying each share of Preferred Stock will be equal to the product of 1,000 multiplied by a fraction, the numerator of which is the Initial Issuance Price and the denominator of which is the effective per share price in this offering or any future financing, provided that in no event will the denominator be less than the Floor Price of $3.75. The Certificate of Designation also contains a provision intended to prevent a holder of Preferred stock from engaging in short sales of Salarius’ common stock.
Following stockholder approval of the Series B Conversion Proposal and Nasdaq approval of Salarius’ initial listing application (the “Conversion Approval Date”), holders of Series B Preferred stock may convert any or all of their preferred shares into Company common stock such that each share of Series B Preferred Stock will be converted into such number of shares of common stock issuable pursuant to the then prevailing conversion ratio, subject to adjustment and certain limitations, including that no holder, together with its affiliates, may convert shares of Series B Preferred Stock in excess of 4.99% of the then issued and outstanding common stock after giving effect to the issuance of shares in connection with the conversion (the “Beneficial Ownership Limitation”), subject to the each holder's right, upon 61 days prior written notice to Salarius, to increase the Beneficial Ownership Limitation to 9.99% at the then existing conversion ratio. After the one-year anniversary of the Conversion Approval Date, the Series B Preferred Stock will automatically convert into shares of Company common stock at the same conversion ratio.

Provisions of Salarius’ Certificate of Incorporation and Bylaws and Delaware Anti-Takeover Law
Certain provisions of the Charter Documents, which are summarized below, may have the effect of delaying, deferring or preventing another person from acquiring control of Salarius. These provisions may discourage takeovers, coercive or otherwise, and are also designed, in part, to encourage persons seeking to acquire control of Salarius to negotiate first with its board of directors. Salarius believes that the benefits of increased protection of Salarius’ potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire Salarius because negotiation of these proposals could result in an improvement of their terms. These provisions include the following:
Board of Directors Vacancies. Pursuant to the Charter Documents, the board of directors may fill vacant directorships. In addition, directors may only be removed for cause and only upon the affirmative vote of at least sixty-six and two-thirds percent of the voting power of outstanding voting stock. In addition, the number of directors constituting the board of directors may be set only by a resolution adopted by a majority vote of the board of directors. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of Salarius and will make it more difficult to change the composition of the board of directors, which will promote continuity of management.
Classified Board. The Charter Documents provide that the board of directors is classified into three classes of directors, with each class serving three-year staggered terms. A third-party may be discouraged from making a tender offer or otherwise attempting to obtain control of Salarius as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board of directors.
Stockholder Action; Special Meeting of Stockholders. Pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the Certificate of Incorporation provides otherwise. The Certificate of Incorporation provides that stockholders may not take action by written consent but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of Salarius’ capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Charter Documents. The Bylaws provide that special meetings of the stockholders may be called only upon a resolution approved by a majority of the total number of directors that the board of directors would have if there were no vacancies. These provisions might delay the ability of Salarius’ stockholders to force consideration of a proposal or for stockholders controlling a majority of Salarius’ capital stock to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide advance notice procedures for stockholders seeking to bring business before Salarius’ annual meeting of stockholders (the “Annual Meeting”) or to nominate candidates for election as directors at the Annual Meeting. The Bylaws specify certain requirements regarding the form and content of a stockholder’s notice and prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions might preclude stockholders from bringing matters before the Annual Meeting or from making nominations for directors at the Annual Meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Salarius.
No Cumulative Voting. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting.
Amendment of Charter Provisions and Bylaws. The Charter Documents provides that the Bylaws may be adopted, amended, altered or repealed by either (i) a vote of a majority of the total number of directors of the board of directors or (ii) in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors.
The Charter Documents also provide that the provisions of the Certificate of Incorporation relating to provisions relating to the management of the business, board of directors, director liability, indemnification and forum selection, may only be amended, altered, changed or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all of Salarius’ outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Issuance of Undesignated Preferred Stock. The board of directors has the authority, without further action by Salarius’ stockholders, to designate and issue shares of preferred stock with rights and preferences, including super voting, special approval, dividend or other rights or preferences on a discriminatory basis. The existence of authorized but unissued shares of undesignated preferred stock would enable the board of directors to render more difficult or to discourage an attempt to obtain control of Salarius by means of a merger, tender offer, proxy contest or other means.
Business Combinations with Interested Stockholders. Salarius is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an interested stockholder (i.e., subject to certain exceptions, a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.
Forum Selection. The Charter Documents provide that unless Salarius consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•any derivative action or proceeding brought on behalf of Salarius;
•any action asserting a claim of breach of a fiduciary duty owed by any of Salarius’ directors, officers, or other employees to Salarius or its stockholders;
•any action asserting a claim of breach of a fiduciary duty owed by any of Salarius’ directors, officers, or other employees to Salarius or its stockholders; and
•any action asserting a claim against Salarius governed by the internal affairs doctrine, in each such case, subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein. The Charter Documents also provides that any person or entity purchasing or otherwise acquiring any interest in shares of Salarius’ capital stock will be deemed to have notice of, and to have consented to, this forum selection provision.
Although these provisions benefit Salarius by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of increasing the costs of and discouraging lawsuits against Salarius’ directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ charters has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Certificate of Incorporation is inapplicable or unenforceable. For example, the choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Exchange Act, or other claim for which the federal courts have exclusive jurisdiction. Additionally, there is uncertainty as to whether Salarius’ choice of forum provisions would be enforceable with respect to suits brought to enforce any liability or duty created by the Securities Act, or other claims for which the federal courts have concurrent jurisdiction, and in any event stockholders will not be deemed to have waived Salarius’ compliance with federal securities laws and rules and regulations thereunder.

Listing
Salarius’ common stock is listed on The Nasdaq Capital Market under the symbol “SLRX.”
Transfer Agent and Registrar
The transfer agent and registrar for Salarius’ common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF SECURITIES SALARIUS IS OFFERING
Salarius is offering shares of its common stock, pre-funded warrants to purchase shares of its common stock, and common warrants to purchase shares of its common stock. The following summary of certain terms and provisions of the securities that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the underlying securities, the forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the forms of securities for a complete description of the terms and conditions. The shares of common stock, pre-funded warrants, and common warrants that Salarius is offering are immediately separable and will be issued separately.
Common Stock
The material terms and provisions of Salarius’ common stock and each other class of its securities which qualifies or limits its common stock are described under the caption “Description of Capital Stock” in this prospectus.
Common Warrants
The following summary of certain terms and provisions of the common warrants being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A Warrant and Series B Warrant for a complete description of the terms and conditions of such warrants.
Duration, Exercise Price and Form. The common warrants have an exercise price of $        per share. The common warrants will be exercisable upon issuance. The Series A Warrants to purchase up to 1,960,784 shares of common stock will expire five (5) years from the date of issuance and the Series B Warrants to purchase up to 1,960,784 shares of common stock will expire one (1) year from the date of issuance.
Exercisability. The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Salarius common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s common warrants to the extent that the holder would own more than 4.99% of the outstanding common stock (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to Salarius, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of Salarius common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants.
Cashless Exercise. If, at the time a holder exercises its common warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the common warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to Salarius upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrants.
Fundamental Transactions. In the event of any fundamental transaction, as described in the common warrants and generally including any the sale, transfer or other disposition of all or substantially all of Salarius’ properties or assets, consolidation or merger with or into another person, the acquisition of more than 50% of Salarius’ outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by Salarius’ outstanding common stock (excluding the proposed merger between Salarius and Decoy), then upon any subsequent exercise of a common warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of Salarius’ company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the common warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction with all cash consideration, Salarius or any successor entity will be required to purchase at a holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), such holder’s common warrants and generally including any merger with or into another entity, sale of all or substantially all of Salarius’ assets, tender for cash in an amount equal to the value of the remaining unexercised portion of such holder’s common warrants, determined in accordance with the Black Scholes option pricing model as more particularly set forth in the common warrants. In the event of a fundamental transaction with all stock consideration, Salarius or any successor entity will be required to purchase at a holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), such holder’s common warrants and generally including any merger with or into another entity, sale of all or substantially all of Salarius’ assets, tender for cash in an amount equal to the value of the remaining unexercised portion of such holder’s common warrants, determined in accordance with the Black Scholes option pricing model as more particularly set forth in the common warrants; provided, however, that such payment shall be made in the same consideration received in the fundamental transaction (i.e., stock).
Warrant Agent; Global Certificate. The common warrants will be issued in registered form under a warrant agency agreement between Salarius’ transfer agent or other warrant agent and Salarius. The common warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co, a nominee of DTC, or as otherwise directed by DTC.
Transferability. Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to Salarius together with the appropriate instruments of transfer.
Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the common warrants. In lieu of fractional shares, Salarius will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the nearest whole share.
Trading Market. There is no established trading market for the common warrants, and Salarius does not expect a market to develop. Salarius does not intend to apply for a listing of the common warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the common warrants will be limited. The common stock issuable upon exercise of the common warrants is currently listed on Nasdaq.
No Rights as a Stockholder. Except as otherwise provided in the common warrants or by virtue of the holders’ ownership of shares of common stock, the holders of the common warrants do not have the rights or privileges of holders of shares of Salarius common stock, including any voting rights, until such common warrant holders exercise their common warrants.
Governing Law. The common warrants and the warrant agency agreement are governed by New York law.
Description of Pre-Funded Warrants
The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. You should review the form of pre-funded warrant for a complete description of the terms and conditions applicable to the pre-funded warrants.
Form. Pursuant to a warrant agency agreement between Salarius and Equiniti Trust Company, LLC, as warrant agent, the pre-funded warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercisability. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to Salarius a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of Salarius’ common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of Salarius’ outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to Salarius, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of Salarius’ common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of Salarius’ outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, Salarius will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the nearest whole share.
Duration and Exercise Price. The exercise price per whole share of Salarius’ common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting Salarius’ common stock and upon any distributions of assets, including cash, stock or other property to Salarius’ stockholders.
Cashless Exercise. If, at any time after the holder’s purchase of pre-funded warrants, such holder exercises its pre-funded warrants, then in lieu of making the cash payment otherwise contemplated to be made to Salarius upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.
Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the pre-funded warrant to Salarius together with the appropriate instruments of transfer.
Exchange Listing. Salarius does not plan on applying to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.
Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of Salarius’ common stock, the sale, transfer or other disposition of all or substantially all of Salarius’ properties or assets, consolidation or merger with or into another person, the acquisition of more than 50% of Salarius’ outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by Salarius’ outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.
Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of Salarius’ common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of Salarius’ common stock, including any voting rights, until the holder exercises the pre-funded warrant.
Governing Law. The pre-funded warrants are governed by New York law.
Description of Representative Warrants
The following summary of certain terms and provisions of representative warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the representative warrant, the form of which will be filed as an exhibit to the registration statement of which this prospectus forms a part. You should review the form of representative warrant for a complete description of the terms and conditions applicable to the representative warrants.
Form. The representative warrants will be issued in certificated forms only.
Exercisability. The representative warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to Salarius a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of Salarius’ common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of Salarius’ outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to Salarius, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s representative warrants up to 9.99% of the number of shares of Salarius’ common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the representative warrants. Holders of representative warrants in this offering may also elect prior to the issuance of the representative warrants to have the initial exercise limitation set at 9.99% of Salarius’ outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a representative warrant. In lieu of fractional shares, Salarius will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the nearest whole share.
Duration and Exercise Price. The exercise price per whole share of Salarius’ common stock purchasable upon the exercise of the representative warrants is $        per share of common stock. The representative warrants will be immediately exercisable upon issuance and may be exercised at any time until the five year anniversary of the commencement of sales of the offering. The exercise price of the representative warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting Salarius’ common stock and upon any distributions of assets, including stock or other property to Salarius’ stockholders.
Cashless Exercise. If, at any time after the holder’s receipt of representative warrants, such holder exercises its representative warrants and a registration statement registering the issuance of the shares of common stock underlying the representative warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of common stock underlying the representative warrants), then in lieu of making the cash payment otherwise contemplated to be made to Salarius upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of common stock determined according to a formula set forth in the representative warrants.
Transferability. Subject to applicable laws, the representative warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the pre-funded warrant to Salarius together with the appropriate instruments of transfer.
Exchange Listing. Salarius does not plan on applying to list the representative warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the representative warrants will be limited.
Fundamental Transactions. In the event of any fundamental transaction, as described in the representative warrants and generally including any reorganization, recapitalization or reclassification of Salarius’ common stock, the sale, transfer or other disposition of all or substantially all of Salarius’ properties or assets, consolidation or merger with or into another person, the acquisition of more than 50% of Salarius’ outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by Salarius’ outstanding common stock (excluding the proposed merger between Salarius and Decoy), then upon any subsequent exercise of a representative warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of Salarius’ company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the representative warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction with all cash consideration, Salarius or any successor entity will be required to purchase at a holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), such holder’s representative warrants and generally including any merger with or into another entity, sale of all or substantially all of Salarius’ assets, tender for cash in an amount equal to the value of the remaining unexercised portion of such holder’s representative warrants, determined in accordance with the Black Scholes option pricing model as more particularly set forth in the representative warrants. In the event of a fundamental transaction with all stock consideration, Salarius or any successor entity will be required to purchase at a holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), such holder’s representative warrants and generally including any merger with or into another entity, sale of all or substantially all of Salarius’ assets, tender for cash in an amount equal to the value of the remaining unexercised portion of such holder’s representative warrants, determined in accordance with the Black Scholes option pricing model as more particularly set forth in the representative warrants; provided, however, that such payment shall be made in the same consideration received in the fundamental transaction (i.e., stock).
Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of Salarius’ common stock, the holder of a representative warrant does not have the rights or privileges of a holder of Salarius’ common stock, including any voting rights, until the holder exercises the representative warrant.
Governing Law. The representative warrants are governed by New York law.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of Salarius’ common stock, pre-funded warrants and accompanying common warrants issued pursuant to this offering and the ownership and disposition of shares of Salarius common stock received upon exercise of the pre-funded warrants and accompanying common warrants (collectively, the “Securities”), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Securities. Salarius has not sought and does not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of the Securities.
This discussion is limited to holders that hold Securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:
•U.S. expatriates and certain former citizens or long-term residents of the U.S.;
•persons holding the Securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers or traders in securities;
•controlled foreign corporations, “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell the Securities under the constructive sale provisions of the Code;
•persons for whom Salarius’ common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;
•persons who hold or receive the Securities pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
For purposes of this discussion, a “U.S. holder” is any beneficial owner of Securities that, for U.S. federal income tax purposes, is:
•an individual who is a citizen or resident of the U.S.;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a U.S. person.
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of Securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
Allocation of Purchase Price
Each share of common stock or pre-funded warrant, as applicable, and accompanying common warrants purchased at original issuance pursuant to this offering will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of Salarius’ common stock or pre-funded warrant, as applicable, and accompanying common warrants. In determining a holder’s initial tax basis for the share of common stock or pre-funded warrant and accompanying common warrants constituting an investment unit, holders should allocate their purchase price for the investment unit between the share of common stock or pre-funded warrant, as applicable, and each accompanying common warrant on the basis of their respective fair market values at the time of issuance. Salarius does not intend to advise holders with respect to this determination, and holders are advised to consult their tax and financial advisors with respect to the relative fair market values of the shares of common stock or pre-funded warrants, as applicable, and each accompanying common warrant for U.S. federal income tax purposes.
General Treatment of Pre-Funded Warrants
Although the law in this area is not completely settled, the pre-funded warrants are generally expected to be treated as shares of Salarius’ common stock for U.S. federal income tax purposes, in which case a holder of pre-funded warrants would generally be taxed in the same manner as a holder of common stock as described below. This position is not binding on the IRS, however, and the IRS may treat the pre-funded warrants as warrants to acquire Salarius common stock and, if so, the amount and character of a holder’s gain with respect to an investment in Salarius’ pre-funded warrants could change. You should discuss with your tax advisor the consequences of the purchase, ownership and disposition of the pre-funded warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the pre-funded warrants (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization of the pre-funded warrants as shares of Salarius common stock described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders
Distributions
Salarius does not anticipate declaring or paying distributions to holders of its common stock in the foreseeable future. However, if Salarius does make distributions on its common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from Salarius’ current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions (including constructive distributions) exceed both Salarius’ current and accumulated earnings and profits, the excess will constitute a return of capital and will first reduce a U.S. holder’s basis in Salarius’ common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Sale or Other Taxable Disposition of the Securities.” A preferential U.S. federal income tax rate may apply to any dividends paid to noncorporate U.S. holders meeting certain holding period requirements.
The taxation of property received with respect to a pre-funded warrant on exercise other than common shares is unclear. It is possible such a receipt of property would be treated as a distribution on common stock as described in this section, although other treatments may also be possible. Investors should consult their tax advisors regarding the proper treatment of any such receipt of property in respect of the pre-funded warrants on exercise.
Certain Adjustments to the Pre-Funded Warrants and Accompanying Common Warrants
The number of shares of common stock issued upon the exercise of the pre-funded warrants or accompanying common warrants and the exercise price of pre-funded warrants or accompanying common warrants are subject to adjustment in certain circumstances. Adjustments (or failure to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits may in some circumstances, result in a constructive distribution to the U.S. Holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments and any distributions with respect to the pre-funded warrants or accompanying common warrants.
Sale or Other Taxable Disposition of the Securities
Upon a sale or other taxable disposition of the Securities, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the relevant Security. Capital gain or loss will constitute long-term capital gain or loss if such U.S. holder’s holding period for the relevant Security exceeds one year. Long-term capital gains derived by certain non-corporate U.S. holders, including individuals, are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to certain limitations.
Exercise of Pre-Funded Warrants
As discussed above under the section entitled “Description of Securities Salarius is Offering-Description of Pre-Funded Warrants—Exercisability,” a U.S. holder may exercise the pre-funded warrant by payment of exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of pre-funded warrants into Salarius’ common stock is unclear, and a U.S. holder should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of pre-funded warrants. In general, however, a U.S. holder should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a pre-funded warrant pursuant to either method. If such U.S. holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the pre-funded warrant, it will be treated as a sale subject to the rules described above under “—Sale or Other Taxable Dispositions of the Securities.”
The taxation of other property received with respect to a pre-funded warrant on exercise other than common shares is unclear. It is possible such a receipt of property would be treated as a distribution on common stock as described in the section above entitled “—Distributions,” although other treatments may also be possible. Investors should consult their tax advisors regarding the proper treatment of any such receipt of property in respect of the pre-funded warrants on exercise.

A U.S. holder’s initial tax basis in the share of common stock received upon exercise of the pre-funded warrant generally should be equal to the sum of (i) such U.S. holder’s tax basis in the pre-funded warrant and (ii) the exercise price paid or treated as paid by such U.S. holder on the exercise of the pre-funded warrant. A U.S. holder’s holding period in the common stock received upon exercise generally should include such U.S. holder’s holding period in the pre-funded warrants exchanged therefor.
Exercise or Expiration of the Accompanying Common Warrants
In general, and subject to the discussion of cashless exercise below, a U.S. holder will not be required to recognize income, gain or loss upon exercise of an accompanying common warrant for its exercise price (except to the extent the U.S. holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of such warrant, which will be treated as a sale as described above under “Sale or Other Taxable Disposition of the Securities”). A U.S. holder’s tax basis in a share of common stock received upon exercise of accompanying common warrants will be equal to the sum of (1) the U.S. holder’s tax basis in the warrants exchanged therefor and (2) the exercise price of such warrants. A U.S. holder’s holding period in the shares of common stock received upon exercise will commence on the day after such U.S. holder exercises the accompanying common warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, it is possible that a cashless exercise will be treated as non-taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of common stock received upon exercise of warrants should commence on the day after the warrants are exercised. In the latter case, the holding period of the shares of common stock received upon exercise of warrants would include the holding period of the exercised warrants.
However, it is also possible that a cashless exercise of an accompanying common warrant will be treated as in part a taxable exchange, in which case gain or loss would be recognized to the extent a portion of the warrants are deemed surrendered to pay the exercise price of the remaining warrants. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of an accompanying common warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.
If an accompanying common warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such U.S. holder’s tax basis in such warrant. Such loss generally will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such warrant is more than one year. The deductibility of capital losses is subject to certain limitations.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock or pre-funded warrants and to the proceeds of a sale or other disposition of common stock or pre-funded warrants paid by Salarius to a U.S. holder unless such U.S. holder is an exempt recipient, such as certain corporations. Backup withholding will apply to those payments if a U.S. holder fails to provide their taxpayer identification number, or certification of exempt status, or if a U.S. holder otherwise fails to comply with applicable requirements to establish an exemption.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Investors should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.
Tax Consequences Applicable to Non-U.S. Holders
Distributions
Salarius does not anticipate declaring or paying distributions to holders of its common stock in the foreseeable future. However, if Salarius does make distributions on its common stock, such distributions of cash or property (including constructive distributions) will constitute dividends for U.S. federal income tax purposes to the extent paid from Salarius’ current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of Salarius’ common stock. Because Salarius may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below Salarius or the applicable withholding agent may treat the entire distribution as a dividend.
Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act (“FATCA”), dividends paid to a non-U.S. holder of Salarius common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).
Non-U.S. holders may be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding Salarius’ common stock in connection with the conduct of a trade or business within the U.S. and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the U.S. and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S., as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the U.S. to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
The taxation of property received with respect to a pre-funded warrant on exercise other than common shares is unclear. It is possible such a receipt of property would be treated as a distribution as described in this section, although other treatments may also be possible. Investors should consult their tax advisors regarding the proper treatment of any such receipt of property in respect of the pre-funded warrants on exercise.
Certain Adjustments to the Pre-Funded Warrants and Accompanying Common Warrants
As described under “Certain Adjustments to the Pre-Funded Warrants and Accompanying Common Warrants,” an adjustment to the pre-funded warrants or accompanying common warrants could result in a constructive distribution to a non-U.S. Holder, which would be treated as described under “Distributions”. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the pre-funded warrants or accompanying common warrants.
In addition, regulations governing “dividend equivalents” under Section 871(m) of the Code may apply to the pre-funded warrants or accompanying common warrants. Under those regulations, an implicit or explicit payment under the pre-funded warrants or accompanying common warrants that references a dividend distribution on

Salarius’ common stock would generally be taxable to a non-U.S. holder as described under “Distributions” above. Such dividend equivalent amount would be taxable and subject to withholding whether or not there is actual payment of cash or other property, and Salarius may satisfy any withholding obligations Salarius has in respect of the pre-funded warrants or accompanying common warrants by withholding from other amounts due to a non-U.S. holder.
Non-U.S. holders are encouraged to consult their own tax advisors regarding the proper treatment of any adjustments and the application of Section 871(m) of the Code to the pre-funded warrants and accompanying common warrants.
Sale or Other Disposition of the Securities
Subject to the discussions below on backup withholding and FATCA, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the Securities unless:
•the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the U.S. to which such gain is attributable);
•the non-U.S. holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•the Securities constitute U.S. real property interests (“USRPIs”), by reason of Salarius’ status as a U.S. real property holding corporation (“USRPHC), for U.S. federal income tax purposes.
Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the U.S.) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, Salarius believes it is not currently and does not anticipate becoming a USRPHC. Because the determination of whether Salarius is a USRPHC depends on the fair market value of Salarius’ USRPIs relative to the fair market value of Salarius’ other business assets and Salarius’ non-U.S. real property interests, however, there can be no assurance Salarius’ is not a USRPHC or will not become one in the future. Even if Salarius is or was to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of Salarius’ common stock will not be subject to U.S. federal income tax if its common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the Nasdaq Capital Market, and such non-U.S. holder owned, actually and constructively, 5% or less of Salarius’ common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. Special rules may apply to non-U.S. holders of pre-funded warrants, who should consult their tax advisors.
Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules than those described above.
Exercise of Pre-Funded Warrants
As discussed above under the section entitled “Description of Securities Salarius is Offering—Pre-Funded Warrants—Exercisability,” a non-U.S. holder may exercise the pre-funded warrant by payment of the exercise price or through a cashless exercise. The U.S. federal income tax treatment of a cashless exercise of pre-funded warrants into Salarius’ common stock is unclear, and non-U.S. holders should consult their own tax advisors regarding the

U.S. federal income tax consequences of a cashless exercise of pre-funded warrants. In general, however, a non-U.S. holder should not recognize gain or loss for U.S. federal income tax purposes upon exercise of a pre-funded warrant pursuant to either method. If such non-U.S. holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the pre-funded warrant, it will be treated as a sale subject to the rules described above under “—Sale or Other Disposition of the Securities.”
The taxation of other property received with respect to a pre-funded warrant on exercise other than common shares is unclear. It is possible such a receipt of property would be treated as a distribution on common stock as described above, although other treatments may also be possible. Investors should consult their tax advisors regarding the proper treatment of any such receipt of property in respect of the pre-funded warrants on exercise.
Exercise of Accompanying Common Warrants
A Non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of accompanying common warrants. However, if a cashless exercise of accompanying common warrants results in a taxable exchange, as described above under “- Tax Considerations Applicable to U.S. Holders - Sale or Other Taxable Disposition, Exercise or Expiration of Accompanying Common Warrants,” the rules described below under “- Sale or Other Disposition of Common Stock or Pre-Funded Warrants” would apply.
Information Reporting and Backup Withholding
Subject to the discussion below on FATCA, a non-U.S. holder will not be subject to backup withholding with respect to distributions Salarius makes on the Securities to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on the Securities to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of the Securities within the U.S., and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of the Securities outside the U.S. conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of the Securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Withholding taxes may be imposed under FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on Salarius’ common stock or pre-funded warrants, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Because Salarius may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules Salarius or the applicable withholding agent may treat the entire distribution as a dividend. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions, including the proposed Treasury Regulations. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Tax Consequences of the Merger to Salarius stockholders
Because the Salarius stockholders and holders of pre-funded warrants or accompanying common warrants will not surrender or exchange any shares of Salarius common stock, pre-funded warrants, or accompanying common warrants in the Merger, there will be no material U.S. federal income tax consequences to Salarius stockholders or holders of pre-funded warrants or accompanying common warrants as a result of the Merger.

UNDERWRITING
Salarius is offering the securities described in this prospectus through the underwriters named below. Ladenburg Thalmann & Co. Inc. is acting as the representative of the underwriters in this offering. Subject to the terms and conditions of the underwriting agreement, dated as of             , 2025, between Ladenburg Thalmann & Co. Inc. and Salarius (Decoy will not be a signatory to the underwriting agreement), the underwriters have agreed to purchase the number of Salarius’ securities set forth opposite its respective name below.

Underwriters	Number of Shares of Common Stock	Number of Pre-Funded Warrants	Number of Series A Warrants	Number of Series B Warrants
Ladenburg Thalmann & Co. Inc.
Total
A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.
Salarius has been advised by the underwriters that they propose to offer the securities directly to the public at the public offering prices set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $         per share of common stock, $           per one Series A Warrant, and $            per one Series B Warrant.
The underwriting agreement provides that the underwriters’ obligation to purchase the securities Salarius is offering is subject to conditions contained in the underwriting agreement.
No action has been taken by Salarius or the underwriters that would permit a public offering of the securities in any jurisdiction outside the United States where action for that purpose is required. None of Salarius’ securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.
The underwriters have advised Salarius that they do not intend to confirm sales to any account over which they exercise discretionary authority.
Underwriting Discount and Expenses
The following table summarizes the underwriting discount and commission to be paid to the underwriters by Salarius.

	Per Share and Accompanying Common Warrants	Per Pre-Funded Warrant and Accompanying Common Warrants	Total Without Underwriter Option	Total With Full Underwriter Option
Public offering price(1)	$	$	$	$
Underwriting discounts and commissions (2)(3)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
__________________
(1)The public offering price and underwriting discount corresponds to (i) a public offering price per share of common stock of up to $           ($          net of the underwriting discount) or $          per pre-funded warrants ($          net of the underwriting discount), (ii) a public offering price per one Series A Warrant of $          ($          net of the underwriting discount), and (iii) a public offering price per one Series B Warrant of up to $          ($          net of the underwriting discount).

(2)We have also agreed to pay the representative a management fee of 1.0% of the gross proceeds from the offering and to reimburse the accountable expenses of the representative, including a pre-closing expense allowance of up to a maximum of $25,000 and an additional closing expense allowance up to a maximum of $120,000.
(3)We have granted a 45-day option to the underwriters to purchase up to 294,118 additional shares of common stock and/or Series A Warrants to purchase up to 294,118 shares of common stock , and/or Series B Warrants to purchase up to 294,118 shares of common stock on the same terms set forth above.
We estimate the total expenses payable by Salarius for this offering, not including the underwriting discount and commission, to be approximately $1,125,000, which amount includes (i) reimbursement of the accountable expenses of the underwriters, including the legal fees of the representative, in an amount not to exceed $25,000 for pre-closing expenses plus $120,000 for closing expenses, (iii) a management fee of approximately $80,000 which represents 1.0% of the total gross proceeds payable to the representative and (iv) other estimated company expenses of approximately $900,000, which includes legal, accounting, printing costs, and various fees associated with the registration and listing of Salarius’ shares.
Representative Warrants
We have agreed to issue to the representative or its respective designees warrants, or “representative warrants,” upon the closing of this offering, which entitle it to purchase up to 98,039 shares of common stock (or 112,745 shares of common stock assuming the exercise of the option granted to the underwriters in full). The representative warrants will have an exercise price equal to $     per share of common stock (equal to 155% of the combined public offering price per share of common stock and accompanying common warrants). The representative warrants will be exercisable immediately upon issuance, at any time and from time to time, in whole or in part, during the five-year period commencing from the commencement of sales of this offering. For a more complete description of the representative warrants, please see the form of representative warrant which will be filed as an exhibit to the registration statement of which this prospectus is part. The representative warrants and the shares of common stock underlying the representative warrants are being registered on the registration statement of which this prospectus is a part.
Underwriter Option
We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to an additional 294,118 shares of common stock and/or Series A Warrants to purchase up to 294,118 shares of common stock, and/or Series B Warrants to purchase up to 294,118 shares of common stock at their respective public offering prices set forth on the cover page hereto less the underwriting discounts and commissions. The option may be used to purchase such shares of common stock and/or common warrants, or any combination thereof, as determined by the underwriters.
Determination of Offering Price
Salarius’ common stock is currently traded on the Nasdaq Capital Market under the symbol “SLRX.” On October 10, 2025, the closing price of Salarius’ common stock was $4.08 per share.
The public offering price of the securities offered by this prospectus will be determined by negotiation between Salarius and the underwriters. Among the factors that will be considered in determining the final public offering price:
•Salarius’ history and its prospects;
•The industry in which Salarius operates;
•Salarius’ past and present operating results; and
•The general condition of the securities markets at this time of this offering.
The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and Salarius cannot assure you that the shares of common stock sold in this offering can be resold at or above the public offering price.
Right of First Refusal
Salarius has granted to the representative the right of first refusal for a period of eighteen (18) months following the closing of this offering to act as sole bookrunner, exclusive placement agent or exclusive sales agent or exclusive financial advisor in connection with any financing of Salarius.
Tail Financing Payments
Salarius has also agreed to pay the representative a tail fee equal to the cash and warrant compensation paid herein on any proceeds received by us from any investor who was contacted by the representative during the term of its engagement, if such investor provides Salarius with capital in any public or private offering or other financing or capital raising transaction for a period of twelve months after expiration or termination of the engagement with the representative.
Listing
Salarius’ shares of common stock are listed on Nasdaq under the symbol “SLRX.” The last reported sales price of Salarius’ shares of common stock on October 10, 2025 was $4.08 per share. The actual public offering price will be determined between Salarius, the underwriters and the investors in the offering, and may be at a discount to the current market price of Salarius’ common stock. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price. There is no established public trading market for the pre-funded warrants or common warrants, and Salarius does not expect such a market to develop. In addition, Salarius does not intend to apply for listing of the pre-funded warrants or common warrants on any securities exchange or other trading system.
Lock-up Agreements
Salarius’ officers and directors along with Decoy’s officers and directors have agreed with the underwriters to be subject to a lock-up period of 180 days following the closing date of this offering, subject to certain exceptions set forth therein. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of Salarius’ common stock or any securities convertible into, or exercisable or exchangeable for, shares of Salarius’ common stock, subject to certain exceptions set forth therein. In addition, certain additional limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.
Salarius has also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of its securities for a period expiring 60 days following the closing date of this offering. Salarius’ lockup restrictions permit Salarius to (i) issue stock options or stock awards to directors, officers and employees under its existing plans and (ii) make certain other exempt issuances as described in the underwriting agreement.
The underwriting agreement also prohibits Salarius from entering into any variable rate transactions for a period of 6 months from the closing; however, the Salarius is permitted to (i) after the expiration of the lock-up period, make sales under Salarius’ existing at-the-market equity offering program with the Representative and (ii) after the expiration of the lock-up period, make sales pursuant to Salarius’ existing equity line of credit.
The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.
Other Relationships
From time to time, certain of the underwriters and their affiliates may provide in the future, various advisory, investment and commercial banking and other services to Salarius in the ordinary course of business, for which they will receive customary fees and commissions. The representative acts as sales agent under the certain At The Market

Offering Agreement with Salarius which it has received and may continue to receive cash compensation in connection therewith. The representative will receive a cash commission up to $350,000 in connection with advisory services provided to Decoy in connection with the consummation of the Merger, as well as an additional $750,000 paid over time with 10% of each future capital raise paid at the closing of such capital raise to Ladenburg until the additional $750,000 is paid in full.
Transfer Agent, Warrant Agent and Registrar
The transfer agent and registrar for Salarius’ common stock is Equiniti Trust Company, LLC.
Electronic Offer, Sale and Distribution of Shares
A prospectus in electronic format may be made available on a website maintained by the underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically.
The underwriters have informed Salarius that they do not expect to confirm sales of securities offered by this prospectus to accounts over which they exercise discretionary authority.
Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by Salarius or any underwriter in its capacity as underwriter and should not be relied upon by investors.
Stabilization, Short Positions and Penalty Bids
The underwriters may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of Salarius’ common stock;
Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of Salarius’ securities or preventing or retarding a decline in the market prices of Salarius’ securities. As a result the price of Salarius’ common stock may be higher than the price that might otherwise exist in the open market. Neither Salarius nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of Salarius’ common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.
In connection with this offering, the underwriters also may engage in passive market making transactions in Salarius’ common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of Salarius’ common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Neither Salarius, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of Salarius’ securities. In addition, neither Salarius nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.
Indemnification
Salarius has agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.

LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon for Salarius by Hogan Lovells US LLP. The underwriters are being represented by Ellenoff, Grossman & Schole LLP.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
The financial statements of Decoy at December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference into the Form S-1 of Salarius Pharmaceuticals, Inc., which is referred to and made a part of this prospectus, have been audited by Fruci & Associates II, PLLC, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Decoy’s ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
Salarius has filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to Salarius and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants, including this registration statement that file electronically with the SEC. The address is www.sec.gov.
Salarius is subject to the information and periodic reporting requirements of the Exchange Act. Under the Exchange Act, Salarius will file annual, quarterly and current reports, as well as proxy statements and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection at the website of the SEC referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC permits Salarius to “incorporate by reference” the information contained in documents Salarius has filed with the SEC, which means that Salarius can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. All documents incorporated by reference into this prospectus that were filed prior to June 14, 2024 do not give effect to the reverse splits.
Salarius has filed with the SEC, and incorporates by reference in this prospectus:
•Salarius’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 21, 2025;
•Salarius’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 14, 2025 and August 12, 2025;
•Salarius’ Current Reports on Form 8-K, filed with the SEC on January 13, 2025, January 17, 2025, March 11, 2025, March 28, 2025, April 25, 2025, June 11, 2025, June 16, 2025, July 8, 2025, July 14, 2025, July 21, 2025, July 28, 2025, July 29, 2025, July 31, 2025, August 15, 2025, August 18, 2025, August 22, 2025 (as amended on August 26, 2025), August 26, 2025, August 27, 2025, September 9, 2025, September 18, 2025, October 6, 2025, October 14, 2025, and October 21, 2025; and
•the description of Salarius’ common stock contained in Salarius’ Registration Statement on Form 8-A filed on January 23, 2015, as updated by Exhibit 4.9 to Salarius’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments or reports filed for the purpose of updating such description.
Salarius also incorporates by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by Salarius with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents that are filed by Salarius with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.
Salarius will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct oral or written requests by one of the following methods. Attention: Salarius Pharmaceuticals, Inc., Acting Chief Executive Officer, at 2450 Holcombe Blvd., Suite X, Houston, TX 77021. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of Salarius website at www.salariuspharma.com. The information found on Salarius’ website, or that may be accessed by links on Salarius’ website, is not part of this prospectus. Salarius has included Salarius’ website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase Salarius’ common stock.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma consolidated combined financial information is provided to aid you in your analysis of the financial aspects of the Merger and Financing Transactions and presents the combination of the financial information of Salarius and Decoy adjusted to give effect to the Merger and Financing Transaction, or collectively, the Pro Forma Adjustments. Capitalized terms included but not defined below have the same meaning as defined elsewhere in this filing
On January 10, 2025, Salarius entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Salarius, Decoy Therapeutics MergerSub I, Inc., a Delaware corporation and a wholly owned subsidiary of Salarius (“First Merger Sub”), Decoy Therapeutics MergerSub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Salarius (“Second Merger Sub”), and Decoy. Pursuant to the Merger Agreement, Salarius will merge with Decoy (the “Merger”) by causing First Merger Sub to be merged with and into Decoy, with Decoy surviving the merger as a wholly-owned subsidiary of Salarius (the “First Merger”). Immediately following the First Merger, Decoy will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity. Merger Closing is conditioned upon, among other things, minimum proceeds from an offering of at least $6.0 million (the “Qualified Financing” or “Financing Transaction”). Salarius has already satisfied the requirement of a Qualified Financing and the Merger Closing is expected to occur concurrently with the closing of this financing.
In the financing, Salarius is offering 1,960,784 shares of its common stock, par value $0.0001 per share (the “common stock”), Series A Warrants to purchase up to 1,960,784 shares of its common stock which will expire five (5) years from the date of issuance (the “Series A Warrants”) and Series B Warrants to purchase up to 1,960,784 shares of its common stock which will one (1) year from the date of issuance (the “Series B Warrants” and, together with the Series A Warrants, the “common warrants”) at an assumed combined public offering price of $4.08 per share of common stock and accompanying common warrants, which was the closing price of Salarius’ common stock on The Nasdaq Capital Market (“Nasdaq”) on October 10, 2025. Each common warrant is exercisable at an exercise price of $         per share.
The Merger is structured as a stock-for-stock transaction pursuant to which all of Decoy’s outstanding equity interests will be exchanged based on an exchange ratio for consideration of a combination of (a) shares of Salarius’ common stock in an amount up to (i) 19.9% of Salarius’ total shares outstanding as of January 10, 2025 minus (ii) any shares of Salarius common stock issued in any private placement between January 10, 2025 and the effective time of the First Merger, and (b) shares of Series A preferred stock (“Series A Preferred Stock”) which is a newly designated series of preferred stock that is intended to have economic rights equivalent to the common stock, but with only limited voting rights. As a result of the number of shares issued in various financings since January 10, the 19.99% limitation set forth above has been exceeded and only Series A Preferred Stock will be issued as merger consideration. The number of shares of common stock to be issued at the closing of the Merger (“Merger Closing”) and the number of shares of common stock underlying the Preferred Stock to be issued at Merger Closing is based on an exchange ratio. In the original Merger Agreement, the exchange ratio assumed a base value of $28.0 million for Decoy and $4.6 million for Salarius.
In the original Merger Agreement, this ratio was subject to adjustment based on the balance sheet cash available to each of Salarius and Decoy at Merger Closing (excluding any proceeds raised in any Qualified Financing). On March 28, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1”), pursuant to which the parties agreed to eliminate the adjustment based on the relative balance sheet cash available to Salarius and Decoy at Closing. Accordingly, under Amendment No. 1, the relative ownership percentages of the combined company became effectively fixed, before taking into account the dilutive effects of the Qualified Financing and any issuance of securities pursuant to such Qualified Financing after January 10, 2025, the date of entry into the original Merger Agreement.
On June 10, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 2 to the Merger Agreement (“Amendment No. 2”) to address significant changes in market conditions and secure necessary consents from Decoy noteholders for the completion of the transaction.

Since the execution of the original Merger Agreement in January 2025 and following the execution of Amendment No. 1, Salarius’ common stock price has experienced substantial deterioration, materially affecting the relative valuations underlying the exchange ratio. As a result, the parties have agreed to reduce Salarius’ relative valuation from $4.6 million at the time of the original Merger Agreement to $2.31 million. This reduction resulted in a change in the exchange ratio such that the number of shares of common stock underlying Salarius’ Preferred Stock to be issued to Decoy stockholders at Merger Closing would be increased, subject to further adjustment to the conversion ratio of the Preferred Stock described below.
In addition, Amendment No. 2 revised the form of Certificate of Designation (as defined further below) for Preferred Stock that will be filed upon Merger Closing to include post-closing anti-dilution price protection for holders of Preferred Stock whereby if, following completion of the Qualified Financing and the Merger, Salarius conducts any subsequent dilutive financing of at least $2 million at a weighted average effective price per share below the offering price offered to the public in the Qualified Financing, the conversion ratio will be reset to provide additional shares to Preferred Stockholders in an amount proportional to the dilution caused by such offering, with such protection applying for one year from issuance. The revised Certificate of Designation also provides that the Preferred Stock will not be convertible until the combined company meets the relevant initial listing standards of Nasdaq and contains a Salarius’ common stock. As provided in the original Certificate of Designation, the Preferred Stock will also not convert until Salarius obtains stockholder approval pursuant to Nasdaq listing rule 5635. Salarius intends to register the issuance of the shares of Salarius common stock underlying the Preferred Stock within 60 days of the Merger Closing.
On July 18, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 3 to the Merger Agreement (“Amendment No. 3”) to allow certain holders of Decoy’s non-convertible promissory notes (the “Decoy Promissory Notes”) to exchange such debt for shares of Salarius' newly created Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”) pursuant to note exchange agreements between the holders of Decoy Promissory Notes and Decoy (the “Note Exchange Agreements”). The number of shares underlying the Series B Preferred Stock will be calculated by dividing the principal and interest owed on the exchanged Decoy Promissory Notes by the per share offering price in the Qualified Financing, with the shares underlying the Series A Preferred Stock being reduced on a one-for-one basis by the number of shares underlying the Series B Preferred Stock, such that the relative percentage ownerships (pre-Qualified Financing) remain unchanged. The Series B Preferred Stock is identical in all material respects to the Series A Preferred Stock, including a conversion ratio of 1,000 shares of common stock per preferred share, and subject to similar adjustment and conversion restrictions, except for certain redemption and conversion provisions that include: (i) mandatory redemption requiring fifty percent (50%) of net proceeds from Salarius’ at-the-market equity program and equity line of credit to be used for redemption of the Series B Preferred Stock until fully redeemed, (ii) optional redemption allowing Salarius to redeem all or any portion of the outstanding Series B Preferred Stock at any time following the Merger Closing, and (iii) optional conversion at the discretion of the holders upon stockholder approval of the conversion of the Series B Preferred Stock and Salarius’ achievement of the Nasdaq initial listing standards for a period of one year following such approvals, at which time remaining shares of Series B Preferred Stock shall automatically convert into Company common stock at the conversion ratio. Amendment No. 3 also requires Salarius to effectuate the transactions contemplated by the Note Exchange Agreements, with the closing of such agreements to occur at the Merger Closing.
On July 29, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 4 to the Merger Agreement (“Amendment No. 4) to modify the conversion terms of Salarius’ form of Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Non-Voting Convertible Preferred Stock (collectively, the “Preferred Stock”) to further incentivize the consent and conversion by the holders of certain convertible and non-convertible notes of Decoy. Specifically, the Fourth Amendment modifies the Certificate of Designations for each series of Preferred Stock to (i) remove the $2 million threshold requirement for triggering a “subsequent financing” under Section 7(e) that results in a proportional adjustment to the conversion ratio, (ii) change the conversion price adjustment calculation from a weighted average pricing mechanism to the actual per share offering price in any subsequent financing, and (iii) eliminate the one-year limitation on adjustments to the conversion ratio such that the adjustment will apply until such time as Salarius’ stockholders approve the conversion of the Preferred Stock and Salarius meets applicable Nasdaq initial listing standards.

On September 17, 2025, Salarius entered into Amendment No. 5 to the Merger Agreement (“Amendment No. 5”) to modify the conversion terms of Salarius’ form of Certificate of Designations of Series A Preferred Stock and Series B Preferred Stock to establish a baseline conversion price from which to calculate a proportional adjustment to the conversion ratio in the event of a dilutive “subsequent financing” under Section 7(e) of the designations for each series. The prior terms of the Certificate of Designations for each series of Preferred Stock contained price protection provisions that were to be calculated based on the difference between the effective per share price in the Qualified Financing and any subsequent financing. Amendment No. 5 modifies the Certificate of Designations for each series of Preferred Stock (i) to specify a threshold price of $10.50 per share (the “Initial Issuance Price”) as the baseline assumed conversion price and (ii) to change the conversion price adjustment calculation such that the number of common shares underlying each share of Preferred Stock will be equal to the product of 1,000 multiplied by a fraction, the numerator of which is the Initial Issuance Price and the denominator of which is the effective per share price in this offering or any future financing, provided that in no event will the denominator be less than the Floor Price of $3.75.
In addition, the Fifth Amendment modifies the Certificate of Designations of Series B Preferred Stock to change the redemption price per share of Series B Preferred Stock to the Initial Issuance Price multiplied by 1,000. Except as modified by Amendment No. 5, the terms of the original Merger Agreement and Amendment Nos. 1, 2, 3 and 4 remain in full force and effect.
The respective ownership percentages were the result of arm’s length negotiations between the management team of Salarius and the management team of Decoy, along with their respective advisors and under the direction of each company's board of directors. The parties originally agreed to a fair market value of Salarius of $4.6 million (assuming Salarius delivered $0 of net cash at Merger Closing) as determined by a value of $3.1 million attributable to its public company listing (based on Salarius’ market capitalization as of October 11, 2024, the date the term sheet between Salarius and Decoy was entered into) and $1.5 million for its pipeline asset SP-3164, which Decoy has indicated it believes it could incorporate into its platform technology. With respect to Decoy’s valuation, the parties agreed to a value of $28.0 million for Decoy based on, among other things, an implied valuation of Decoy in connection with the issuance of previously issued convertible notes issued by Decoy in 2022 (which had assigned Salarius an implied value of $25 million), Decoy’s ongoing scientific and technical achievements over the ensuing years following the issuance of such convertible notes, and publicly available information regarding the value of certain of Decoy’s competitors. The parties agreed to amend the fair market value of Salarius pursuant to Amendment No. 2 to address significant changes in market conditions and secure necessary consents from Decoy noteholders for the completion of the transaction. In connection with Amendment No. 2, the parties agreed to a fair market value of Salarius of $2.31 million as determined by a value of $1.6 million attributable to its public company listing (based on Salarius’ market capitalization as of June 10, 2025, the date the parties entered into Amendment No. 2) and $0.71 million for its pipeline asset SP-3164, which Decoy has indicated it believes it could incorporate into its platform technology.
Salarius has preliminarily determined that the Merger will be accounted for as a reverse asset acquisition with Decoy considered the accounting acquirer. This determination is subject to a number of significant judgment and estimates, including that Decoy is not a variable interest entity due to the preliminary expectation that Decoy will have sufficient equity at risk based on the assumed equity at risk at Merger Closing. This conclusion is subject to change based on the actual equity at risk at Merger Closing. The determination that Decoy is considered the accounting acquirer is based on the expectations that, (i) immediately following the Merger, Decoy’s senior management will hold key positions in senior management of the combined organization; and (ii) following subsequent shareholder approval (A) Decoy stockholders will own a substantial majority of the voting rights of the combined organization and (B) Decoy will designate a majority of the members of the board of directors of the combined organization. The transaction is expected to be accounted for as a reverse asset acquisition as Salarius does not meet the definition of a business because at the time of the closing of the acquisition, Salarius is not anticipated to have processes or an organized workforce that significantly contribute to its ability to create outputs, and its fair value is concentrated in IPR&D. Accordingly, for accounting purposes: (i) the Merger will be treated as the equivalent of Decoy issuing stock to acquire the net assets of Salarius, (ii) the net assets of Salarius will be allocated a portion of the transaction price and recorded based upon their relative fair values in the financial statements at the time of closing, (iii) the reported historical operating results of the combined company prior to the

Merger will be those of Decoy and (iv) for periods prior to the transaction, shareholders’ equity of the combined company is presented based on the historical equity structure of Salarius.
The following unaudited pro forma consolidated combined balance sheet as of June 30, 2025 combines the historical consolidated balance sheet of Salarius as of June 30, 2025 with the historical balance sheet of Decoy as of June 30, 2025 giving further effect to the Pro Forma Adjustments, as if they had been consummated as of June 30, 2025.
The following unaudited pro forma consolidated combined statements of operations for the year ended December 31, 2024 combine the historical consolidated statement of operations of Salarius for the year ended December 31, 2024 and the historical statements of operations of Decoy for the year ended December 31, 2024, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2024, the beginning of the earliest period presented.
The following unaudited pro forma consolidated combined statements of operations for the six months ended June 30, 2025 combine the historical consolidated statement of operations of Salarius for the six months ended June 30, 2025 and the historical statements of operations of Decoy for the six months ended June 30, 2025, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2024, the beginning of the earliest period presented.
The unaudited pro forma consolidated combined financial statements have been derived from and should be read in connection with:
•the accompanying notes to the unaudited pro forma consolidated combined financial statements;
•the historical unaudited consolidated financial statements of Salarius as of and for the six months ended June 30, 2025 and the related notes incorporated by reference into this prospectus;
•the historical unaudited financial statements of Decoy as of and for the six months ended June 30, 2025 and the related notes incorporated by reference into this prospectus;
•the historical audited consolidated financial statements of Salarius as of and for the year ended December 31, 2024 and the related notes incorporated by reference into this prospectus;
•the historical audited financial statements of Decoy as of and for the year ended December 31, 2024 and the related notes incorporated by reference into this prospectus;
•the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Salarius,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Decoy,” and other financial information relating to Salarius and Decoy.
The unaudited pro forma consolidated combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The accounting for the Merger requires the financial calculation of Salarius’ net cash. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma consolidated combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the Merger Closing, will occur and these differences could have a material impact on the accompanying unaudited pro forma consolidated combined financial information and the combined company’s future results of operations and financial position.
The unaudited pro forma combined consolidated financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma consolidated combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had Salarius and Decoy been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited consolidated combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma consolidated combined financial information.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
AS OF June 30, 2025
(in thousands)

	Historical
	Decoy	Salarius	Financing Transaction Adjustments	Note 5	Transaction Accounting Adjustments	Note 5	Pro Forma Combined Total
Asset
Current assets:
Cash and cash equivalents	3,134	795	12,638	(a)	(1,185)	(b)	15,382
Prepaid expenses and other current assets	72	565	(510)	(a)	—		127
Total Current Assets	3,206	1,360	12,128		(1,185)		15,509
Fixed asset, net	51	—					51
Other assets	40	33					73
Total assets	3,297	1,393	12,128		(1,185)		15,633
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts Payable	759	1,482	(510)	(a)	—	(c)	1,731
Accrued expenses and other current liabilities	437	741	—		—		1,178
Notes payable		—			—		—
Accrued interest and financing expense	3,501		—		(3,501)	(c)	—
Deferred income - grants	3,226				—		3,226
Shareholder notes payable	140				—	(c)	140
Promissory notes payable	2,548		—		(2,548)	(c)	—
Senior Promissory note	1,180		(1,180)		—		—
Convertible note – demand promissory	2,610				(2,610)	(c)	—
Convertible note – seed Tranche A	3,233				(3,233)	(c)	—
Convertible note - seed	1,018				(1,018)	(c)	—
Convertible note - senior	10,448				(10,448)	(c)	—
Total Current Liabilities	29,100	2,223	(1,690)		(23,358)		6,275
Warrants.	215		—		(215)	(c)	—
Total liabilities	29,315	2,223	(1,690)		(23,573)		6,275
Stockholders’ equity (deficit):
Salarius preferred stock; $0.0001 par value;		—			—	(d)	—
Decoy common stock, $0.001 par value	1	—	—		(1)	(d)	—
Salarius common stock; $0.0001 par value			—	(a)	—	(c) (d)	—
Additional paid-in capital	1,808	83,761	14,138	(a)	(60,244)	(e)	39,463
Accumulated deficit	(27,827)	(84,591)	(320)	(a)	82,633	(f)	(30,105)
Total stockholders’ equity (deficit)	(26,018)	(830)	13,818		22,388		9,358
Total liabilities, convertible preferred stock and stockholders’ equity	3,297	1,393	12,128		(1,185)		15,633

UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2025
(in thousands, except share and per share data)

	Historical			Financing Transaction Adjustments	Note 5	Transaction Accounting Adjustments	Note 5	Pro Forma Combined Total
	Decoy	Salarius
Operating expenses:
Research and development	889	192		—		—		1,081
General and administrative	613	2,492		—		—		3,105
Total operating expenses	1,502	2,684		—		—		4,186
Operating loss	(1,502)	(2,684)		—		—		(4,186)
Other income (expense), net:
Interest income (expense)	(993)	17		—		993	(g)	17
Grant income	13	—		—		—		13
Fair value adjustments on convertible notes payable	(859)	—		—		859	(g)	—
Warrant liability expense	15	—		—		(15)	(g)	—
Warrant expense related to note modification	(531)	—		—		531		—
Financing expense	(141)	—		—		141	(g)	—
Total other income (expense), net	(2,496)	17		—		2,509		30
Net Income (loss)	(3,998)	(2,667)		—		$2,509		(4,156)
Net profit (loss) per share
Basic	$(3.10)	$(21.14)	(1)					$(0.56)
Diluted	$(3.10)	$(21.14)	(1)					$(0.56)
Weighted average number of common shares outstanding
Basic	1,287,930	126,160	(1)				(i)	7,421,738
Diluted	1,287,930	126,160	(1)				(i)	7,421,738
__________________
(1)Share and per share amounts have been restated to reflect the 1-for-15 reverse stock split effected in August 15, 2025 on retroactive basis for all periods presented.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED December 31, 2024
(in thousands, except share and per share data)

	Historical			Financing Transaction Adjustments	Note 5	Transaction Accounting Adjustments	Note 5	Pro Forma Combined Total
	Decoy	Salarius
Operating expenses:
Research and development	2,465	770		—		—		3,235
General and administrative	1,212	4,964		—		970	(h)	7,146
Total operating expenses	3,677	5,734		—		970		10,381
Operating loss	(3,677)	(5,734)		—		(970)		(10,381)
Other income (expense), net:
Interest income (expense)	(1,266)	159		—		1,266	(g)	159
Grant income	1,089	—		—		—		1,089
Fair value adjustments on convertible notes payable	(3,867)	—		—		3,867	(g)	—
Warrant liability expense	(935)	—		—		935	(g)	—
Financing expense	(114)	—		(320)	(a)	114	(g)	(320)
Unrealized loss	(1)	—		—		—		(1)
Impairment of IPR&D	—	—		—		(1,958)	(i)	(1,958)
Total other income (expense), net	(5,094)	159		(320)		4,224		(1,031)
Net Income (loss)	$(8,771)	$(5,575)		$(320)		$3,254		$(11,412)
Net profit (loss) per share
Basic	$(6.81)	$(86.92)	(1)					$(1.54)
Diluted	$(6.81)	$(86.92)	(1)					$(1.54)
Weighted average number of common shares outstanding
Basic	1,287,930	64,147	(1)				(j)	7,405,468
Diluted	1,287,930	64,147	(1)				(j)	7,405,468
__________________
(1)Share and per share amounts have been restated to reflect the 1-for-15 reverse stock split effected in August 15, 2025 on retroactive basis for all periods presented.
See accompanying notes to the unaudited pro forma combined financial statements

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION
1.Description of the Transactions
The Merger
On January 10, 2025, Salarius entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Salarius, Decoy Therapeutics MergerSub I, Inc., a Delaware corporation and a wholly owned subsidiary of Salarius (“First Merger Sub”), Decoy Therapeutics MergerSub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Salarius (“Second Merger Sub”), and Decoy. Pursuant to the Merger Agreement, Salarius will merge with Decoy (the “Merger”) by causing First Merger Sub to be merged with and into Decoy, with Decoy surviving the merger as a wholly-owned subsidiary of Salarius (the “First Merger”). Immediately following the First Merger, Decoy will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity. Merger Closing is conditioned upon, among other things, minimum proceeds from an offering of at least $6.0 million (the “Qualified Financing”). Salarius has already satisfied the requirement of a Qualified Financing and the Merger Closing is expected to occur concurrently with the closing of this financing.
In the financing, Salarius is offering 1,960,784 shares of its common stock, par value $0.0001 per share (the “common stock”), Series A Warrants to purchase up to 1,960,784 shares of its common stock which will expire five (5) years from the date of issuance (the “Series A Warrants”) and Series B Warrants to purchase up to 1,960,784 shares of its common stock which will expire one (1) year from the date of issuance (the “Series B Warrants” and, together with the Series A Warrants, the “common warrants”) at an assumed combined public offering price of $4.08 per share of common stock and accompanying common warrants, which was the closing price of Salarius’ common stock on The Nasdaq Capital Market (“Nasdaq”) on October 10, 2025. Each common warrant is exercisable at an exercise price of $ per share.
The Merger is structured as a stock-for-stock transaction pursuant to which all of Decoy’s outstanding equity interests will be exchanged based on an exchange ratio for consideration of a combination of (a) shares of Salarius’ common stock in an amount up to (i) 19.9% of Salarius’ total shares outstanding as of January 10, 2025 minus (ii) any shares of Salarius common stock issued in any private placement between January 10, 2025 and the effective time of the First Merger, and (b) shares of Series A preferred stock (“Series A Preferred Stock”) which is a newly designated series of preferred stock that is intended to have economic rights equivalent to the common stock, but with only limited voting rights. As a result of the number of shares issued in various financings since January 10, the 19.9% limitation set forth above has been exceeded and only Series A Preferred Stock will be issued as merger consideration. The number of shares of common stock to be issued at the closing of the Merger (“Merger Closing”) and the number of shares of common stock underlying the Preferred Stock to be issued at Merger Closing is based on an exchange ratio. In the original Merger Agreement, the exchange ratio assumed a base value of $28.0 million for Decoy and $4.6 million for Salarius.
In the original Merger Agreement, this ratio was subject to adjustment based on the balance sheet cash available to each of Salarius and Decoy at Merger Closing (excluding any proceeds raised in any Qualified Financing). On March 28, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 1 to the Merger Agreement (“Amendment No. 1”), pursuant to which the parties agreed to eliminate the adjustment based on the relative balance sheet cash available to Salarius and Decoy at Closing. Accordingly, under Amendment No. 1, the relative ownership percentages of the combined company became effectively fixed, before taking into account the dilutive effects of the Qualified Financing and any issuance of securities pursuant to such Qualified Financing after January 10, 2025, the date of entry into the original Merger Agreement.
On June 10, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 2 to the Merger Agreement (“Amendment No. 2”) to address significant changes in market conditions and secure necessary consents from Decoy note holders for the completion of the transaction.
Since the execution of the original Merger Agreement in January 2025 and following the execution of Amendment No. 1, Salarius’ common stock price has experienced substantial deterioration, materially affecting the relative valuations underlying the exchange ratio. As a result, the parties have agreed to reduce Salarius’ relative valuation from $4.6 million at the time of the original Merger Agreement to $2.31 million. This reduction resulted in a change in the exchange ratio such that the number of shares of common stock underlying Salarius’ Preferred Stock to be issued to Decoy stockholders at Merger Closing would be increased, subject to any adjustment to the conversion ratio of the Preferred Stock described below.
In addition, Amendment No. 2 revises the form of Certificate of Designation (as defined further below) for Preferred Stock that will be filed upon Merger Closing to include post-closing anti-dilution price protection for holders of Preferred Stock whereby if, following completion of the Qualified Financing and the Merger, Salarius conducts any subsequent dilutive financing of at least $2 million at a weighted average effective price per share below the offering price offered to the public in the Qualified Financing, the conversion ratio will be reset to provide additional shares to Preferred Stockholders in an amount proportional to the dilution caused by such offering, with such protection applying for one year from issuance. The revised Certificate of Designation also provides that the Preferred Stock will not be convertible until the combined company meets the relevant initial listing standards of Nasdaq and contains a Salarius’ Common Stock. As provided in the original Certificate of Designation, the Preferred Stock will also not convert until Salarius obtains stockholder approval pursuant to Nasdaq listing rule 5635.
On July 18, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 3 to the Merger Agreement (“Amendment No. 3”) to allow certain holders of Decoy’s non-convertible promissory notes (the “Decoy Promissory Notes”) to exchange such debt for shares of Salarius' newly created Series B Non-Voting Convertible Preferred Stock (“Series B Preferred Stock”) pursuant to note exchange agreements between the holders of Decoy Promissory Notes and Decoy (the “Note Exchange Agreements”). The number of shares underlying the Series B Preferred Stock will be calculated by dividing the principal and interest owed on the exchanged Decoy Promissory Notes by the per share offering price in the Qualified Financing, with the shares underlying the Series A Preferred Stock being reduced on a one-for-one basis by the number of shares underlying the Series B Preferred Stock, such that the relative percentage ownerships (pre-Qualified Financing) remain unchanged. The Series B Preferred Stock is identical in all material respects to the Series A Preferred Stock, including a conversion ratio of 1,000 shares of common stock per preferred share, and subject to similar adjustment and conversion restrictions, except for certain redemption and conversion provisions that include: (i) mandatory redemption requiring fifty percent (50%) of net proceeds from Salarius’ at-the-market equity program and equity line of credit to be used for redemption of the Series B Preferred Stock until fully redeemed, (ii) optional redemption allowing Salarius to redeem all or any portion of the outstanding Series B Preferred Stock at any time following the Merger Closing, and (iii) optional conversion at the discretion of the holders upon stockholder approval of the conversion of the Series B Preferred Stock and Salarius’ achievement of the Nasdaq initial listing standards for a period of one year following such approvals, at which time remaining shares of Series B Preferred Stock shall automatically convert into Company common stock at the conversion ratio. Amendment No. 3 also requires Salarius to effectuate the transactions contemplated by the Note Exchange Agreements, with the closing of such agreements to occur at the Merger Closing.
On July 29, 2025, Salarius, First Merger Sub, Second Merger Sub and Decoy entered into Amendment No. 4 to the Merger Agreement (“Amendment No. 4) to modify the conversion terms of Salarius’ form of Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Non-Voting Convertible Preferred Stock (collectively, the “Preferred Stock”) to further incentivize the consent and conversion by the holders of certain convertible and non-convertible notes of Decoy. Specifically, the Fourth Amendment modifies the Certificate of Designations for each series of Preferred Stock to (i) remove the $2 million threshold requirement for triggering a “subsequent financing” under Section 7(e) that results in a proportional adjustment to the conversion ratio, (ii) change the conversion price adjustment calculation from a weighted average pricing mechanism to the actual per share offering price in any subsequent financing, and (iii) eliminate the one-year limitation on adjustments to the conversion ratio such that the adjustment will apply until such time as Salarius’ stockholders approve the conversion of the Preferred Stock and Salarius meets applicable Nasdaq initial listing standards.
On September 17, 2025, Salarius entered into Amendment No. 5 to the Merger Agreement (“Amendment No. 5”) to modify the conversion terms of Salarius’ form of Certificate of Designations of Series A Preferred Stock and Series B Preferred Stock to establish a baseline conversion price from which to calculate a proportional adjustment to the conversion ratio in the event of a dilutive “subsequent financing” under Section 7(e) of the designations for each series. The prior terms of the Certificate of Designations for each series of Preferred Stock contained price protection provisions that were to be calculated based on the difference between the effective per share price in the Qualified Financing and any subsequent financing. Amendment No. 5 modifies the Certificate of Designations for each series of Preferred Stock (i) to specify a threshold price of $10.50 per share (the “Initial Issuance Price”) as the baseline assumed conversion price and (ii) to change the conversion price adjustment calculation such that the number of common shares underlying each share of Preferred Stock will be equal to the product of 1,000 multiplied by a fraction, the numerator of which is the Initial Issuance Price and the denominator of which is the effective per share price in this offering or any future financing, provided that in no event will the denominator be less than the Floor Price of $3.75.
In addition, the Fifth Amendment modifies the Certificate of Designations of Series B Preferred Stock to change the redemption price per share of Series B Preferred Stock to the Initial Issuance Price multiplied by 1,000. Except as modified by Amendment No. 5, the terms of the original Merger Agreement and Amendment Nos. 1, 2, 3 and 4 remain in full force and effect.
A majority of Decoy’s outstanding non-convertible notes will be exchanged for shares of Series B Preferred Stock pursuant to Note Exchange Agreements to be effective at the Merger Closing. Decoy’s remaining outstanding non-convertible notes have an aggregate principal balance of up to approximately $785,000 (which amount represents approximately $140,000 of non-interest bearing notes issued to certain of Decoy’s founders and officers). Of this amount, the parties expect approximately $645,000 of the proceeds from this offering will be used to pay down certain of the remaining outstanding non-convertible notes. For the avoidance of doubt, none of the proceeds from this offering are being utilized to repay the approximately $140,000 of notes held by Decoy’s founders or principals, including without limitation, Rick Pierce, Barbara Hibner and Peter Marschel. Such officer notes will remain outstanding and have maturity dates that extend 12 months beyond the Merger Closing.
The respective ownership percentages were the result of arm’s length negotiations between the management team of Salarius and the management team of Decoy, along with their respective advisors and under the direction of each company's board of directors. The parties agreed to an original fair market value of Salarius of $4.6 million (assuming Salarius delivered $0 of net cash at Merger Closing) as determined by a value of $3.1 million attributable to its public company listing (based on Salarius’ market capitalization as of October 11, 2024, the date the term sheet between Salarius and Decoy was entered into) and $1.5 million for its pipeline asset SP-3164, which Decoy has indicated it believes it could incorporate into its platform technology. With respect to Decoy’s valuation, the parties agreed to a value of $28.0 million for Decoy based on, among other things, an implied valuation of Decoy in connection with the issuance of previously issued convertible notes issued by Decoy in 2022 (which had assigned Salarius an implied value of $25 million), Decoy’s ongoing scientific and technical achievements over the ensuing years following the issuance of such convertible notes, and publicly available information regarding the value of certain of Decoy’s competitors. The parties agreed to amend the fair market value of Salarius pursuant to Amendment No. 2 to address significant changes in market conditions and secure necessary consents from Decoy noteholders for the completion of the transaction. In connection with Amendment No. 2, the parties agreed to a fair market value of Salarius of $2.31 million as determined by a value of $1.6 million attributable to its public company listing (based on Salarius’ market capitalization as of June 10, 2025, the date the parties entered into Amendment No. 2) and $0.71 million for its pipeline asset SP-3164, which Decoy has indicated it believes it could incorporate into its platform technology.
Salarius has preliminarily determined that the merger will be accounted for as a reverse asset acquisition with Decoy considered the accounting acquirer. This determination is subject to a number of significant judgment and estimates, including that Decoy is not a variable interest entity due to the preliminary expectation that Decoy will have sufficient equity at risk based on the assumed equity at risk at closing. This conclusion is subject to change based on the actual equity at risk at closing. The determination that Decoy is considered the accounting acquirer is based on the expectations that, (i) immediately following the merger, Decoy’s senior management will hold key positions in senior management of the combined organization; and (ii) following subsequent shareholder approval (A) Decoy stockholders will own a substantial majority of the voting rights of the combined organization and (B) Decoy will designate a majority of the members of the board of directors of the combined organization. The transaction is expected to be accounted for as a reverse asset acquisition as Salarius does not meet the definition of a business because at the time of the closing of the acquisition, Salarius is not anticipated to have processes or an organized workforce that significantly contribute to its ability to create outputs, and its fair value is concentrated in IPR&D. Accordingly, for accounting purposes: (i) the merger will be treated as the equivalent of Decoy issuing stock to acquire the net assets of Salarius, (ii) the net assets of Salarius will be allocated a portion of the transaction price and recorded based upon their relative fair values in the financial statements at the time of closing, (iii) the reported historical operating results of the combined company prior to the merger will be those of Decoy and (iv) for periods prior to the transaction, shareholders’ equity of the combined company is presented based on the historical equity structure of Salarius.
2.Basis of Pro Forma Presentation
The unaudited pro forma consolidated combined financial information was prepared pursuant to the rules and regulations of Article 11 of Regulation S-X. The unaudited pro forma consolidated combined balance sheet as of June 30, 2025 was prepared using the historical balance sheets of Salarius and Decoy as of June 30, 2025, and gives effect to the Merger and the Financing Transaction as if they occurred on June 30, 2025. The unaudited pro forma consolidated combined statement of operations for the six months ended June 30, 2025, was prepared using the historical statements of Salarius and Decoy for the six months ended June 30, 2025, and gives effect to the Merger and the Financing Transaction as if they occurred on January 1, 2024. The unaudited pro forma consolidated combined statement of operations for the year ended December 31, 2024, was prepared using the historical statements of operations of Salarius and Decoy for the year ended December 31, 2024, and gives effect to the Merger and the Financing Transaction as if they occurred on January 1, 2024.
The merger is expected to be accounted for as a reverse asset acquisition in accordance with GAAP. Decoy will be deemed to be the accounting acquirer for financial reporting purposes. Accordingly, for accounting purposes: (i) the merger will be treated as the equivalent of Decoy issuing stock to acquire the net assets of Salarius, (ii) the net assets of Salarius will be allocated a portion of the transaction price and recorded based upon their relative fair values in the financial statements at the time of closing, (iii) the reported historical operating results of the combined company prior to the merger will be those of Decoy and (iv) for periods prior to the transaction, shareholders’ equity of the combined company is presented based on the historical equity structure of Salarius.
Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. During preparation of the unaudited pro forma consolidated combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma combined financial information assumes no material differences in accounting policies. Following the Merger and the Financing Transactions, management will conduct a final review of Salarius accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Salarius results of operations or reclassification of assets or liabilities to conform to Decoy’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma consolidated combined financial information.
Decoy and Salarius may incur significant costs associated with integrating their operations after the Merger is completed. The unaudited pro forma combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, which may result from the Merger.
To the extent that there are significant changes to the business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma consolidated financial information could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.
Additionally, as described in Note 1, the Pro Forma Assumptions include assumed terms for each of the Financing Transactions that may vary significantly from the actual terms of each.

3.Preliminary Estimated Purchase Price
For purposes of these unaudited pro forma combined financial information, the total estimated purchase price is summarized as follows:

Shares
Estimated number of common shares of the combined company to be owned by Salarius stockholders(1)	141,819
Multiplied by the fair value per share of Salarius common stock(2)	$4.08
Estimated fair value of Salarius common stock	578,622
Estimated Decoy transaction costs(3)	450,000
Estimated purchase price	$1,028,622
__________________
(1)The final purchase price will be determined based on the number of Salarius common shares outstanding as of the closing date of the Merger. For purposes of this unaudited pro forma consolidated combined financial information, the estimated number of shares represent Salarius’ outstanding shares of 141,819 as of June 30, 2025 expected to convert to common shares as a result of the Merger.
(2)The estimated purchase price was based on the closing price of Salarius common stock as reported on the Nasdaq Capital Market on October 10, 2025. The fair value of the consideration given based on Salarius’ stock price is more clearly evident, and thus, more reliably measurable, than the fair value of the net assets acquired, as Salarius’ stock price is measured using Level 1 fair value inputs. The alternative treatment under US GAAP of measuring the purchase consideration using the fair value of the net assets acquired would require using a combination of Level 1, 2 and 3 fair value inputs and is not more clearly evident and more reliably measurable.
(3)The estimated transaction costs incurred by Decoy is based on estimates as of June 9, 2025. As indicated in ASC 805-50 regarding asset acquisitions, the accounting acquirer’s transaction costs incurred directly related to the asset purchase should be included in the consideration to acquire the assets.
The net assets of Salarius as of June 30, 2025 were $(830k). After giving effect to the estimated transaction costs remaining to be incurred by Salarius of $100k, the net assets prior to allocation of the purchase price to the assets acquired will be negative $930k, providing for an implied value of IPR&D of $1,508k prior to the addition of the Decoy (buyer) transaction costs of $450k. The excess of the purchase price of $1,028k over the negative $930k of net assets at close of $1,958k will be allocated to IPR&D, which will be expensed immediately following the closing of the Merger.
The estimated purchase consideration reflected in this unaudited pro forma combined financial information does not purport to represent what the actual purchase consideration will be when the merger is completed. A 10% increase or decrease in the stock price would change the purchase price by approximately $636k and result in a related change to the amount of IPR&D expensed in the merger. The actual purchase price will fluctuate until the effective time of the merger.
4.Shares of Salarius Common Stock Issued to Decoy’s Stockholders Upon Closing of the Merger
At the effective time of the Merger, based on (i) the assumed exchange ratio of 0.4344 shares of Salarius common stock for each share of Decoy common stock, (ii) capitalization as of June 30, 2025, and (iii) assumptions for the Financing Transaction set forth in Note 1 above, Salarius would expect to issue an aggregate of 1,719 shares of Series A preferred stock and/or Series B Preferred Stock to the security holders of Decoy in the Merger

(assuming a conversion of the Preferred Stock based on a ratio calculated based on an assumed offering price of $4.08 per share in this offering), determined as follows:

Shares
Decoy shares of common stock outstanding	1,287,930
Decoy in-the-money options and warrants	267,279
Total Decoy common stock equivalent shares	1,555,209
Exchange ratio	0.4344
Estimated shares of Salarius common stock to be issued to Decoy common stock holders and in-the-money options and warrants holders	675,638
Decoy notes equivalent shares	3,749,092
Estimated total shares of Salarius common stock-equivalent preferred stock shares to be issued to Decoy security holders upon closing of the Merger	4,424,730
5.Pro Forma Adjustments
Adjustments included in the column under the heading “Transaction Accounting Adjustments” are primarily based on information contained within the Merger Agreement. Adjustments included in the column under the heading “Financing Adjustments” are primarily based on assumptions associated with this financing. Further analysis will be performed upon completion of the Merger to confirm these estimates.
Based on a review of Salarius’ summary of significant accounting policies, the nature and amount of any adjustments to the historical consolidated financial statements of Salarius to conform to the accounting policies of Decoy are not expected to be significant.
Both Decoy and Salarius have a history of generating net operating losses and maintain a full valuation allowance against their net deferred tax assets. As a result, both entities have not reflected an income tax benefit or expense within the historical financial statement periods presented. Management has not identified any changes to the income tax positions due to the Merger that would result in an incremental tax expense or benefit. Accordingly, no tax-related adjustments have been reflected for the pro forma adjustments.
The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:
(a)To reflect the combination of the following items: $8,000k in gross proceeds to be received pursuant to this financing in exchange for the issuance of 1,960,784 shares of Salarius common stock and their respective accompanying common warrants, offset by $1,910k in financing fees and other expenses associated with this financing (of which $510k had already been deferred and accrued as of June 30, 2025); $6,548k received subsequent to June 30, 2025 pursuant to ATM and ELOC equity issuances of 796,315 shares of Salarius common stock, net of financing fees. Salarius notes that upon the completion of the step 2 of Decoy transaction, the warrants will be equity classified in accordance with ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity. See table below for all changes impacting cash and cash equivalents associated with the Financing Transaction Adjustments:

Financing Transaction of $8,000, net of $1,910k in financing fees	6,090
Salarius ATM and ELOC Equity Issuances	6,548
Total financing adjustments to cash	$12,638

See table below for all changes to Stockholders’ Equity associated with the Financing Transaction Adjustments:

	Preferred Stock		Common Stock				Additional Paid-in-Capital
	Salarius		Decoy		Salarius			Accumulated	Stockholders'
(in thousands, except share data)	Shares	Amount	Shares	Amount	Shares	Amount		Deficit	equity
Financing Transaction Adjustments							(a)	(a)
Salarius Financing Transaction (a)	—	—	—	—	1,960,784	—	6,090	—	6,090
Extinguishment of bridge financing in cash and shares (a)	—	—	—	—	—	—	1,500	(320)	1,180
Salarius ATM and Equity Line of Credit Issuances (a)	—	—	—	—	910,060	—	6,548	—	6,548
	—	$—	—	$—	2,870,844	$—	$14,138	$(320)	$13,818
(b)To reflect the combination of the following items: $100k in payment of transaction costs incurred by Salarius, $450k in payment of transaction costs incurred by Decoy and payment of 635k for the portion of Decoy promissory note to be extinguished in cash. The total Decoy transaction costs of $450k will be capitalized into the acquired IPR&D asset of $1,508k, with the total $1,958k then expensed and offset to accumulated deficit due to the IPR&D asset having no alternative future use. See the table below:

Payoff of Salarius transaction costs	$(100)
Payoff of Decoy transaction costs	$(450)
Cash extinguish of Decoy notes	$(635)
Total transaction accounting adjustments to cash	$(1,185)
(c)To reflect the settlement of Decoy warrants, shareholder notes, promissory notes, convertible notes, their associated accrued interest and in-the-money stock options totaling $23,574k primarily into shares of Decoy common stock. The above mentioned promissory notes will be settled in a combination of Decoy shares and cash based on Decoy’s estimate - following Decoy’s commercially reasonable efforts to obtain noteholder consent to such conversion. Decoy shares will then be converted into shares of Salarius common stock-equivalent Salarius Series A preferred stock shares based on the exchange ratio. The offset of the exchange of these items for equity is recorded to additional paid-in capital. Certain holders of the above mentioned non-convertible promissory notes will be exchanged for Series B Preferred Stock.
(d)To reflect the exchange of 1,287,930 Decoy Common shares outstanding of Decoy common stock for 294,726 shares of Salarius common stock-equivalent Series A preferred stock shares. See the table below note (g) to demonstrate all adjustments impacting common stock.
(e)This amount reflects the combination of the following items: a decrease of $60,244k to reflect the reclassification of historical accumulated deficit of Salarius as of June 30, 2025 of $84,591k, plus the impacts of remaining Salarius transaction costs to be incurred of $100k; an increase of $22,939k for the exchange of Decoy warrants, shareholder notes, promissory notes, convertible notes, bridge financing short term notes, their associated accrued interest and in-the-money stock options into shares of Decoy common stock; an increase of $1,508k for the implied value of the IPR&D acquired in the reverse asset acquisition. See the table below note (g) to demonstrate all adjustments impacting additional paid-in capital.
(f)This amount reflects the combination of the following items: an increase of $84,591k to reflect the reclassification of historical accumulated deficit of Salarius as of June 30, 2025 and a decrease of $1,958k for the value of the IPR&D asset expensed post-acquisition and recorded to accumulated deficit due to the

IPR&D asset having no alternative future use. See the table below to demonstrate all changes to accumulated deficit pertaining to the Transaction Accounting Adjustments.

	Preferred Stock		Common Stock				Additional Paid-in-Capital
(in thousands, except share data)	Salarius		Decoy		Salarius			Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount		Deficit	equity
Transaction Accounting Adjustments				(d)			(e)	(f)
Conversion of Decoy's in the money options and warrants into Decoy common stock (e)	—	$—	267,279	$—	—	$—	215	$—	$215
Salarius transaction costs (b) (c) (d)	—	—	—	—	—	—	—	(100)	(100)
Elimination of Salarius' historical equity carrying value (g)	—	—	—	—	(141,819)	—	(84,691)	84,691	—
Exchange of outstanding Decoy common stock, shareholder notes, promissory notes, convertible notes, bridge financing short term notes and their associated accrued interest into shares of Salarius' preferred stock (f)	1,719	—	(1,555,209)	(1)	—	—	22,724	—	22,723
Reverse asset acquisition (b)	—	—	—	—	141,819	—	1,508	—	1,508
Expense IPR&D acquired in reverse asset acquisition (b)	—	—	—	—	—	—	—	(1,958)	(1,958)
Redemption of equity-classified Salarius warrants (b)	—	—	—	—	—	—	—	—	—
Conversion of Salarius RSUs to Salarius common stock					4	—	—	—	—
Total Adjustment	1,719	$—	(1,287,930)	$(1)	4	$—	$(60,244)	$82,633	$22,388
(g)To reflect the reversal of interest expense and fair value adjustments associated with the warrants, shareholder notes, promissory notes, and convertible notes during the periods ended June 30, 2025 and December 31, 2024 that will be converted to shares of Salarius common stock upon closing of the Merger.
(h)To reflect the recognition of non-recurring general and administrative expense associated with the $972k of transaction costs remaining to be incurred as of December 31, 2024 by Salarius to be recorded in the pro forma statement of operations for the year ended December 31, 2024.
(i)To reflect the recognition of the non-recurring impairment of the $1,958k IPR&D asset acquired as part of the reverse asset acquisition because it has no alternative future use in the pro forma statement of operations for the year ended December 31, 2024.
(j)The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net income (loss) for the six months ended June 30, 2025 and the year ended December 31, 2024. In addition, the number of shares used to calculate the pro forma combined basic and diluted net income (loss) per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the date of the Merger Closing, including the shares to be issued in this financing, as if they have been outstanding for the entirety of the periods presented. For the six months ended June 30, 2025 and the year ended December 31, 2024, the pro forma weighted average shares outstanding has been calculated as follows:

	June 30, 2025	December 31, 2024
Weighted-average Decoy common shares outstanding – basic and diluted(i)	1,287,930	1,287,930
Decoy in-the-money options and warrants	267,279	267,279
Total Decoy common stock equivalent shares	1,555,209	1,555,209
Exchange ratio	0.4344	0.4344
Estimated shares of Salarius common stock to be issued to Decoy common stock holders and in-the-money options and warrants holders	675,638	675,638
Decoy note holders equivalent shares	3,749,092	3,749,092
Adjusted Weighted-average Decoy common shares equivalents outstanding – basic and diluted	4,424,730	4,424,730
$8.0 million of Financing	1,960,784	1,960,784
ATM Financing	480,311	506,930
ELOC Financing	429,749	448,868
Weighted-average number of common shares outstanding — basic and diluted	126,160	64,147
Conversion of Salarius RSUs to Salarius common shares	4	9
Pro forma combined weighted average number of shares of common stock – basic and diluted	7,421,738	7,405,468

1,960,784 Shares of Common Stock
or
Pre-Funded Warrants to Purchase up to 1,960,784 Shares of Common Stock,
Series A Warrants to Purchase up to 1,960,784 Shares of Common Stock,
Series B Warrants to Purchase up to 1,960,784 Shares of Common Stock,
Representative Warrants to Purchase up to 98,039 Shares of Common Stock,
and
Up to 5,980,391 Shares of Common Stock Issuable Upon Exercise of the Pre-Funded Warrants, Series A Warrants, Series B Warrants and Representative Warrants
PRELIMINARY PROSPECTUS
Ladenburg Thalmann
The date of this prospectus is         , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.    Other Expenses of Issuance and Distribution.
The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

	Amount
SEC registration fee	$4,335	^
FINRA filing fee	$4,747
Accounting fees and expenses	$50,000
Legal fees and expenses	$500,000
Printing and related expenses	$8,000
Transfer agent fees	$10,000
Miscellaneous	$5,000
Total expenses	$582,082
__________________
^Previously paid.
Item 14.    Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Salarius’ Certificate of Incorporation provides that no director shall be personally liable to Salarius or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.
Salarius’ Certificate of Incorporation provides that Salarius will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that he or she is or was, or has agreed to become, Salarius’ director or officer, or is or was serving, or has agreed to serve, at Salarius’ request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, Salarius’ best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
Salarius’ Certificate of Incorporation also provides that Salarius will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of Salarius to procure a judgment in Salarius’ favor by reason of the fact that the Indemnitee is or was, or has agreed to become, Salarius’ director or officer, or is or was serving, or has agreed to serve, at Salarius’ request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, Salarius’ best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to Salarius’, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by Salarius’ against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Salarius does not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.
Salarius maintains a general liability insurance policy that covers certain liabilities of Salarius’ directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling Salarius for liability arising under the Securities Act, Salarius has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15.    Recent Sales of Unregistered Securities.
The following list sets forth information regarding all securities sold or granted by Salarius within the last three years that were not registered under the Securities Act and the consideration, if any, received by Salarius for such securities.
Pursuant to that certain Purchase Agreement, dated December 12, 2024, by and between Salarius and C/M Capital Master Fund, LP (the “Purchaser”), Salarius has issued and sold a total of 444,424 shares (the “Purchase Shares”) of its common stock to the Purchaser pursuant to the Purchase Agreement at a weighted average exercise price of $10.73 for an aggregate purchase price of $4,767,050 through October 10, 2025. These issuances and sales were made following written notice delivered by Salarius to Investor, directing Investor to purchase the Purchase Shares. Salarius also issued 4,444 shares of its common stock to the Purchaser as commitment shares pursuant to the terms of the ELOC Agreement.
On April 22, 2022, Salarius issued and sold to certain institutional and accredited investors 3,113 shares of common stock, par value $0.0001 per share (the “April 2022 Shares”), at a purchase price of $750.00 per April 2022 Share (the “April 2022 Registered Direct Offering”). Concurrently with the April 2022 Registered Direct Offering, Salarius also sold warrants exercisable for an aggregate of 2,335 shares of common stock, with an exercise price of $1,019.7 per share. The warrants were exercisable six months following the issuance date and will expire five and one-half years from the issuance date. The gross proceeds from the April 2022 Registered Direct Offering was approximately $2.3 million. The warrants were sold and issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.
On May 11, 2023, Salarius issued and sold to an accredited investor (i) 2,750 shares of common stock, par value $0.0001 per share (the “May 2023 Shares”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to

413,296 shares of common stock, (iii) Series A-1 warrants (the “Series A-1 Warrants”) to purchase up to 30,303 shares of common stock and (iv) Series A-2 warrants (the “Series A-2 Warrants” and together with the Series A-1 Warrants, the “Common Stock Warrants,” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 27,553 shares of common stock, at a purchase price of (a) $198 per May 2023 Share and accompanying Common Stock Warrants and (b) $197.99 per Pre-Funded Warrant and accompanying Common Stock Warrants. The aggregate gross proceeds from the transaction were approximately $6.0 million, exclusive of placement agent fees and expenses and other offering expenses.
Each Series A-1 Warrant is exercisable for a period of five and one-half (5.5) years from the issuance date at an exercise price of $168 per share. Each Series A-2 Warrant was exercisable for a period of eighteen (18) months from the issuance date at an exercise price of $168 per share and expired as of November 11, 2024. Each Pre-Funded Warrant was sold in lieu of shares of common stock, was exercisable immediately upon issuance, had an exercise price of $0.01 per share and have been exercised in full as of the date of this prospectus.
H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the issuance and sale of the Shares and Warrants. Among other consideration, Salarius issued to Wainwright unregistered warrants to purchase up to 2,121 shares of common stock at an exercise price per share of $247.5 and a term of five and one-half (5.5) years (the “Placement Agent Warrant”).
The Shares, the Warrants, the Placement Agent Warrant and the shares of common stock underlying the Warrants and the Placement Agent Warrants have not been registered under the Securities Act or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.
From December 12, 2021 through the filing date of this prospectus, Salarius granted to its directors and officers options to purchase an aggregate of 1,677 shares of Salarius’ common stock under its equity compensation plans at exercise prices ranging from $72 to $1,440.00 per share.
On January 3, 2023, Salarius issued 305 restricted shares of its common stock to its directors and officers.
Item 16.    Exhibits and Financial Statement Schedules
a)Exhibits.

Exhibit No.	Description

1.1#	Form of Underwriting Agreement

2.1
Agreement and Plan of Merger, dated as of January 10, 2025, by and among the Registrant, Decoy Therapeutics Inc., Decoy Therapeutics MergerSub I, Inc. and Decoy Therapeutics MergerSub II, LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 13, 2025).

2.2
Amendment No. 1 to the Agreement and Plan of Merger, dated as of March 28, 2025, by and among Salarius Pharmaceuticals, Inc., Decoy Therapeutics, Inc., Decoy Therapeutics MergerSub I, Inc. and Decoy Therapeutics MergerSub II, LLC (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed with the SEC on March 28, 2025).

2.3
Amendment No. 2 to the Agreement and Plan of Merger, dated as of June 10, 2025, by and among Salarius Pharmaceuticals, Inc., Decoy Therapeutics, Inc., Decoy Therapeutics MergerSub I, Inc., and Decoy Therapeutics MergerSub II, LLC (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 11, 2025).

2.4
Amendment No. 3 to the Agreement and Plan of Merger, dated as of July 18, 2025, by and among Salarius Pharmaceuticals, Inc., Decoy Therapeutics, Inc., Decoy Therapeutics MergerSub I, Inc., and Decoy Therapeutics MergerSub II, LLC (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 21, 2025).

2.5
Amendment No. 4 to the Agreement and Plan of Merger, dated as of July 29, 2025, by and among Salarius Pharmaceuticals, Inc., Decoy Therapeutics, Inc., Decoy Therapeutics MergerSub I, Inc., and Decoy Therapeutics MergerSub II, LLC (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed with the SEC on July 29, 2025).

2.6
Amendment No. 5 to the Agreement and Plan of Merger, dated as of July 29, 2025, by and among Salarius Pharmaceuticals, Inc., Decoy Therapeutics, Inc., Decoy Therapeutics MergerSub I, Inc., and Decoy Therapeutics MergerSub II, LLC (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed with the SEC on September 28, 2025).Placeholder for Amendment 5

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 9, 2015).

3.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on July 18, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 22, 2019).

3.3
Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on October 14, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 14, 2022).

3.4
Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on June 14, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 14, 2024).

3.5
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Salarius Pharmaceuticals, Inc., effective August 15, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 15, 2025)

3.6	Amended and Restated Bylaws of the Registrant, effective July 19, 2019 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 22, 2019).

3.7
Amendment to the Amended and Restated Bylaws of the Registrant, effective April 1, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 1, 2022).

4.1
Form of Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration statement on Form S-1 (File No. 333-201276), as amended, filed January 13, 2015 (the “S-1”)).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.8 to the Registrant’s S-1 (File No. 333-201276), as amended, filed February 6, 2020).

4.3	Common Stock Purchase Warrant dated February 11, 2020 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 12, 2020).

4.4	Form of Inducement Warrant dated December 11, 2020 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K/A filed with the SEC on December 11, 2020).

4.5	Form of 2021 Flex Warrants (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 1, 2021).

4.6	Form of Common Stock Purchase Warrant dated April 26, 2022 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 22, 2022).

4.7
Form of Certificate of Designation of Series A Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 18, 2025).

4.8	Form of Placement Agent Warrants (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 16, 2023).

4.9#	Form of Pre-Funded Warrant

4.10#	Form of Representative Warrant

4.11#	Form of Warrant Agency Agreement

4.12#	Form of Series A Common Warrant to Purchase Shares of Common Stock

4.13#	Form of Series B Common Warrant to Purchase Shares of Common Stock

4.14
Form of Certificate of Designation of Series B Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 2.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 18, 2025).

5.1#	Opinion of Hogan Lovells US LLP.

10.1+
Form of Indemnification Agreement between the Registrant and its directors and officers (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 22, 2019).

10.2+
Indemnification Agreement, dated February 20, 2024, between Salarius Pharmaceuticals, Inc. and David J. Arthur (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 23, 2024).

10.3^
Exclusive License Agreement, dated August 3, 2011, between the University of Utah Research Foundation and Salarius Pharmaceuticals, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on February 14, 2019 (the “S-4”)).

10.4^
Cancer Research Grant Contract, dated June 1, 2016, between the Cancer Prevention and Research Institute of Texas and Salarius Pharmaceuticals, LLC (incorporated by reference to Exhibit 10.3 to the S-4).

10.5+	Amended and Restated Executive Employment Agreement, dated February 5, 2019, between David J. Arthur and Salarius Pharmaceuticals, LLC (incorporated by reference to Exhibit 10.5 to the S-4).

10.6+
Amendment to Amended and Restated Executive Employment Agreement dated September 10, 2019, among David J. Arthur, the Registrant and Salarius Pharmaceuticals, LLC (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 16, 2019).

10.7+
Separation and Release Agreement, dated February 20, 2024, between David J. Arthur and Salarius Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 23, 2023).

10.8+
Consulting Agreement, dated February 20, 2024, between Salarius Pharmaceuticals, Inc. and David J. Arthur (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 23, 2023).

10.9+
Executive Employment Agreement, dated April 24, 2020, between Mark J. Rosenblum and Salarius Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 29, 2020).

10.10+
Amendment to Executive Employment Agreement, dated February 20, 2024, between Mark J. Rosenblum and Salarius Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 23, 2024).

10.11+
Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice under the Flex Pharma, Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 24, 2015).

10.12+
Notice of Stock Option Amendment, dated February 20, 2024, between David J. Arthur and Salarius Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 23, 2024).

10.13+
Amended and Restated Salarius Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 15, 2023).

10.14+	Salarius Pharmaceuticals, Inc., 2015 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2020)

10.15
At the Market Offering Agreement, dated February 5, 2021, between Salarius Pharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc. (incorporated by reference to Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 5, 2021).

10.16	Securities Purchase Agreement, dated April 22, 2022 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 22, 2022).

10.17	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 16, 2023).

10.18	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 16, 2023).

10.19
Securities Purchase Agreement, dated December 12, 2024, by and between Salarius Pharmaceuticals, Inc. and C/M Capital Master Fund, LP. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2024).

10.20
Registration Rights Agreement, dated December 12, 2024, by and between Salarius Pharmaceuticals, Inc. and C/M Capital Master Fund, LP (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2024).

10.21	Form of Salarius Support Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 13, 2025).

10.22	Form of Decoy Support Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 13, 2025).

10.23	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 13, 2025).

10.24
Warrant Cancellation Agreement, dated as of January 10, 2025, by and among the Registrant and an Investor (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 13, 2025).

10.25+
Amendment 1 to Consulting Agreement, effective February 20, 2024, by and between the Registrant and David J. Arthur (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 21, 2025).

10.26#	Grant Agreement, dated September 9, 2021, by and between Decoy Therapeutics, Inc. and The Gates Foundation (formerly known as the Bill & Melinda Gates Foundation).

10.27#	Amendment 1 to Grant Agreement, dated August 29, 2023, by and between Decoy Therapeutics, Inc. and The Gates Foundation (formerly known as the Bill & Melinda Gates Foundation).

10.28#	Amendment 2 to Grant Agreement, dated February 26, 2025, by and between Decoy Therapeutics, Inc. and The Gates Foundation (formerly known as the Bill & Melinda Gates Foundation).

10.29#	Letter Agreement, dated January 31, 2023, by and between Decoy Therapeutics Inc. and Johnson & Johnson Innovation LLC.

10.30#	Letter Agreement, dated July 28, 2023, by and between Decoy Therapeutics, Inc. and Johnson & Johnson Innovation LLC.

10.31#	Letter Agreement, dated March 11, 2024, by and between Decoy Therapeutics, Inc. and Johnson & Johnson Innovation LLC.

10.32#	Form of Decoy Note Conversion Agreement

10.33#	Form of Decoy Series A Amended and Restated Note Conversion Agreement

10.34#	Form of Decoy Series B Amended and Restated Note Conversion Agreement

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Form S-1).

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Fruci & Associates II, PLLC

23.3#	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1#	Power of Attorney (see signature page).

99.1#	Consent of Barbara Hibner to be named as a director

99.2#	Consent of Frederick Pierce to be named as a director

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definitions Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

107#	Filing Fee Table
__________________
^Portions of this exhibit have been omitted and provided separately to the SEC pursuant to a request for confidential treatment.
+Management contract or compensatory plans or arrangements.
*Filed herewith.
#Previously filed.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(iv)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(v)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to our Certificate of Incorporation or Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on October 21, 2025.

Salarius Pharmaceuticals, Inc.

By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Acting Chief Executive Officer, Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Mark J. Rosenblum	Acting Chief Executive Officer, Executive Vice President and Chief Financial Officer	October 21, 2025
Mark J. Rosenblum	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*	Chairman	October 21, 2025
William K. McVicar

*	Director	October 21, 2025
David J. Arthur

*	Director	October 21, 2025
Tess Burleson

*	Director	October 21, 2025
Arnold Hanish

*	Director	October 21, 2025
Paul Lammers

*	Director	October 21, 2025
Jonathan Lieber

*	Director	October 21, 2025
Bruce J. McCreedy

*
By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Attorney-in-fact